Filed Pursuant to Rule 424(b)(5)
Supplement	Registration No. 333-132242
(To Prospectus Supplement Dated September 2, 2009 To Prospectus Dated August 26, 2009)

This supplement does not contain complete information about the offering of the securities. No one may use this supplement to offer and sell the securities unless it is accompanied by the Prospectus Supplement and the Prospectus. If any statements in this supplement conflict with statements in the Prospectus Supplement or the Prospectus, the statements in this Supplement will control.

The securities are asset backed securities issued by the issuing entity. The securities are not obligations of CEF Equipment Holding, L.L.C., General Electric Capital Corporation, or any of their other respective affiliates. Neither the securities nor the loans are insured or guaranteed by any government agency.

$27,210,000 ASSET BACKED NOTES

GE Equipment Midticket LLC, Series 2009-1
Issuing Entity

CEF Equipment Holding, L.L.C. Depositor

General Electric Capital Corporation Sponsor, Servicer and Administrator

Initial
	Initial				Public
	Principal	Interest	Accrual		Offering	Underwriting	Proceeds to
	Amount	Rate	Method	Maturity Date	Price(1)	Discount	Depositor(2)

Class B Notes	$27,210,000	5.67%	30/360	November 16, 2020	103.61366%	0.450%	103.16366%

(1)	Plus accrued interest, if any, from December 15, 2009.

(2)	Before deducting expenses payable by the depositor, estimated to be $20,000.

Banc of America Securities LLC, as underwriter, will purchase the Class B Notes from the Depositor.

This Supplement should be read in conjunction with the Prospectus Supplement, dated September 2, 2009 and the Prospectus, dated August 26, 2009.

You should review carefully the factors set forth under “Risk Factors” beginning on page S-11 of the Prospectus Supplement and page 2 of the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that the Prospectus Supplement (as supplemented by this supplement) and the accompanying Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Bookrunner of the Class B Notes

BofA Merrill Lynch

The date of this supplement is December 15, 2009

The affixed prospectus supplement, dated September 2, 2009 (the “Prospectus Supplement”) and prospectus, dated August 26, 2009 (the “Prospectus”) are hereby supplemented as described in this supplement. References to page numbers are to the page numbers in the Prospectus Supplement.
Outstanding Principal Balance of the Notes:
The Outstanding Principal Balance of each class of notes (immediately following the payments made on the Payment Date on December 15, 2009 in accordance with the section entitled “DESCRIPTION OF THE TRANSACTION AGREEMENTS—Priority of Payments”, on pages S-53 and S-54 of the Prospectus Supplement) is as follows:

Class	Outstanding Principal Balance
Class A-1 Notes	$92,349,203.45
Class A-2 Notes	$83,000,000.00
Class A-3 Notes	$255,000,000.00
Class A-4 Notes	$71,821,000.00
Class B Notes	$27,210,000.00
Class C Notes	$12,368,000.00
Total	$541,748,203.45
Pool Balance:
The Pool Balance as of November 30, 2009 was $545,749,405.82.
Reserve Account:
The balance in the Reserve Account as of November 30, 2009 was $11,730,683.21, or 2.15% of the Pool Balance.
Static Pool Information:
•	The following information shall supplement the section entitled “STATIC POOL INFORMATION” on page S-29 of the Prospectus Supplement:
     “Current static pool data with respect to commercial equipment loans serviced by GE Capital is available on the internet at: http://www.ge.com/pdf/investors/investing/abs_reports/equipment_midticket/ge_2009-12_static_pool_data_for_series_2009-1.pdf (the “Static Pool Data”)”.
Delinquencies and Credit Losses:
•	The following information shall supplement the section entitled “DELINQUENCIES AND CREDIT LOSSES” on pages S-29 to S-32 of the Prospectus Supplement:
“The data presented in the following tables are for illustrative purposes only and relate to the performance of a portfolio consisting of the Equipment Loans (which includes the Loans),

and are not historical data regarding the Loans alone. The tables show the performance of Equipment Loans that are Direct Originations and Indirect Originations.
The following tables set forth the delinquency experience at December 31 for the years 2006 through 2008 and at September 30, 2008 and 2009 and credit loss experience for each of the calendar years ended 2006 through 2008 and the nine month periods ending September 30, 2008 and September 30, 2009.
Delinquency Experience by Number of Loans (Direct Originations)

	At September 30,		At December 31,
	2009	2008	2008	2007	2006
Number of Loans Outstanding	8,242	9,873	9,509	10,451	8,582

Period of Delinquency(1) in days:

31-60	56	16	10	29	9
61-90	21	2	10	9	1
91+	65	38	44	35	22

Total Delinquencies	142	56	64	73	32

Total Delinquencies as % of Number of Loans Outstanding	1.72%	0.57%	0.67%	0.70%	0.37%

(1)	Represents Loans greater than 30 days past due as of the end of the applicable period.

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Delinquency Experience by Principal Balance (Direct Originations)
(Dollars in Thousands)

	At September 30,		At December 31,
	2009	2008	2008	2007	2006
Principal Balance Outstanding	$2,429,801	$2,988,548	$2,759,378	$3,371,573	$3,481,887

Period of Delinquency(1) in days:
31-60	$15,536	$3,656	$1,648	$4,016	$2,052
61-90	$22,188	$127	$556	$1,451	$56
91+	$37,583	$5,639	$6,496	$7,694	$4,156

Total Delinquencies*	$75,307	$9,421	$8,700	$13,161	$6,264

Total Delinquencies as % of Principal Balance Outstanding	3.10%	0.32%	0.32%	0.39%	0.18%

(1)	Represents loans greater than 30 days past due as of the end of the applicable period.

*	Totals in this table may not sum due to rounding.
Credit Loss Experience (Direct Originations)
(Dollars in Thousands)

	For the 9-Months Ended
	September 30,		For the Year Ended December 31,
	2009	2008	2008	2007	2006
Principal Balance Outstanding at end of period	$2,429,801	$2,988,548	$2,759,378	$3,371,573	$3,481,887

Number of Loans Outstanding	8,242	9,873	9,509	10,451	8,582

Credit Losses (1)(2)	$10,246	$3,535	$6,214	$8,628	$5,406

Credit Losses as a % of Principal Balance Outstanding at end of period(1)(2)	0.42%	0.12%	0.23%	0.26%	0.16%

(1)	Credit losses refer to the difference between the outstanding principal balance of the loans and the actual recoveries thereon.

(2)	Represents credit losses recognized in each period.

3

Delinquency Experience by Number of Loans (Indirect Originations)

	At September 30,		At December 31,
	2009	2008	2008	2007	2006
Number of Loans Outstanding	36,010	49,543	47,286	44,492	48,077

Period of Delinquency(1) in days:
31-60	1,009	991	1,080	771	544
61-90	420	340	539	245	201
91+	852	649	670	268	217

Total Delinquencies	2,281	1,980	2,289	1,284	962

Total Delinquencies as % of Number of Loans Outstanding	6.33%	4.00%	4.84%	2.89%	2.00%

(1)	Represents Loans greater than 30 days past due as of the end of the applicable period.
Delinquency Experience by Principal Balance (Indirect Originations)
(Dollars in Thousands)

	At September 30,		At December 31,
	2009	2008	2008	2007	2006
Principal Balance Outstanding	$1,604,524	$2,332,931	$2,129,962	$2,289,210	$2,092,849

Period of Delinquency(1) in days:
31-60	$44,078	$34,940	$39,332	$25,567	$12,141
61-90	$19,053	$12,531	$19,122	$9,446	$4,848
91+	$61,744	$30,064	$27,975	$10,841	$5,511

Total Delinquencies*	$124,874	$77,536	$86,429	$45,854	$22,500

Total Delinquencies as % of Principal Balance Outstanding	7.78%	3.32%	4.06%	2.00%	1.08%

(1)	Represents loans greater than 30 days past due as of the end of the applicable period.

*	Totals in this table may not sum due to rounding.

4

Credit Loss Experience (Indirect Originations)
(Dollars in Thousands)

	For the 9-Months Ended
	September 30,		For the Year Ended December 31,
	2009	2008	2008	2007	2006
Principal Balance Outstanding at end of period	$1,604,524	$2,332,931	$2,129,962	$2,289,210	$2,092,849

Number of Loans Outstanding	36,010	49,543	47,286	44,492	48,077

Credit Losses (1)(2)	$43,165	$18,757	$38,241	$15,990	$16,857

Credit Losses as a % of Principal Balance Outstanding at end of period(1)(2)	2.69%	0.80%	1.80%	0.70%	0.81%

(1)	Credit losses refer to the difference between the outstanding principal balance of the loans and the actual recoveries thereon.

(2)	Represents credit losses recognized in each period.”
U.S. Federal Income Tax Consequences:
•	The following information shall supplement the section entitled “U.S. FEDERAL INCOME TAX CONSEQUENCES” on page S-57 of the Prospectus Supplement:
“Mayer Brown LLP, special tax counsel to the Depositor, will deliver an opinion for U.S. federal income tax purposes, that the Class B Notes will be treated as debt of the Issuing Entity. Each noteholder, by the acceptance of a Class B Note, will agree to treat the Class B Note as indebtedness for federal, state and local income and franchise tax purposes.
Recent Legislative Developments Potentially Affecting Taxation of Notes Held By or Through Foreign Entities. Proposed legislation recently introduced in the United States Congress and passed by the House of Representatives, if enacted in its current form, among other changes to current law, would generally impose a withholding tax of 30 percent on interest income from the notes and the gross proceeds of a disposition of the notes paid to a foreign financial institution, unless such institution enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which would include certain account holders that are foreign entities with U.S. owners). The proposed legislation would also generally impose a withholding tax of 30 percent on interest income from the notes and the gross proceeds of a disposition of the notes paid to a non-financial foreign entity unless such entity provides the withholding agent with a certification identifying the direct and indirect U.S. owners of the entity. Under certain circumstances, a foreign person holding a note might be eligible for refunds or credits of such taxes. The proposed legislation also imposes new U.S. return disclosure obligations (and related penalties for failure to disclose) on U.S. individuals that hold certain specified foreign financial assets (which include financial accounts in foreign financial institutions). It is unclear whether, or in what form, this proposed legislation may be enacted. Foreign persons holding a note are encouraged to consult with their tax advisors

5

regarding the possible implications of the proposed legislation on their investment in respect of the notes.
If you purchase a note for more than its principal amount, you generally will be subject to the premium amortization rules of the Code.”
Underwriting:
•	The following information shall supplement the section entitled “UNDERWRITING” on page S-60 of the Prospectus Supplement:
“Subject to the terms and conditions set forth in an underwriting agreement relating to the Class B Notes, Banc of America Securities LLC, as underwriter of the Class B Notes, has agreed to purchase the Class B Notes.
The underwriter of the Class B Notes has advised us that it proposes initially to offer the Class B Notes to the public at the price set forth herein, and to certain dealers at such price less the initial concession not in excess of the percentage set forth in the following table. The underwriter and such dealers may re-allow a concession not in excess of the percentage set forth in the following table. After the initial public offering of the Class B Notes, the public offering prices and the concessions referred to in this paragraph may be changed.

Class B
Notes
Concessions	0.270%
Reallowances	0.135%
The underwriter of the Class B Notes may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Class B Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriter to reclaim a selling concession from an underwriter or a dealer when the Class B Notes originally sold by that underwriter or dealer are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Class B Notes to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time. The underwriting agreement for the Class B Notes provides that the Depositor and the sponsor will indemnify the underwriter and that under limited circumstances, the underwriter will indemnify the Depositor and the sponsor against certain civil liabilities under the Securities Act of 1933, as amended, or contribute to payments made in respect thereof.”

6

Prospectus Supplement
(To Prospectus Dated August 26, 2009)

You should review carefully the factors set forth under “Risk Factors” beginning on page S-11 of this prospectus supplement and page 2 in the accompanying prospectus.

The prospectus supplement does not contain complete information about the offering of the securities. No one may use this prospectus supplement to offer and sell the securities unless it is accompanied by the prospectus. If any statements in this prospectus supplement conflict with statements in the prospectus, the statements in this prospectus supplement will control.

The securities are asset backed securities issued by the issuing entity. The securities are not obligations of CEF Equipment Holding, L.L.C., General Electric Capital Corporation, or any of their other respective affiliates. Neither the securities nor the loans are insured or guaranteed by any government agency.

Neither the SEC nor any state securities commission has approved or disapproved the securities or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

GE Equipment Midticket LLC, Series 2009-1
Issuing Entity
CEF Equipment Holding, L.L.C. Depositor
General Electric Capital Corporation Sponsor, Servicer and Administrator
$618,399,000 ASSET BACKED NOTES

•	The issuing entity will issue six classes of notes.

•	The notes are backed by a pledge of the issuing entity’s assets. The issuing entity’s assets include equipment loans secured by transportation equipment, industrial equipment, construction equipment, maritime assets, printing presses, furniture and fixtures, technology and telecommunications equipment, or other equipment.

•	Support for the notes includes subordination provisions, overcollateralization and a reserve account.

•	Only the notes described on the following table are being offered by this prospectus supplement and the accompanying prospectus.

•	The underwriters will purchase the Class A Notes from the depositor in the amounts described under “Underwriting.” There is no underwriting agreement for the Class B Notes and the Class C Notes.

•	The Class B Notes and the Class C Notes will be initially held by the Depositor.

•	Payments on the notes will be made on the 15th day of each calendar month (or, if not a business day, the next business day), beginning with October 15, 2009.

•	On the closing date, the Class A Notes will be eligible collateral under the Federal Reserve Bank of New York’s Term Asset-Backed Securities Loan Facility, subject to those considerations discussed under “RISK FACTORS — The requirements of the TALF program, the lack of availability of a TALF loan or the loss of TALF eligibility may adversely affect your financing options and the liquidity and market value of the Class A Notes” in this prospectus supplement. If you intend to finance a purchase of the Class A Notes through the Term Asset-Backed Securities Loan Facility, you should consult your financial and legal advisors before making a purchase. See also “SUMMARY OF TERMS — Term Asset-Backed Securities Loan Facility Considerations” in this prospectus supplement.

					Initial
	Initial				Public
	Principal	Interest	Accrual		Offering	Underwriting	Proceeds to
	Amount	Rate	Method	Maturity Date	Price(1)	Discount	Depositor(2)

Class A-1 Notes	$169,000,000	0.50075%	Actual/360	September 15, 2010	100.00000%	0.130%	99.87000%

Class A-2 Notes	$83,000,000	1.42%	30/360	August 15, 2011	99.99110%	0.235%	99.75610%

Class A-3 Notes	$255,000,000	2.34%	30/360	June 17, 2013	99.98260%	0.340%	99.64260%

Class A-4 Notes	$71,821,000	3.13%	30/360	November 16, 2020	99.97735%	0.390%	99.58735%

Class B Notes	$27,210,000	5.67%	30/360	November 16, 2020	N/A	N/A	N/A

Class C Notes	$12,368,000	7.14%	30/360	November 16, 2020	N/A	N/A	N/A

Total					$578,752,975.54	$1,561,851.90	$577,191,123.64

(1)	Plus accrued interest, if any, from September 11, 2009.

(2)	Before deducting expenses payable by the depositor, estimated to be $1,000,000. The notes will be delivered in book-entry form only on or about September 11, 2009.

•	We will not list the notes on any national securities exchange or on any automated quotation system of any registered securities association such as NASDAQ.

Joint Bookrunners of the Class A Notes

BofA Merrill Lynch	Barclays Capital

Co-Managers of the Class A Notes

CastleOak Securities, L.P.	Deutsche Bank Securities	RBS	Williams Capital Group, L.P.

The date of this prospectus supplement is September 2, 2009.

Important Notice about Information Presented in this
Prospectus Supplement and the Accompanying Prospectus
     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.
     This prospectus supplement is being delivered to you solely to provide you with information about the offering of these securities referred to in this prospectus supplement and to solicit an offer to purchase these securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of these securities, until we have accepted your offer to purchase these securities.
     These securities are being sold when, as and if issued. The depositor is not obligated to issue these securities or any similar security and the underwriters’ obligation to deliver these securities is subject to the terms and conditions of their underwriting agreement with the depositor and the availability of these securities when, as and if issued by the depositor. You are advised that the terms of these securities, and the characteristics of the asset pool backing them, may change (due, among other things, to the possibility that loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different loans may be added to the pool, and that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that these securities may not be issued that have the characteristics described in this prospectus supplement and the accompanying prospectus. The underwriters’ obligation to sell any of these securities to you is conditioned on the loans and these securities having the characteristics described in this prospectus supplement. If for any reason the depositor does not deliver these securities, the underwriters will notify you, and none of the depositor, the sponsor or any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the depositor, the sponsor or any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.
     We are not offering these securities in any state where the offer is not permitted.
     We tell you about the securities in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series; and (b) this prospectus supplement, which describes the specific terms of your series of securities.
     We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus provide the pages on which these captions are located.
     You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption “Index of Terms” beginning on page S-61 in this prospectus supplement and under the caption “Index of Terms” beginning on page 58 in the accompanying prospectus.
     We have made forward-looking statements in this prospectus supplement and the accompanying prospectus. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements are statements, other than statements of historical facts, that address activities, events or developments that we expect or anticipate will or may occur in the future. Forward-looking statements also include any other statements that include words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend” and other similar expressions.
     Forward-looking statements are based on certain assumptions and analyses we have made in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Whether actual results and development will conform with our expectations and predictions is subject to a number of risks and uncertainties.
-i-

     All of the forward-looking statements made in this prospectus supplement and the accompanying prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments we have anticipated will be realized. Even if the results and developments in our forward-looking statements are substantially realized, there is no assurance that they will have the expected consequences to or effects on us, the issuing entity, General Electric Capital Corporation or any other person or on our respective businesses or operations. The foregoing review of important factors, including those discussed in detail in this prospectus supplement and the accompanying prospectus should not be construed as exhaustive. We undertake no obligation to release the results of any future revisions we may make to forward-looking statements to reflect events or circumstances after the date of this prospectus supplement and the accompanying prospectus or to reflect the occurrences of anticipated events.
-ii-

SUMMARY OF PARTIES TO THE TRANSACTION
*	This chart provides only a simplified overview of the relations between the key parties to the transaction. Refer to this prospectus supplement and the prospectus for a further description.

SUMMARY OF TERMS
     The following summary contains a brief description of the notes. You will find a detailed description of the terms of the offering of the notes following this summary. You should carefully read this entire document and the accompanying prospectus to understand all of the terms of the offering of the notes. You should consider both documents when making your investment decision.

RELEVANT PARTIES

Issuing Entity	GE Equipment Midticket LLC, Series 2009-1

Sponsor, Servicer and Administrator	General Electric Capital Corporation

Depositor	CEF Equipment Holding, L.L.C.

Indenture Trustee	Deutsche Bank Trust Company Americas

Managing Member	CEF Equipment Holding, L.L.C.

RELEVANT AGREEMENTS

Indenture	The indenture is between the issuing entity and the indenture trustee. The indenture provides for the terms relating to the notes.

Limited Liability Company Agreement	The limited liability company agreement governs the formation of the issuing entity.

Servicing Agreement	The servicing agreement is between the servicer and the issuing entity. The servicing agreement governs the servicing of the loans by the servicer.

Administration Agreement
The administration agreement is between the administrator and the issuing entity. The administration agreement governs the provision of reports by the administrator and the performance by the administrator of other administrative duties for the issuing entity.

Sale Agreement	The sale agreement is among General Electric Capital Corporation, VFS Financing, Inc., Imaging Financial Services, Inc. and GE Capital Information Technology Solutions, Inc., as sellers, and the depositor, as purchaser, and governs the sale of the loans by these entities to the depositor.

Purchase and Sale Agreement
The purchase and sale agreement is between the depositor, as seller and the issuing entity, as purchaser. The purchase and sale agreement governs the transfer of loans from the depositor to the issuing entity.

Removal of Loans	In the event that a loan becomes a delinquent loan or the obligor thereon becomes subject to a bankruptcy proceeding, the depositor has an assignable option to purchase the related loan from the issuing entity at a price equal to the purchase amount for such loan. The issuing entity will require the depositor to repurchase a loan that is materially and adversely affected by a breach by the depositor of its representations and warranties under the purchase and sale agreement. See “DESCRIPTION OF THE TRANSACTION AGREEMENTS—Removal of Loans.”

RELEVANT DATES

Closing Date	September 11, 2009.

Cut-off Date	August 1, 2009.

Payment Dates	Payments on the notes will be made on the 15th day of each calendar month (or, if not a business day, the next business day), beginning with October 15, 2009.

Maturity Dates	The outstanding principal amount, if any, of each class of notes will be payable in full on the date specified for each below:

Class	Maturity Date
Class A-1	September 15, 2010
Class A-2	August 15, 2011
Class A-3	June 17, 2013
Class A-4	November 16, 2020
Class B	November 16, 2020
Class C	November 16, 2020

Record Date	So long as the securities are in book-entry form, the issuing entity will make payments and distributions on the securities to the holders of record on the business day preceding the payment date. If the securities are issued in definitive form, the record date will be the last day of the month preceding the payment date.

DESCRIPTION OF THE SECURITIES

The Securities	Six classes of notes will be issued by the issuing entity:

	Initial Principal	Interest
Class	Amount	Rate
A-1	$169,000,000	0.50075%
A-2	$83,000,000	1.42%
A-3	$255,000,000	2.34%
A-4	$71,821,000	3.13%
B(1)	$27,210,000	5.67%
C(1)	$12,368,000	7.14%

(1)	Initially held by the Depositor

The notes will be book-entry securities clearing through The Depository Trust Company (in the United States) or Clearstream Banking, société anonyme or Euroclear Bank S.A./N.V. (in Europe) in minimum denominations of $1,000 and in greater whole-dollar denominations.

Assets of the Issuing Entity	The issuing entity will possess only the following property:
•	loans and related collections (excludes interest collections on the loans from the cut-off date through August 31, 2009);

•	bank accounts established for the issuing entity;

•	security interests in the equipment financed under the loans;

•	any property obtained in a default situation under those security interests;

•	the reserve account and deposits therein; and

•	rights to proceeds from certain insurance policies covering equipment financed under the loans or obligors on the loans.

The Loans	The loans are middle market equipment loans that consist of loans and finance leases made to obligors located in the United States of America and managed by the Corporate Finance and Equipment Finance reporting categories of the Commercial Lending and Leasing division of General Electric Capital Corporation. The pool balance of the loans as of the cut-off date was $618,399,513.05, which represents the initial aggregate loan value. The loan value of a loan generally is:
•	for a loan accruing interest on a precomputed basis, (i) the present value of the future scheduled payments discounted monthly at its annual percentage rate plus (ii) the principal amounts of any past due payments plus (iii) the unamortized amounts of any purchase premiums minus (iv) the unamortized amounts of any purchase discounts, and

•	for a loan accruing interest on a simple interest basis, (i) the balance reflected on the servicer’s records plus (ii) the unamortized amounts of any purchase premiums minus (iii) the unamortized amounts of any purchase discounts.

As of the cut-off date, the loans had the following characteristics:
•	number of loans		5,666
•	average remaining loan value		$109,142.17
•	percentage of loans by loan value that bear interest at a fixed rate		100%
•	weighted average remaining term to maturity		48.62 months
•	weighted average original term to maturity		61.50 months
•	distribution by type of equipment as a percentage of the pool balance:
	•	transportation equipment	51.22%
	•	industrial equipment	15.30%
	•	construction equipment	10.01%
	•	maritime assets	5.35%
	•	printing presses	5.14%
	•	furniture and fixtures	4.92%
	•	technology and telecommunications equipment	4.00%
	•	other	4.06%

These loans are described in more detail in “CHARACTERISTICS OF THE RECEIVABLES” in the accompanying prospectus. See “THE LOAN POOL” in this prospectus supplement for more information on the loans.

Servicing	The servicer is General Electric Capital Corporation. The servicer will be responsible for servicing, managing and administering the loans and related interests, and enforcing and making collections on the loans on behalf of the issuing entity. The servicer shall be entitled to a servicing fee equal to 0.35% per annum, of the pool balance as of the first day of each calendar month. In addition, the servicer shall be entitled to collect and retain as additional servicing compensation in respect of each collection period, any late fees, prepayment charges and other administrative fees and expenses or similar charges collected during that period. The servicer has the option to make advances for delinquent scheduled payments only if it determines in its sole discretion that advances will be recoverable in future periods.

Administration	The administrator is General Electric Capital Corporation. The administrator will be responsible for performing the duties of the issuing entity under the indenture. The administrator shall be entitled to an administration fee of $3,000 per annum, 1/12 of which is payable in arrears on each payment date.

Interest	The interest rate for each class of notes is set forth on the front cover of this prospectus supplement. The Class A-1 Notes will accrue interest on an actual/360 basis from (and including) the previous payment date to (but excluding) the related payment date, except that the first interest accrual period will be from (and including) the closing date to (but excluding) October 15, 2009. This means that the interest due for the Class A-1 Notes on each payment date will be the product of: (i) the outstanding principal balance of the Class A-1 Notes, (ii) the related interest rate, and (iii) the actual number of days since the previous payment date (or, in the case of the first payment date, since the closing date) divided by 360. Interest on the notes (other than the Class A-1 Notes) will be calculated on the basis of a 360-day year of twelve 30-day months. This means that the interest due for each class of notes (other than the Class A-1 Notes) on each payment date will be the product of: (i) the outstanding principal balance of the related class of notes, (ii) the related interest rate, and (iii) 30 (or, in the case of the first payment date, the number of days since the closing date) divided by 360.

Interest payments on all Class A Notes will have the same priority. Interest payments on the Class B Notes will be subordinated to interest payments on the Class A Notes. Interest payments on the Class C Notes will subordinated to interest payments on the Class A Notes and the Class B Notes.

See “DESCRIPTION OF THE NOTES—Payments of Interest” for additional details.

Principal	Payments in respect of principal will be paid sequentially to the earliest maturing class of notes monthly on each payment date in the following order of priority:
•	To the Class A-1 Noteholders until the outstanding principal balance of the Class A-1 Notes has been reduced to zero;

•	To the Class A-2 Noteholders until the outstanding principal balance of the Class A-2 Notes has been reduced to zero;

•	To the Class A-3 Noteholders until the outstanding principal balance of the Class A-3 Notes has been reduced to zero;

•	To the Class A-4 Noteholders until the outstanding principal balance of the Class A-4 Notes has been reduced to zero;

•	To the Class B Noteholders until the outstanding principal balance of the Class B Notes has been reduced to zero; and

•	To the Class C Noteholders until the outstanding principal balance of the Class C Notes has been reduced to zero.

On the applicable maturity date for each of the notes, the principal amount payable will be the amount necessary (after giving effect to the other amounts to be deposited in the note distribution account on that payment date and allocable to principal) to reduce the outstanding principal balance of the maturing class of notes to zero.

See “DESCRIPTION OF THE NOTES—Payments of Principal” for additional details.

Priority of Payments	Prior to the occurrence of an event of default and acceleration of the maturity of the notes, available amounts, which include all payments made by obligors, servicing advances, proceeds from insurance policies covering the equipment, the aggregate purchase price for any loans repurchased and any investment earnings from funds in the issuing entity’s accounts, will be applied, together with amounts withdrawn from the reserve account, on each payment date after payment to the servicer of an amount equal to any accrued but unpaid servicing fees and reimbursement of certain unreimbursed servicer advances as follows:
(1)	to the indenture trustee, all accrued and unpaid trustee fees and expenses (not to exceed $75,000 per annum);

(2)	to the administrator, the administration fees;

(3)	to pay accrued and unpaid interest on the Class A Notes ratably;

(4)	to pay accrued and unpaid interest on the Class B Notes;

(5)	to pay accrued and unpaid interest on the Class C Notes;

(6)	to pay principal on the notes in the priority specified above under “Principal” in an amount equal to the amount by which the note balance of all the notes exceeds the excess of (x) the pool balance at the end of the related collection period over (y) the overcollateralization amount;

(7)	to pay 50% of the remaining available amount, after giving effect to the payments made pursuant to clauses (1) through (6) above, as principal in the priority specified above under “Principal”;

(8)	to the reserve account, the amount necessary to make the amount on deposit in the reserve account equal to the required reserve account amount;

(9)	to the indenture trustee, any accrued and unpaid trustee fees and expenses not previously reimbursed; and

(10)	to the issuing entity, the remaining balance, if any;

provided that after the occurrence of an event of default, no cap will apply to trustee fees and expenses payable to the indenture trustee pursuant to clause (1) above, whether or not the maturity of the notes has been accelerated.

See “DESCRIPTION OF THE TRANSACTION AGREEMENTS—Priority of Payments” for additional details and for special priority rules that would apply in a default situation.

Events of Default	The notes are subject to events of default described under “DESCRIPTION OF THE NOTES” in the accompanying prospectus. These include:
•	the issuing entity fails to pay any interest on any note within five days after its due date;

•	the issuing entity fails to pay any installment of the principal of any note on its due date;

•	bankruptcy, insolvency or similar events relating to the issuing entity; and

•	breach by the issuing entity of its other covenants under the indenture, or material breach of a representation or warranty made by the issuing entity under the indenture, subject to applicable grace periods.

If an event of default is not remedied as provided in the indenture, then the indenture trustee may, and at the direction of the noteholders, shall be required to, declare the principal of the notes to be immediately due and payable.

Optional Redemption	Any class of notes that remains outstanding on any payment date on which we exercise our clean-up call will be paid in whole on that payment date at a redemption price for such class equal to the outstanding principal balance of that class of notes plus accrued and unpaid interest thereon. We cannot exercise our clean-up call until the aggregate pool balance of the loans declines to 10% or less of the aggregate initial pool balance of the loans, measured for each loan at the time of its sale to the issuing entity.

CREDIT ENHANCEMENT

Subordination	The Class C Notes will be subordinated to the Class A Notes and Class B Notes. The Class B Notes will be subordinated to the Class A Notes. No interest will be paid on the Class B Notes on any payment date until the interest due on the Class A Notes on that payment date has been paid in full. No interest will be paid on the Class C Notes on any payment date until the interest due on the Class A Notes and the Class B Notes on that payment date has been paid in full. No principal will be paid on the Class B Notes on any payment date until the outstanding principal balance of the Class A Notes has been paid in full.

No principal will be paid on the Class C Notes on any payment date until the outstanding principal balances of the Class A Notes and the Class B Notes have been paid in full.

The subordination of the Class C Notes to the Class B Notes and Class A Notes as described herein will provide additional credit enhancement for the Class B Notes and Class A Notes. The subordination of the Class B Notes to the Class A Notes as described herein will provide additional credit enhancement for the Class A Notes.

As described in “DESCRIPTION OF THE NOTES — Payments of Interest” and “DESCRIPTION OF THE NOTES — Payments of Principal,” the Class C Notes will bear all losses of the loans before the Class B Notes and the Class B Notes will bear all losses before the Class A Notes.

Overcollateralization	Pursuant to clause (7) under “Priority of Payments” above, 50% of the remaining available amount, after giving effect to the payments made pursuant to clauses (1) through (6) in “DESCRIPTION OF THE TRANSACTION AGREEMENTS—Priority of Payments,” will be used to pay principal on the notes, which will cause the pool balance to exceed the aggregate outstanding principal balance of the notes to the extent such amounts of excess interest exceed writedowns of the loan pool attributable to defaults. Any resulting overcollateralization will benefit the notes.

Reserve Account	On the closing date, an amount equal to 1.25% of the initial aggregate loan value will be deposited from the proceeds of the issuance of the notes into a reserve account. On subsequent Payment Dates, this amount, the “Required Reserve Account Amount”, will equal the lesser of (i) the outstanding principal balance of the notes and (ii) 2.00% of the initial aggregate loan value. The reserve account will not be fully funded on the closing date. On subsequent Payment Dates, available amounts will be deposited in the reserve account until the balance of the reserve account equals the Required Reserve Account Amount. Withdrawals will be made from the reserve account in the event there are shortfalls in available amounts to pay clauses (1) through (6) in “DESCRIPTION OF THE TRANSACTION AGREEMENTS— Priority of Payments.” To the extent funds are withdrawn from the reserve account, the amount by which the amount on deposit therein is less than the Required Reserve Account Amount will be funded to the reserve account from available amounts in the priority described in “Priority of Payments” above. Amounts in the reserve account that exceed the Required Reserve Account Amount will be withdrawn from the reserve account and deposited in the collection account prior to the applicable Payment Date.

Excess Spread	We expect interest collections on the loans to be in excess of certain fees and expenses of the issuing entity and interest due on the notes. These amounts of excess interest are available to cover principal payable as a result of writedowns of the loan pool attributable to defaults.

TAX STATUS	In the opinion of Mayer Brown LLP, tax counsel to the issuing entity, the Class A Notes will be treated as debt of the issuing entity for U.S. federal income tax purposes and the issuing entity will not be characterized as an association (or publicly traded partnership) taxable as a corporation.

CERTAIN ERISA CONSIDERATIONS
Employee benefit plans and accounts may generally purchase the notes subject to the considerations described in this prospectus supplement and the accompanying prospectus. Before purchasing any of the notes, fiduciaries of such plans should determine whether an investment in the notes is appropriate for such plan and are urged to review carefully the matters discussed in this prospectus supplement and in the accompanying prospectus and to consult with their own legal and financial advisors before making an investment decision. See “CERTAIN ERISA CONSIDERATIONS” in this prospectus supplement and “ERISA CONSIDERATIONS” in the accompanying prospectus.

TERM ASSET-BACKED SECURITIES LOAN FACILITY CONSIDERATIONS

On the closing date, the Class A Notes will be “eligible collateral” under the Federal Reserve Bank of New York’s Term Asset-Backed Securities Loan Facility (“TALF”), subject to those considerations discussed under “TALF CONSIDERATIONS” and “RISK FACTORS—The requirements of the TALF program, the lack of availability of a TALF loan or the loss of TALF eligibility may adversely affect your financing options and the liquidity and market value of the Class A Notes” in this prospectus supplement, which considerations you should review.

The Class A Notes and the loans will satisfy all applicable criteria for securities relating to “equipment related receivables” under TALF and the issuing entity and the sponsor have certified to The Federal Reserve Bank of New York that they have satisfied or have undertaken to satisfy all applicable requirements under TALF.

If you are an investor intending to pledge the Class A Notes as collateral for loans borrowed from the Federal Reserve Bank of New York under TALF, you are encouraged to consult with your financial and legal advisors regarding the program requirements of, eligibility for, and related legal and economic risks in connection with, loans under TALF.

LEGAL INVESTMENT	The Class A-1 Notes will be eligible securities for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended.

RATINGS OF THE NOTES	The issuing entity will not issue the notes unless the notes are assigned the following ratings:

Class	Moody’s	Fitch
A-1	P-1	F1+
A-2	Aaa	AAA
A-3	Aaa	AAA
A-4	Aaa	AAA
B	A2	A
C	Baa3	BBB

It is a condition to the issuance of the Class A Notes that at least two TALF-eligible nationally recognized statistical rating organizations rate the Class A Notes in the highest rating category and that no TALF-eligible nationally recognized statistical rating organization rate the Class A Notes below the highest investment-grade rating category.

A rating is not a recommendation to purchase, hold or sell securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the notes address the likelihood of the timely payment of interest on, and the ultimate repayment of principal of, the notes pursuant to their respective terms.

CEF EQUIPMENT HOLDING, L.L.C.	The mailing address of our principal executive office is 10 Riverview Drive, Danbury, CT 06810, Attention: Capital Markets Operations and our telephone number is 203-749-2101.

RISK FACTORS
You should consider the following risk factors in deciding whether to purchase the notes.

The requirements of the TALF program, the lack of availability of a TALF loan or the loss of TALF eligibility may adversely affect your financing options and the liquidity and market value of the Class A Notes.
General. On the closing date, the Class A Notes will be “eligible collateral” under the Federal Reserve Bank of New York’s Term Asset-Backed Securities Loan Facility (“TALF”), as described under “TALF CONSIDERATIONS”. Under TALF, subject to the program terms and conditions, the Federal Reserve Bank of New York (the “FRBNY”) may make loans secured by eligible asset-backed securities to eligible borrowers on a limited recourse basis. However, the FRBNY is under no obligation to extend credit to investors requesting TALF loans. Further, the TALF program is scheduled to expire on March 31, 2010 unless extended by the FRBNY. If you intend to obtain a TALF loan to finance your investment but are unable to obtain a TALF loan, you may have limited or no alternative financing options and your expected return on your investment in the Class A Notes may be significantly reduced.
The Class A Notes may cease to be “eligible collateral” under TALF, which may adversely affect your financing options and the liquidity and market value of your notes. Although the Class A Notes will be “eligible collateral” for TALF on the closing date, as discussed under “TALF Considerations”, there can be no assurance that the Class A Notes will remain “eligible collateral” for new TALF loans sought at any time after the closing date (or TALF loans sought to be assigned after the closing date), due to changes in the terms and conditions of the TALF program or the characteristics of the Class A Notes or the loans. In particular, if any rating on the Class A Notes were to be lowered or withdrawn by Moody’s or Fitch, the Class A Notes were to be assigned a credit rating below the highest investment-grade rating category from any other TALF-eligible nationally recognized statistical rating organization or the Class A Notes were to be placed on review or watch for downgrade, then the Class A Notes would no longer constitute “eligible collateral”, and an investor would not be able to obtain a new TALF loan secured by the Class A Notes. Neither the sponsor nor the issuing entity is obligated to take actions to maintain the ratings assigned to the Class A Notes or monitor or maintain the continued eligibility of the Class A Notes to be pledged under TALF.
Further, the FRBNY has indicated that assignment of TALF loans to other eligible borrowers may only occur with the consent of the FRBNY and prior to the expiration of the TALF program on March 31, 2010 (or such later date if extended by the FRBNY). An assignment of a TALF loan may also require the consent of the TALF agent that arranged the TALF loan. To the extent the Class A Notes cannot be pledged as collateral for a TALF loan after the closing date, it could limit your ability to resell those notes and adversely impact the price of your Class A Notes.
Investors financing a purchase of Class A Notes with a TALF loan must access the TALF program through a TALF agent. An investor seeking a loan under the TALF program may only gain access to the TALF program as a borrower through a TALF agent that has agreed to be bound by the Master Loan and Security Agreement, as amended or otherwise modified from time to time (the “MLSA”) among the FRBNY, the TALF agents and The Bank of New York Mellon, as custodian and administrator. Although a TALF borrower will have various obligations and make various representations to the FRBNY, a borrower will not be in direct contractual privity with the FRBNY or any other governmental entity. The TALF borrower must enter into a customer agreement with a TALF agent that will act on behalf of the borrower in connection with a TALF loan and will receive from the borrower and deliver to the TALF custodian the “eligible collateral”, collateral haircut and other amounts due in connection with the closing of a TALF loan.

Under the TALF program, the “collateral haircut”, which will be delivered by the borrower in connection with a TALF loan, is an amount of cash equal to the market value of the asset-backed securities to be pledged by a borrower to secure the TALF loan multiplied by a percentage set forth by the FRBNY as the applicable “haircut percentage”, which varies based on the type of asset underlying the asset-backed securities pledged by the related borrower. Currently, requests for a TALF loan backed by loan-backed securities of the types we finance may be made once per month on the applicable TALF subscription date. On the subscription date, the TALF agent must provide the custodian with the CUSIP numbers and offering documents of all collateral expected to be pledged to secure the TALF loans, together with other information regarding the prospective borrower and the “eligible collateral”. On the TALF loan settlement date, the TALF borrower, through its TALF agent, will deliver the pledged collateral, the collateral haircut and the administrative fee due in connection with the TALF loan to The Bank of New York Mellon, as the TALF custodian. While it is not currently expected to do so, FRBNY is entitled to decline to make a TALF loan for any reason. If an investor in the Class A Notes failed to successfully subscribe for a TALF loan on the subscription date, or does not close the TALF loan on the TALF loan settlement date, that investor would not be able to apply for another TALF loan until the next TALF subscription date, at which date the Class A Notes may no longer constitute “eligible collateral” and the pricing for TALF loans may be higher. See below under “—Terms and conditions to obtaining TALF loans may change and a purchaser of the Class A Notes may not be able to pledge the Class A Notes in the future.”
An investor in the Class A Notes who obtains a loan under the TALF program will not directly receive payments of interest and principal on any Class A Notes pledged to secure the TALF loan. Instead, payments with respect to pledged securities under the TALF program will be distributed directly to the TALF custodian, which will then be applied to pay interest and principal on the TALF loan in accordance with the terms of the MLSA and the applicable customer agreement. While certain terms are required by the MLSA to be contained in each customer agreement, the terms of any particular customer agreement may vary depending on the TALF agent or dealers selected by an investor. We can make no assurances of the creditworthiness or operations of any particular TALF agent, or that the terms offered under any particular TALF agent’s customer agreement will be acceptable to you.
An assignment of a TALF loan may also require the consent of the TALF agent that arranged the TALF loan. In addition, we can give no assurance that any TALF-related request by a TALF agent for future documentation, fees or assurances occurring after issuance of the Class A Notes with respect to secondary market purchases of the Class A Notes will be acceptable to you, and it is expected that none of the sponsor, the depositor, the servicer, any sub-servicer, the issuing entity, the underwriter or any of their subsidiaries or affiliates will have any obligation to comply with any future request made by a TALF agent. As a result of the foregoing, you may not be able to sell your Class A Notes when you want to do so or you may not be able to obtain the price that you wish to receive. See “RISK FACTORS—It may not be possible to find a purchaser for your securities”.
The FRBNY may enforce its rights in the collateral and sell your Class A Notes. The FRBNY is permitted to assign asset-backed securities pledged as collateral to secure a TALF loan to TALF LLC, a special purpose entity, upon the occurrence of certain defaults (including the failure to repay the TALF loan by the applicable maturity date, which is currently three years from the date the loan is made for loans secured by loans of the types we finance, and failure of the TALF borrower to satisfy FRBNY’s eligibility criteria) and other events described in the

MLSA, and TALF LLC may liquidate the collateral and under certain circumstances described in “TALF CONSIDERATIONS—Defaults on TALF Loans”, pursue remedies against the TALF borrower. If TALF LLC were to liquidate collateral or pursue remedies with respect to the Class A Notes (including as a result of defaults or other actions of other TALF borrowers), or with respect to similar securities, the effect may be to depress the secondary market price of your Class A Notes.
If you obtain a TALF loan secured by the Class A Notes and the outstanding amount of the loan is not repaid on or before the loan’s maturity date, you must repay the outstanding amount on the maturity date or surrender your Class A Notes to the FRBNY. If an investor with a TALF loan defaults on the TALF loan, in most cases, the FRBNY and its designated agents (including TALF LLC) may only exercise remedies against the “eligible collateral” and related collateral haircut securing the loan. However, there are certain exceptions to the limited recourse nature of the TALF facility outlined in the MLSA, which may result in a TALF borrower being subject to recourse for amounts in excess of the value of the collateral haircut and the pledged asset-backed securities collateral, as further described in “TALF CONSIDERATIONS—Defaults on TALF Loans” in this prospectus supplement.
Terms and conditions to obtaining TALF loans may change and a purchaser of the Class A Notes may not be able to pledge the Class A Notes in the future. The FRBNY, the Treasury Department and other agencies of the U.S. government have announced that TALF will be funded with $200 billion, with a possible increase up to $1 trillion. In addition, TALF is capitalized with $20 billion in funds from the U.S. Treasury Department’s Troubled Assets Relief Program (“TARP”). No assurance can be made that the entire amount of funds initially dedicated to TALF or TARP will be available through the maturity of securities pledged as collateral for TALF loans, if the U.S. Congress, Treasury Department or Board of Governors of the Federal Reserve System determines that funding should be reduced or reallocated for other purposes.
No assurance can be made that the FRBNY will refrain from changing (including retroactively) the terms of the MLSA and other terms and conditions of the TALF program. In particular, no assurance can be made that the FRBNY will not change the eligibility requirements for collateral to be pledged under TALF or that the collateral haircuts initially announced will remain at their present levels. To the extent the Class A Notes cannot be pledged as collateral for a TALF loan after the closing date, it could limit your ability to resell those notes and adversely impact the price of your Class A Notes.
For more information about the Class A Notes and TALF, see “TALF CONSIDERATIONS”. However, this prospectus supplement does not purport to describe all the requirements of participation in the TALF program or the associated risks or the availability or advisability of financing an investment in the Class A Notes with loans from the FRBNY under TALF. Potential investors in the Class A Notes should consult with their own financial and legal advisors with respect to the program requirements of, eligibility for, and related legal and economic risk in connection with, TALF loans.

Proposed financial regulatory reforms could have a significant impact on the issuing entity, the sponsor, the depositor or the servicer.	On June 17, 2009, the United States Department of the Treasury announced a sweeping proposal to reform the regulatory supervision of financial institutions, certain aspects of which are described below. The proposal envisions creation of new entities, authorities and responsibilities for federal financial institution regulators that will be authorized to identify emerging systematic risks, supervise all federally chartered depository institutions and regulate consumer financial services and products such as credit, savings and payment products. The proposal calls for regulation of systemically significant institutions, regardless of whether those institutions would be regulated as bank holding companies under current law. Under this proposal, the sponsor or the servicer could be treated as systemically significant institutions. The proposal also recommends separating non-financial from financial companies. The proposal further envisions enhanced regulation of the financial markets, including securitization markets.
Portions of the proposal can be implemented through executive order or regulation, while the more significant parts of the proposal require the adoption of new legislation. It is not clear, however, whether or when any such executive orders, regulations or legislation will be issued or enacted, what form they will take, how they will be implemented if adopted, or how the issuing entity, the sponsor, the depositor or the servicer will be affected. No assurance can be given that the new standards will not have a significant impact on the issuing entity, the sponsor, the depositor or the servicer, including on the level of loans held in the issuing entity or the servicing of those loans and on the regulation and supervision of the servicer, the sponsor and/or its affiliates.
It may not be possible to find a purchaser for your securities.	There is currently no public market for the notes and we cannot assure you that one will develop. Thus you may not be able to resell your notes at all, or may be able to do so only at a substantial discount. The underwriters may assist in resales of the notes, but they are not required to do so. We do not intend to apply for listing of the notes on any securities exchange or for the inclusion of the notes on any automated quotation system. A trading market for the notes may not develop. If a trading market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes.
Recent and continuing events in the global financial markets, including the failure, acquisition or government seizure of several major financial institutions, the establishment of government bailout programs for financial institutions, problems related to subprime mortgages and other financial assets, the de-valuation of various assets in secondary markets, the forced sale of asset-backed and other securities as a result of the de-leveraging of structured investment vehicles, hedge funds, financial institutions and other entities, and the lowering of ratings on certain asset-backed securities, have caused a significant reduction in liquidity in the secondary market for asset-backed securities, including many securities backed by loans which are included in the loan portfolio. This period of general market illiquidity may continue, or even worsen, and may adversely affect the value of your notes and may adversely affect your ability to locate a willing purchaser. Accordingly, you may not be able to sell your notes when you want to do so or you may be unable to obtain the price that you wish to receive for your notes and, as a result, you may suffer a loss on your investment.

Recent economic developments may adversely affect the performance and market value of your notes.	Since the fall of 2007, general worldwide economic conditions experienced a downturn due to the effects of the deterioration in the residential housing market, the subprime lending crisis, the general credit market crisis, collateral effects on the finance and banking industries, increased commodity costs, volatile energy costs, concerns about inflation, slower economic activity, decreased consumer confidence, reduced corporate profits and capital spending, adverse business conditions and liquidity concerns (the “Economic Crisis”).
The Economic Crisis has adversely affected demand for the types of equipment that we finance, resulting in decreased sales of these products which could negatively affect our operations and result in higher losses and delinquencies on the loans. An increase in losses and delinquencies on the loans could result in reduced payments on your notes. As a result, the performance and market value of your notes may be adversely affected. See “RISK FACTORS—Defaults on the loans may cause payment delays or losses.”
In addition, we cannot predict the duration of the Economic Crisis, the timing or strength of a subsequent economic recovery or the extent to which the Economic Crisis will continue to negatively impact the business, financial condition and results of operations of the originators.
If as a result of any financial or business difficulties impacting the originators, the rating agencies rating the Class A Notes downgrade the Class A Notes, this could impact your ability to assign a TALF loan or the Class A Notes securing a TALF loan. See “RISK FACTORS—The requirements of the TALF program, the lack of availability of a TALF loan or the loss of TALF eligibility may adversely affect your financing options and the liquidity and market value of the Class A Notes.”
Risk of downgrade of initial ratings assigned to your notes.	It is a condition to the issuance of the notes that they receive the ratings from the rating agencies set forth in the summary under the heading “Ratings of the Notes.” A rating is not a recommendation to purchase, hold or sell the notes, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the notes address the likelihood of the timely payment of interest on, and the ultimate repayment of principal of, the notes pursuant to their respective terms. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant. The ratings of the notes are based primarily on the rating agencies’ analysis of the finance leases, loans and the equipment, the servicer and the reserve account, and, with respect to the Class A Notes, the subordination provided by the Class B Notes and the Class C Notes and, with respect to the Class B Notes, the subordination provided by the Class C Notes described herein. In the event that the rating initially assigned to any notes is subsequently lowered or withdrawn for any reason, you may not be able to resell your notes without a substantial discount.
It is a condition to the issuance of the Class A Notes that at least two TALF-eligible nationally recognized statistical rating organizations rate the Class A Notes in the highest rating category and that no TALF-eligible nationally recognized statistical rating organization rate the Class A Notes below the highest investment-grade rating category. If any rating on the Class A Notes were to be lowered or withdrawn by Moody’s or Fitch, the Class A Notes were to be assigned a credit rating below the highest investment grade rating category from any other TALF-eligible nationally recognized statistical rating organization or the Class A Notes were to be placed on review or watch for downgrade, then the Class A Notes would no longer constitute “eligible collateral” for purposes of TALF and an investor would not be able to obtain a new TALF loan secured by the Class A Notes. See “RISK FACTORS—The requirements of the TALF program, the lack of availability of a TALF loan or the loss of TALF eligibility may adversely affect your financing options and the liquidity and market value of your Class A Notes.”
Cross-collateralization of loans may affect your returns.	In many cases, the sponsor has other extensions of credit to an obligor in addition to the loan or loans with such obligor which are included in the loan pool securing the notes. In addition, after the closing date, the sponsor may originate additional extensions of credit to any obligor. The sponsor may also sell loans which it has retained to another issuer for which General Electric Capital Corporation may act as the servicer in the future. For purposes of this prospectus supplement, we refer to such existing or future extensions of credit by the sponsor, which are not transferred to the issuing entity and included in the loan pool, as retained loans. In many cases, loans sold to the issuing entity and the retained loans are cross-defaulted and/or cross-collateralized. As a result, a retained loan may have a lien or security interest on the equipment and other collateral securing a loan in the loan pool, and a loan in the loan pool may be secured by a lien or security interest on the collateral securing a retained loan. In addition, the same guarantee, credit enhancement or recourse arrangement with a third party may be applicable to both a loan in the loan pool and a retained loan. The sponsor and its affiliates will subordinate all rights to such cross-collateralization and will agree to obtain a similar subordination agreement from any third party securitization vehicle to which they may sell loans that are not included in the loan pool. Likewise, the issuing entity will subordinate all rights to cross-collateralization that it has to the collateral for loans held by the sponsor and its affiliates. Certain loans that were previously transferred by the sponsor and its affiliates in securitization transactions and third party loan sales also contain such cross-collateralization provisions, which remain in place and have not been subordinated. General Electric Capital Corporation, in its capacity as servicer, will be required to make decisions, on behalf of the issuing entity, regarding the loans in the loan pool which also affect its interest in the retained loans. The servicing agreement obligates General Electric Capital Corporation, when acting in its capacity as the servicer, to act, on behalf of the issuing entity, in accordance with its customary servicing procedures and the credit and collection policies with respect to loan agreements, finance leases and other financing arrangements similar to the loans in the loan pool. However, when acting in its capacity as the creditor under the retained loans (or as the servicer for another issuer or lender which has purchased retained loans), General Electric Capital Corporation may make decisions and take actions to protect the creditor’s interest without regard to any effect which these decisions and actions may have on the interests of the issuing entity. Such decisions or actions by General Electric Capital Corporation may affect the timing and amount of the recovery by the issuing entity on loans with the same obligor. If the obligor defaults on a loan in the loan pool or a retained loan, or an insolvency proceeding is commenced with respect to the obligor (or a third party providing a guarantee or other recourse arrangement), General Electric Capital Corporation, in its capacity as servicer, will be authorized to file claims (including bankruptcy claims) and commence remedial proceedings on behalf of the issuing entity, and in the same proceeding, General Electric Capital Corporation, in its capacity as a creditor of the obligor under a retained loan (or as the servicer for another trust or lender which has purchased the retained loans), may also take actions to protect its interest in the retained loan. If a payment is made by or on behalf of an obligor (whether a scheduled payment, prepayment, liquidation or insurance proceeds or a payment by a third party under a guarantee or recourse arrangement), as servicer, General Electric Capital Corporation will allocate the payment between amounts due on loans in the loan pool and amounts due on retained loans in accordance with applicable law, the provisions of the loans (and the retained loans), the subordination provisions referred to above, if applicable and its customary practices for similar loans. It is also the practice of the sponsor to accommodate obligor requests for the release of equipment or other collateral from the lien of a financing agreement or finance lease, or the release of a third party from its guarantee (or other recourse arrangement) in respect of a loan in appropriate circumstances. Accordingly, as servicer, General Electric Capital Corporation, on behalf of the issuing entity, is authorized to release the equipment or other collateral which secures a loan and to release a guarantee or other third party recourse arrangement in accordance with its customary servicing practices for similar loans and the credit and collection policies. In such circumstances, General Electric Capital Corporation will, in accordance with such practices, determine whether (and in what order) to release an obligor’s collateral securing a loan and/or collateral securing a retained loan. When the sponsor sells equipment or other collateral for a loan which has been repossessed, it may also be selling similar collateral for its own account or for an account of another party. The sponsor is not required (in a remedial proceeding, in bankruptcy, in allocation of payment or in the sale of repossessed equipment) to give priority to payments due to the issuing entity under a loan over payments due to the sponsor under a retained loan.
Geographical concentrations of equipment loans may affect your investment.	If adverse events or economic conditions were particularly severe in the geographic regions in which there is a substantial concentration of obligors, the amount of delinquent payments and defaults on the loans may increase. As a result, the overall timing and amount of collections on the loans held by the issuing entity may differ from what you may have expected, and you may experience delays or reductions in payments you expected to receive. As of the cut-off date, approximately 15.95% of the aggregate loan value of the loans held by the issuing entity were related to obligors located in California, 11.43% in Texas, 7.46% in New York and 5.79% in Illinois. The loans in those states represent 40.63% of the aggregate loan value of the loans held by the issuing entity. No other state accounts for more than 5% of the aggregate loan value of the loans.
Disproportionate concentration of obligors in particular industries may adversely affect your investment.	If the industries in which there is a substantial concentration of obligors who experience adverse events or economic conditions, the overall timing and amount of collections on the equipment loans held by the issuing entity may differ from what you may have expected. This could result in delays or reduced payments to you. As of the cut-off date:
• 43.34% by loan value related to obligors in the transportation industry,
• 14.66% by loan value related to obligors in the services industry,
• 11.53% by loan value related to obligors in the mining and construction industry,
• 8.40% by loan value related to obligors in the printing and publishing industry, and
• 8.18% by loan value related to obligors in the manufacturing industry.
Delinquencies or defaults on loans with end-users in these industries may be adversely affected by various economic conditions including, for example, changes in interest rates, and equipment inventory, and general levels of activity in the transportation, mining and construction, printing and publishing, services and other industries. Adverse developments concerning these or other conditions will tend to increase the rate of delinquencies and defaults by obligors in those industries. This, in turn, could result in reductions of or delays in the collection of funds for payment of the notes.
Payment priorities increase risk of loss or delay in payment to certain notes.	Classes of notes that receive principal payments before other classes will be repaid more rapidly than the other classes. In addition, because principal of each class of notes will be paid sequentially, classes of notes that have a higher sequential numerical class designation will be outstanding longer and therefore will be exposed to the risk of losses on the loans during periods after other classes have received most or all principal amounts payable on their notes, and after which a substantial amount of credit enhancement may have been applied and not replenished. As a result, the yields of the Class A-2, Class A-3, Class A-4, Class B and Class C Notes will be relatively more sensitive than the Class A-1 Notes to losses on the loans and the timing of such losses. If the actual rate and amount of losses exceed your expectations, and if funds available from the reserve account are insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than anticipated, and you could suffer a loss. Classes of notes that receive payments earlier than expected are exposed to greater reinvestment risk, and classes of notes that receive principal later than expected are exposed to greater risk of loss. In either case, the yields on your notes could be materially and adversely affected. Upon the occurrence of an event of default and acceleration of the notes, after payment of certain expenses of the issuing entity and payments of interest on the Class A Notes, principal payments will be made first to the holders of the Class A Notes ratably according to the amounts due and payable on the Class A Notes for principal until paid in full, then interest and principal payments will be made to the holders of the Class B Notes until paid in full and finally, interest and principal payments will be made to the holders of the Class C Notes until paid in full. Consequently, after an event of default and acceleration of all the notes, holders of the Class B Notes will not receive payments of interest or principal until the Class A Notes have been paid in full and the holders of the Class C Notes will not receive payments of interest or principal until the holders of the Class A and Class B Notes have been paid in full.

THE ISSUING ENTITY AND OTHER PARTIES
General
     The Issuing Entity will be formed pursuant to a limited liability company agreement. After its formation, the Issuing Entity will not engage in any activity other than:
•	acquiring, holding and managing the Loans and the other assets of the Issuing Entity and proceeds therefrom;

•	issuing the Notes;

•	making payments on the Notes and distributions to its member; and

•	engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; including entering into interest rate swaps for the purpose of hedging its interest rate exposure.
     The Issuing Entity will possess only the following property:
•	Loans and related collections (excludes interest collections on the Loans from the Cut-off Date through August 31, 2009);
•	bank accounts established for the Issuing Entity;
•	security interests in the equipment financed under the Loans;
•	any property obtained in a default situation under those security interests;
•	the Reserve Account and amounts on deposit therein; and
•	rights to proceeds from certain insurance policies covering equipment financed under the Loans or Obligors on the Loans.
     As a bankruptcy-remote entity, the Issuing Entity’s operations are restricted so that it does not engage in business with, or incur liabilities to, any other entity other than entities such as the sponsor, the indenture trustee, the administrator and the Servicer as contemplated under the transaction agreements or similar securitization agreements. The restrictions are intended to prevent the Issuing Entity from engaging in business with other entities that may bring bankruptcy proceedings against the Issuing Entity. The restrictions are also intended to reduce the risk that the Issuing Entity will be consolidated into the bankruptcy proceedings of any other entity. The Issuing Entity does not have, nor is it expected in the future to have, any significant assets, except as set forth herein.
     The Issuing Entity’s principal offices are in Danbury, Connecticut, in care of General Electric Capital Corporation, as administrator, and are located at 10 Riverview Drive, Danbury, Connecticut 06810.
Debt Capitalization of the Issuing Entity
     The following table illustrates the debt capitalization of the Issuing Entity as of the Cut-off Date, as if the issuance and sale of the Notes had taken place on that date:

Class A-1 Notes	$169,000,000
Class A-2 Notes	$83,000,000
Class A-3 Notes	$255,000,000
Class A-4 Notes	$71,821,000
Class B Notes	$27,210,000
Class C Notes	$12,368,000
Total	$618,399,000

Affiliations Among Transaction Parties
     The diagram below illustrates the ownership structure among the affiliated transaction parties. In this transaction, General Electric Capital Corporation is the sponsor and Servicer. VFS Financing, Inc. is a direct subsidiary of GE Capital Information Technology Solutions, Inc., which is an indirect subsidiary of General Electric Capital Corporation. Imaging Financial Services, Inc. is a direct subsidiary of General Electric Capital Corporation.
Managing Member
     CEF Equipment Holding, L.L.C. (the “Depositor”) is the managing member under the Issuing Entity’s limited liability company agreement (the “Issuing Entity LLC Agreement”). CEF Equipment Holding, L.L.C. is a Delaware limited liability company and a wholly owned subsidiary of General Electric Capital Services, Inc. (“GECS”), a Delaware corporation, and its principal offices are located at 10 Riverview Drive, Danbury, CT 06810. For a description of the Depositor, see “IMPORTANT PARTIES—CEF Equipment Holding, L.L.C.” in the accompanying prospectus.
Sponsor
     General Electric Capital Corporation (“GE Capital”), a Delaware corporation, originated 88.66% of the Loans and will transfer such Loans to the Depositor on the Closing Date. VFS Financing, Inc., GE Capital Information Technology Solutions, Inc. and Imaging Financial Services, Inc., affiliates of GE Capital, originated the remainder of the Loans and will transfer such Loans to the Depositor on the Closing Date.
     GE Capital has securitized commercial equipment loans originated by its Commercial Lending and Leasing division since 2003. The size of the Capital Solutions division’s portfolio was in excess of $118 billion as of December 31, 2008. GE Capital does not outsource the origination of commercial equipment loans to third parties. GE Capital sponsored approximately $840 million in initial aggregate principal amount of securities backed by commercial equipment loans in the 2004 calendar year. GE Capital sponsored approximately $654 million in initial aggregate principal amount of securities backed by commercial equipment loans in the 2005 calendar year. GE Capital sponsored approximately $1,054 million in initial aggregate principal amount of securities backed by commercial equipment loans in the 2006 calendar year. GE Capital sponsored approximately $1,137 million in initial aggregate principal amount of securities backed by commercial equipment loans in the 2007 calendar year. GE Capital sponsored no securities backed by commercial equipment loans in the 2008 calendar year.

     In addition to equipment loans, assets supporting GE Capital securitizations executed by GE Capital and its subsidiaries and affiliates that are currently outstanding include: credit card receivables; floorplan receivables; commercial real estate loans; residential real estate and home equity loans; secured corporate loans and other assets.
     For a description of the sponsor, see “IMPORTANT PARTIES—GE Capital Corporation” in the accompanying prospectus. For a description of origination of equipment loans by GE Capital, see “ORIGINATION OF RECEIVABLES” in the accompanying prospectus.
Servicer
     GE Capital, through its Commercial Lending and Leasing division, is the servicer (the “Servicer”) under the servicing agreement. GE Capital is a wholly owned subsidiary of General Electric Capital Services, Inc. (“GECS”). The principal offices of GE Capital’s Commercial Lending and Leasing division are located at 10 Riverview Drive, Danbury, CT 06810.
     GE Capital was the servicer of a commercial equipment loan portfolio of approximately $4.1 billion in average outstanding principal amount during the 2004 calendar year, approximately $4.4 billion in average outstanding principal amount during the 2005 calendar year, approximately $5.1 billion in average outstanding principal amount during the 2006 calendar year, approximately $5.7 billion in average outstanding principal amount during the 2007 calendar year and approximately $4.9 billion in average outstanding principal amount during the 2008 calendar year.
     For a description of the Servicer, see “IMPORTANT PARTIES—GE Capital Corporation” in the accompanying prospectus.
THE LOAN POOL
     The Loans are middle market equipment loans that consist of loans and finance leases made to obligors located in the United States of America and managed by the Corporate Finance and Equipment Finance reporting categories of the Commercial Lending and Leasing division of GE Capital (“Equipment Loans”) secured by transportation equipment, industrial equipment, construction equipment, maritime assets, printing presses, furniture and fixtures, technology and telecommunications equipment or other equipment.
     A number of calculations described in this prospectus supplement, and calculations required by the agreements governing the Issuing Entity and the Notes, are based upon the Loan Value of the Loans. “Loan Value” means, for any loan that is not a Liquidated Loan or Defaulted Loan on any day (including the Cut-off Date) (A) with respect to Precomputed Loans, (i) the present value of the future Scheduled Payments discounted monthly at its APR plus (ii) the principal amount of any past due payments plus (iii) the unamortized amounts of any purchase premiums minus (iv) the unamortized amounts of any purchase discounts, and (B) with respect to Simple Interest Loans, (i) the balance reflected on the Servicer’s records plus (ii) the unamortized amounts of any purchase premiums minus (iii) the unamortized amounts of any purchase discounts. Liquidated Loans shall be deemed to have a Loan Value of zero and Defaulted Loans shall be deemed to have a Loan Value equal to the outstanding Loan Value at the time it became a Defaulted Loan less the amount written off as uncollectible in accordance with the Credit and Collection Policy.
     The Loans were selected from our portfolio using several criteria, including the criteria set forth in the accompanying prospectus under “CHARACTERISTICS OF THE RECEIVABLES—Selection Criteria” and the additional criteria that, as of the Cut-off Date:
(1)	each Loan is an Equipment Loan;

(2)	each Loan bears a fixed rate of interest;

(3)	each Loan was not more than 30 days past due;

(4)	each Loan had a remaining term to maturity of not more than 124 months;

(5)	each Loan had a Loan Value that (when combined with the Loan Value of any other loans with the same or an affiliated Obligor) does not exceed 1.5% of the aggregate Loan Value of all the Loans; and

(6)	no Loan has been written off as uncollectible in accordance with the Credit and Collection Policy.
     The Loans include both Precomputed Loans and Simple Interest Loans. No Loan has a scheduled maturity later than the date that is twelve months prior to the latest Maturity Date for the Class C Notes. For purposes of TALF, the average life to maturity for the Class A Notes is specified under “TALF CONSIDERATIONS”. The Loan Value of the Loans as of the Cut-off Date will equal approximately 100% of the initial outstanding principal amount of the Notes.
     All of the Loans transferred to us relate to commercial financings, rather than to consumer leases or consumer loans or financings. We have not used selection procedures that we believe to be adverse to the Issuing Entity in selecting the Loans for transfer to the Issuing Entity under the purchase and sale agreement. GE Capital, VFS Financing, Inc., GE Capital Information Technology Solutions, Inc. and Imaging Financial Services, Inc. will sell the Loans to us on the Closing Date under a sale agreement.
     As the Obligors pay amounts owed by them under the Loans, the Loan Value of all of the Loans held by the Issuing Entity will decrease. This decrease in the Loan Value of the Loans is referred to as amortization. The rate at which the Loan Value of each Loan is reduced may vary from Loan to Loan. The variance will depend in large part on the Loan terms and the manner in which the Obligor makes its payments. As a result, the statistical distribution of the Loans held by the Issuing Entity, including the concentration of Obligors in any one state or of the Loans with respect to any one equipment type, will vary as the Loan Values amortize.
     Some of the loans GE Capital, VFS Financing, Inc., GE Capital Information Technology Solutions, Inc. and Imaging Financial Services, Inc. intend to transfer to us may be determined not to meet the eligibility requirements and those loans may not be transferred to the Issuing Entity on the Closing Date. While the statistical distribution of the characteristics, as of the Closing Date, for the final pool of Loans will vary somewhat from the statistical distribution of the characteristics, as of the date hereof, as presented in this prospectus supplement, the variance will not be material. Changes in the characteristics of the Loans between the date hereof and the Closing Date will not affect more than 5% of the Loan Value of the Loans and will not cause the Loans to lose their status as “eligible collateral” under TALF.
     15.95% of the Loans were originated in the State of California. See “RISK FACTORS—Geographical concentrations of equipment loans may affect your investment.”
     None of the Loans were more than thirty (30) days past due as of the Cut-off Date. 474 of the Loans, having a balance as of the Cut-off Date of $44,355,256.91, have been more than thirty (30) days past due at least once since their origination, of which 1 Loan having a balance as of the Cut-off Date of 45,683.34, has been more than sixty (60) days past due at least once since its origination. No Loan has been more than ninety (90) days past due.
     The composition and distribution by loan type, payment frequency, interest type, APR, equipment type, obligor industry, Loan Value, remaining term to stated maturity, state of origination of the Loans and scheduled loan payments, in each case as of the Cut-off Date, are as set forth in the following tables. Totals may not add to 100% due to rounding.

Composition of the Loan Pool
as of the Cut-off Date

		Weighted
Pool	Number of	Average	Weighted Average
Balance	Loans	Remaining Term	Original Term
$618,399,513.05	5,666	48.62 months	61.50 months
Distribution by Loan Type of the Loan Pool
as of the Cut-off Date

	Number of	Pool	Percent of
Loan Type	Loans	Balance	Pool Balance
Loans	4,206	$530,782,701.39	85.83%
Finance leases	1,460	87,616,811.66	14.17

Total	5,666	$618,399,513.05	100.00%

Distribution by Payment Frequency of the Loan Pool
as of the Cut-off Date

	Number of	Pool	Percent of
Payment Frequency	Loans	Balance	Pool Balance
Monthly	5,650	$614,763,951.09	99.41%
Quarterly	16	3,635,561.96	0.59

Total	5,666	$618,399,513.05	100.00%

Distribution by Interest Type of the Loan Pool as of the Cut-off Date

	Number of	Pool	Percent of
Interest Type	Loans	Balance	Pool Balance
Fixed	5,666	$618,399,513.05	100.00%

Total	5,666	$618,399,513.05	100.00%

Distribution by APR of the
Loans as of the Cut-off Date

			Percent of
	Number of	Fixed Rate Pool	Fixed Rate Pool
APR Range	Loans	Balance	Balance
Less than 2.000%	283	$5,826,974.51	0.94%
2.001% - 4.000%	79	2,959,160.68	0.48
4.001% - 5.000%	47	4,478,355.59	0.72
5.001% - 6.000%	119	31,558,480.25	5.10
6.001% - 7.000%	493	157,143,628.62	25.41
7.001% - 8.000%	843	132,684,929.44	21.46
8.001% - 9.000%	1,022	109,488,517.98	17.71
9.001% - 10.000%	804	91,556,210.06	14.81
10.001% - 11.000%	496	35,436,630.21	5.73
11.001% - 12.000%	343	21,833,216.13	3.53
12.001% - 13.000%	226	10,315,661.94	1.67
13.001% - 14.000%	170	5,247,159.25	0.85
14.001% - 15.000%	126	3,624,837.53	0.59
Greater than 15.000%	615	6,245,750.86	1.01

Total	5,666	$618,399,513.05	100.00%

Distribution by Equipment Type of the Loan Pool
as of the Cut-off Date

	Number of	Pool	Percent of
Equipment Type	Loans	Balance	Pool Balance
Transportation Equipment	3,369	$316,746,580.28	51.22%
Industrial Equipment	444	94,631,320.04	15.30
Construction Equipment	298	61,925,627.74	10.01
Maritime Assets	10	33,055,329.51	5.35
Printing Presses	47	31,768,956.05	5.14
Furniture & Fixtures	203	30,434,307.60	4.92
Technology & Telecommunications Equipment	857	24,706,512.74	4.00
Other Equipment	438	25,130,879.09	4.06

Total	5,666	$618,399,513.05	100.00%

Distribution by Obligor Industry of the Loan Pool
as of the Cut-off Date

	Number of	Pool	Percent of
Obligor Industry	Loans	Balance	Pool Balance
Transportation	2,944	$267,989,030.36	43.34%
Services	1,268	90,676,788.89	14.66
Mining & Construction	389	71,307,119.68	11.53
Printing & Publishing	160	51,918,299.93	8.40
Manufacturing	217	50,585,326.05	8.18
Distribution/Wholesale	183	36,979,111.01	5.98
Agriculture, Forestry & Fishing	125	20,233,838.73	3.27
Electronics	43	14,784,498.01	2.39
Retail	259	11,955,036.68	1.93
Healthcare	52	1,564,513.82	0.25
Other	26	405,949.89	0.07

Total	5,666	$618,399,513.05	100.00%

Distribution by Current Loan Value of the Loan Pool
as of the Cut-off Date

Current Loan	Number of	Pool	Percent of
Value Range ($)	Loans	Balance	Pool Balance
0.01 - 25,000.00	2,481	$28,502,238.40	4.61%
25,000.01 - 50,000.00	1,297	46,896,690.70	7.58
50,000.01 - 75,000.00	567	34,267,819.35	5.54
75,000.01 - 100,000.00	323	28,023,308.54	4.53
100,000.01 - 150,000.00	315	37,804,817.97	6.11
150,000.01 - 200,000.00	156	26,902,857.37	4.35
200,000.01 - 250,000.00	103	23,074,832.06	3.73
250,000.01 - 2,250,000.00	389	251,338,316.00	40.64
2,250,000.01 - 4,250,000.00	22	60,242,889.93	9.74
4,250,000.01 - 6,250,000.00	6	29,358,451.75	4.75
6,250,000.01 - 8,250,000.00	5	35,001,733.67	5.66
8,250,000.01 - 10,250,000.00	2	16,985,557.31	2.75

Total	5,666	$618,399,513.05	100.00%

Distribution by Remaining Term to Stated Maturity of the Loan Pool
as of the Cut-off Date

Remaining Term to Stated	Number of	Pool	Percent of
Maturity (Months)	Loans	Balance	Pool Balance
1 - 12	544	$10,256,098.06	1.66%
13 - 24	930	46,656,140.34	7.54
25 - 36	1,596	120,971,460.35	19.56
37 - 48	1,419	171,385,689.40	27.71
49 - 60	849	114,765,632.80	18.56
61 - 72	241	77,126,265.19	12.47
73 - 84	69	37,786,060.99	6.11
85 - 96	9	20,068,834.75	3.25
97 - 120	7	19,229,927.87	3.11
121 - 132	2	153,403.30	0.02

Total	5,666	$618,399,513.05	100.00%

Distribution by State of the Loan Pool
as of the Cut-off Date

	Number of	Pool	Percent of
State(1)	Loans	Balance	Pool Balance
Alabama	70	$6,562,677.52	1.06%
Alaska	3	839,845.02	0.14
Arizona	74	3,966,567.08	0.64
Arkansas	135	10,894,099.79	1.76
California	952	98,628,936.49	15.95
Colorado	118	11,831,891.37	1.91
Connecticut	55	3,680,830.77	0.60
Delaware	15	1,001,465.07	0.16
District of Columbia	8	122,028.43	0.02
Florida	298	23,515,453.69	3.80
Georgia	216	15,121,922.94	2.45
Hawaii	6	1,376,953.99	0.22
Idaho	54	3,323,158.12	0.54
Illinois	202	35,778,891.16	5.79
Indiana	133	5,927,287.02	0.96
Iowa	41	3,935,984.80	0.64
Kansas	76	9,939,649.74	1.61
Kentucky	55	3,177,671.69	0.51
Louisiana	103	20,905,202.47	3.38
Maine	16	2,167,304.34	0.35
Maryland	59	4,887,995.94	0.79
Massachusetts	99	6,300,829.70	1.02
Michigan	108	11,205,955.00	1.81
Minnesota	81	7,779,653.10	1.26
Mississippi	41	7,661,449.43	1.24
Missouri	155	22,820,291.19	3.69
Montana	15	431,970.07	0.07
Nebraska	24	3,126,804.25	0.51
Nevada	42	1,487,493.19	0.24
New Hampshire	44	2,885,673.40	0.47
New Jersey	152	19,548,783.68	3.16
New Mexico	32	2,531,162.71	0.41
New York	474	46,159,857.92	7.46
North Carolina	117	15,604,981.74	2.52
North Dakota	2	205,822.96	0.03
Ohio	161	19,362,330.61	3.13
Oklahoma	67	6,299,931.73	1.02
Oregon	133	12,782,402.62	2.07
Pennsylvania	171	17,168,963.87	2.78
Rhode Island	16	1,044,768.87	0.17
South Carolina	36	4,001,854.21	0.65
South Dakota	9	725,874.10	0.12
Tennessee	65	9,272,868.51	1.50
Texas	520	70,666,480.78	11.43
Utah	91	17,748,498.48	2.87
Vermont	15	5,242,773.85	0.85
Virginia	103	8,875,638.99	1.44
Washington	123	11,515,937.99	1.86
West Virginia	32	4,608,729.96	0.75
Wisconsin	39	13,158,020.04	2.13
Wyoming	10	587,892.66	0.10

Total	5,666	$618,399,513.05	100.00%

(1)	Based upon primary business addresses of the Obligors.

Scheduled Loan Payments

	Aggregate Scheduled	Aggregate Scheduled
Collection Period	Principal Payments	Interest Payments
August 2009(1)	$13,495,849.68	$0.00	(2)
September 2009(1)	9,900,612.93	4,123,500.29
October 2009	13,486,371.30	4,118,501.53
November 2009	13,749,616.40	3,967,872.59
December 2009	13,421,391.50	3,931,076.09
January 2010	13,401,839.09	3,837,798.37
February 2010	13,504,506.26	3,586,164.12
March 2010	13,237,355.81	3,651,898.05
April 2010	13,185,465.98	3,508,196.21
May 2010	13,190,453.30	3,467,741.83
June 2010	13,552,136.63	3,323,667.24
July 2010	13,278,826.46	3,277,655.03
August 2010	13,245,062.60	3,183,823.01
September 2010	13,222,999.23	3,045,390.72
October 2010	13,280,039.36	2,995,446.11
November 2010	15,068,276.65	2,859,275.97
December 2010	12,962,992.41	2,791,425.15
January 2011	14,068,677.07	2,698,665.27
February 2011	12,804,392.80	2,484,562.39
March 2011	12,610,390.48	2,507,790.96
April 2011	13,948,837.20	2,380,014.31
May 2011	12,843,131.04	2,319,145.29
June 2011	12,233,042.40	2,196,646.28
July 2011	12,463,321.65	2,141,862.98
August 2011	12,005,575.28	2,053,880.50
September 2011	11,719,595.75	1,940,595.72
October 2011	11,707,909.29	1,886,692.11
November 2011	11,440,460.12	1,775,441.05
December 2011	11,077,234.37	1,722,554.00
January 2012	10,802,520.63	1,646,123.74
February 2012	10,675,489.21	1,518,359.21
March 2012	10,457,077.08	1,492,643.07
April 2012	13,935,803.74	1,386,682.77
May 2012	11,604,497.85	1,304,705.65
June 2012	9,629,073.15	1,214,658.47
July 2012	8,829,154.00	1,172,298.17
August 2012	8,479,968.23	1,109,249.83
September 2012	8,214,025.42	1,032,597.12
October 2012	8,109,430.30	993,977.03
November 2012	7,963,269.61	922,232.63
December 2012	7,414,756.96	885,874.87
January 2013	6,727,227.45	834,610.62
February 2013	6,361,676.06	746,651.81
March 2013	6,079,942.07	746,417.54
April 2013	5,761,373.47	690,767.62
May 2013	5,578,268.75	665,824.55
June 2013	6,190,533.12	614,052.23
July 2013	4,673,531.86	588,321.47
August 2013	4,579,268.12	556,478.29
September 2013	4,052,937.70	514,466.12
October 2013	5,727,355.26	491,166.52
November 2013	3,784,168.39	449,989.76
December 2013	3,672,197.56	432,744.89
January 2014	6,747,990.20	407,376.61
February 2014	3,334,933.04	339,650.04
March 2014	3,289,653.63	338,757.99
April 2014	2,988,508.68	309,428.78
May 2014	2,953,377.03	296,371.09
June 2014	2,854,949.58	271,778.46
July 2014	3,078,454.31	259,003.95
August 2014	2,786,011.58	238,678.49
September 2014	1,896,859.20	216,449.10

	Aggregate Scheduled	Aggregate Scheduled
Collection Period	Principal Payments	Interest Payments
October 2014	$1,871,720.78	$209,919.73
November 2014	2,401,397.71	193,991.27
December 2014	1,693,514.21	183,843.93
January 2015	1,991,585.05	173,606.54
February 2015	1,887,442.10	149,874.63
March 2015	1,483,965.60	148,981.97
April 2015	1,328,379.36	136,665.39
May 2015	1,208,938.60	131,989.45
June 2015	1,188,566.81	121,621.21
July 2015	1,006,476.72	117,411.55
August 2015	936,398.83	111,256.20
September 2015	775,652.36	103,821.47
October 2015	760,560.92	102,036.04
November 2015	733,299.67	95,143.82
December 2015	647,999.39	93,510.59
January 2016	639,808.27	89,765.94
February 2016	801,284.04	80,136.94
March 2016	549,040.15	81,608.00
April 2016	554,322.85	76,062.46
May 2016	520,705.78	75,199.12
June 2016	472,351.12	70,001.36
July 2016	434,953.84	69,469.71
August 2016	447,537.69	67,036.21
September 2016	403,506.31	62,338.24
October 2016	401,686.44	64,003.09
November 2016	371,783.59	57,925.77
December 2016	342,598.09	57,657.67
January 2017	322,465.62	55,760.62
February 2017	300,165.61	48,846.13
March 2017	296,691.83	52,319.91
April 2017	300,571.63	49,018.20
May 2017	257,608.50	48,963.99
June 2017	260,630.39	45,942.10
July 2017	2,263,744.83	45,964.86
August 2017	184,142.14	33,245.35
September 2017	186,260.06	31,127.43
October 2017	4,431,027.50	31,071.60
November 2017	95,191.21	2,322.17
December 2017	95,446.80	1,860.66
January 2018	93,218.05	1,322.36
February 2018	27,456.17	708.74
March 2018	19,279.06	612.53
April 2018	19,422.89	468.70
May 2018	20,022.58	355.13
June 2018	1,675.16	214.84
July 2018	1,680.36	209.64
August 2018	1,692.78	197.22
September 2018	1,711.26	178.74
October 2018	1,717.94	172.06
November 2018	1,735.78	154.22
December 2018	1,743.46	146.54
January 2019	1,756.34	133.66
February 2019	1,781.00	109.00
March 2019	1,782.48	107.52
April 2019	1,798.70	91.30
May 2019	1,808.94	81.06
June 2019	1,824.48	65.52
July 2019	1,835.78	54.22
August 2019	1,849.36	40.64
September 2019	1,863.88	26.12
October 2019	1,787.92	12.60

(1)	The first Collection Period for the Notes will include both August and September 2009 principal collections.

(2)	Interest payments on the Loans are due in August 2009 but are not assets of the Issuing Entity.

STATIC POOL INFORMATION
     Current static pool data with respect to commercial equipment loans serviced by GE Capital is available on the internet at http://www.ge.com/pdf/investors/investing/abs_reports/equipment_midticket/ge_2009-11_static_pool_data _for_series_2009-1.pdf (the “Static Pool Data”). For purposes of any electronic version of this prospectus supplement, the preceding uniform resource locator, or URL, is an inactive textual reference only. Steps have been taken to ensure that this URL reference was inactive at the time the electronic version of this prospectus supplement was created. Static Pool Data provided on the website for periods before January 1, 2006 is not deemed to be part of this prospectus supplement or the registration statement for the Notes. Only Direct Originations are represented in the Static Pool Data. Illustrative data in relation to Indirect Originations is presented below under “DELINQUENCIES AND CREDIT LOSSES.”
     As used in the Static Pool Data, a loan is considered to be “31 to 60 days,” “61 to 90 days,” “91 to 120 days,” “121 to 150 days,” “151 to 180 days” and “181+ days” delinquent when a payment due on any due date remains unpaid as of the close of business on the business day immediately following the monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.
     From time to time, the Servicer will modify a loan, recasting monthly payments for delinquent borrowers who have experienced financial difficulties. Upon such modification, the loan will no longer be classified as delinquent. A description of GE Capital’s loss mitigation strategy can be found at “ORIGINATION OF RECEIVABLES—Delinquency and Loss Mitigation Strategy” in the accompanying prospectus.
DELINQUENCIES AND CREDIT LOSSES
     The data presented in the following tables are for illustrative purposes only and relate to the performance of a portfolio consisting of the Equipment Loans (which includes the Loans), and are not historical data regarding the Loans alone. The tables show the performance of Equipment Loans that are Direct Originations and Indirect Originations.
     The following tables set forth the delinquency experience at December 31 for the years 2006 through 2008 and at June 30, 2008 and 2009 and credit loss experience for each of the calendar years ended 2006 through 2008 and the six month periods ending June 30, 2008 and June 30, 2009.
Delinquency Experience by Number of Loans (Direct Originations)

	At June 30,		At December 31,
	2009	2008	2008	2007	2006
Number of Loans Outstanding	8,495	10,063	9,509	10,451	8,582
Period of Delinquency(1) in days:
31-60	51	6	10	29	9
61-90	10	9	10	9	1
91+	64	42	44	35	22
Total Delinquencies	125	57	64	73	32
Total Delinquencies as % of Number of Loans Outstanding	1.47%	0.57%	0.67%	0.70%	0.37%

(1)	Represents Loans greater than 30 days past due as of the end of the applicable period.

Delinquency Experience by Principal Balance (Direct Originations)
(Dollars in Thousands)

	At June 30,		At December 31,
	2009	2008	2008	2007	2006
Principal Balance Outstanding	$2,576,296	$2,918,267	$2,759,378	$3,371,573	$3,481,887
Period of Delinquency(1) in days:
31-60	$40,757	$1,519	$1,648	$4,016	$2,052
61-90	$1,395	$579	$556	$1,451	$56
91+	$26,073	$6,282	$6,496	$7,694	$4,156
Total Delinquencies*	$68,226	$8,379	$8,700	$13,161	$6,264
Total Delinquencies as % of Principal Balance Outstanding	2.65%	0.29%	0.32%	0.39%	0.18%

(1)	Represents loans greater than 30 days past due as of the end of the applicable period.

*	Totals in this table may not sum due to rounding.
Credit Loss Experience (Direct Originations)
(Dollars in Thousands)

	For the 6-Months Ended June 30,		For the Year Ended December 31,
	2009	2008	2008	2007	2006
Principal Balance Outstanding at end of period	$2,576,296	$2,918,267	$2,759,378	$3,371,573	$3,481,887
Number of Loans Outstanding	8,495	10,063	9,509	10,451	8,582
Credit Losses (1)(2)	$6,420	$2,119	$6,214	$8,628	$5,406
Credit Losses as a % of Principal Balance Outstanding at end of period(1)(2)	0.25%	0.07%	0.23%	0.26%	0.16%

(1)	Credit losses refer to the difference between the outstanding principal balance of the loans and the actual recoveries thereon.

(2)	Represents credit losses recognized in each period.

Delinquency Experience by Number of Loans (Indirect Originations)

	At June 30,		At December 31,
	2009	2008	2008	2007	2006
Number of Loans Outstanding	41,576	52,486	47,286	44,492	48,077
Period of Delinquency(1) in days:
31-60	993	857	1,080	771	544
61-90	450	313	539	245	201
91+	860	638	670	268	217
Total Delinquencies	2,303	1,808	2,289	1,284	962
Total Delinquencies as % of Number of Loans Outstanding	5.54%	3.44%	4.84%	2.89%	2.00%

(1)	Represents Loans greater than 30 days past due as of the end of the applicable period.
Delinquency Experience by Principal Balance (Indirect Originations)
(Dollars in Thousands)

	At June 30,		At December 31,
	2009	2008	2008	2007	2006
Principal Balance Outstanding	$1,787,698	$2,484,435	$2,129,962	$2,289,210	$2,092,849
Period of Delinquency(1) in days:
31-60	$41,659	$28,628	$39,332	$25,567	$12,141
61-90	$31,146	$13,828	$19,122	$9,446	$4,848
91+	$45,911	$19,842	$27,975	$10,841	$5,511
Total Delinquencies*	$118,717	$62,298	$86,429	$45,854	$22,500
Total Delinquencies as % of Principal Balance Outstanding	6.64%	2.51%	4.06%	2.00%	1.08%

(1)	Represents loans greater than 30 days past due as of the end of the applicable period.

*	Totals in this table may not sum due to rounding.

Credit Loss Experience (Indirect Originations)
(Dollars in Thousands)

	For the 6-Months Ended June 30,		For the Year Ended December 31,
	2009	2008	2008	2007	2006
Principal Balance Outstanding at end of period	$1,787,698	$2,484,435	$2,129,962	$2,289,210	$2,092,849
Number of Loans Outstanding	41,576	52,486	47,286	44,492	48,077
Credit Losses (1)(2)	$27,757	$9,916	$38,241	$15,990	$16,857
Credit Losses as a % of Principal Balance Outstanding at end of period(1)(2)	1.55%	0.40%	1.80%	0.70%	0.81%

(1)	Credit losses refer to the difference between the outstanding principal balance of the loans and the actual recoveries thereon.

(2)	Represents credit losses recognized in each period.

ORIGINATION OF LOANS
     For a description of the origination, credit approval processes and credit authorities relating to the Corporate Finance and Equipment Finance reporting categories of GE Capital’s Commercial Lending and Leasing division, see “ORIGINATION OF RECEIVABLES” in the accompanying prospectus.
WEIGHTED AVERAGE LIFE OF THE NOTES
     Substantially all of the Loans are subject to prepayment at any time. Each prepayment will shorten the weighted average life of the Loans and the weighted average life of the Notes. Prepayments include:
•	Voluntary prepayments;

•	Involuntary payments (losses as a result of repossession and liquidation of the Loan); and

•	Receipts of proceeds from insurance policies.
     As the rate of payment of principal of the Notes depends primarily on the rate of payment (including prepayments) of the principal balance of the Loans, final payment of each class of Notes could occur significantly earlier than the final maturity date for that class. You will bear the risk of not being able to reinvest principal payments on your Notes at yields at least equal to the yield on your Notes.
     The rate of payment of principal on the Notes also depends upon the extent to which the Excess Spread Amount is applied to reduce the Outstanding Principal Balance of the Notes. As set forth in “DESCRIPTION OF THE TRANSACTION AGREEMENTS—Priority of Payments” below, 50% of the Excess Spread Amount will be paid first to the Class A-1 Noteholders until the Outstanding Principal Balance of the Class A-1 Notes has been reduced to zero, then to the Class A-2 Noteholders until the Outstanding Principal Balance of the Class A-2 Notes has been reduced to zero, then to the Class A-3 Noteholders until the Outstanding Principal Balance of the Class A-3 Notes has been reduced to zero, then to the Class A-4 Noteholders until the Outstanding Principal Balance of the Class A-4 Notes has been reduced to zero, then to the Class B Noteholders until the Outstanding Principal Balance of the Class B Notes has been reduced to zero and finally to the Class C Noteholders until the Outstanding Principal Balance of the Class C Notes has been reduced to zero. The amount and timing of such payments of the Excess Spread Amount, if any, will depend upon a variety of factors, including the rates of prepayment and default on the Loans.
     Prepayments on Loans can be measured relative to a prepayment standard or model. The model used in this prospectus supplement is based on a constant prepayment rate (“CPR”). CPR is determined by the percentage of principal outstanding at the beginning of a period that prepays during that period, stated as an annualized rate. The CPR prepayment model, like any prepayment model, does not purport to be either an historical description of prepayment experience or a prediction of the anticipated rate of prepayment.
     The tables below have been prepared on the basis of certain assumptions, including that:
•	the initial pool balance is equal to $618,399,513.05 as of the Cut-off Date;

•	the Loans prepay in full at the specified monthly CPR with no losses, no repurchases and no optional redemption unless specified;

•	the interest rate for each Loan is equal to the applicable interest rate as of the Cut-off Date;

•	each scheduled payment on the Loans is made on the last day of each collection period and each collection period has 30 days;

•	aggregate payments of principal and interest on the Loans are made in accordance with the table on page S-28;

•	distributions are made on each Payment Date commencing on October 15, 2009 and otherwise in accordance with the description set forth under “DESCRIPTION OF THE TRANSACTION AGREEMENTS—Priority of Payments”;

•	the amount on deposit in the Reserve Account on the Closing Date is equal to 1.25% of the initial aggregate Loan Value (an amount equal to $7,729,993.91) and on subsequent Payment Dates the Required Reserve Account Amount is determined in accordance with the description set forth under “DESCRIPTION OF THE TRANSACTION AGREEMENTS—Reserve Account”;

•	the servicing fee is paid monthly and equals 0.35% per annum of the pool balance of the first day of each calendar month;

•	the Closing Date occurs on September 11, 2009;

•	we do not exercise our right of optional redemption;

•	the distribution on the Payment Date occurring on October 15, 2009 includes payments of principal on the Loans received after the Cut-off Date and payments of interest on the Loans received on or after September 1, 2009; and

•	the fixed rate coupons are assumed to be:

Class A-1 Notes	0.62625%
Class A-2 Notes	1.60%
Class A-3 Notes	2.74%
Class A-4 Notes	3.94%
Class B Notes	5.93%
Class C Notes	7.39%
     The table indicates the projected weighted average life of each Class of Notes and sets forth the percent of the initial principal balance of each Class of Notes that is projected to be outstanding after each of the Payment Dates shown at various CPR percentages.
     The information included in the following tables represents forward-looking statements and involves risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The actual characteristics and performance of the Loans will differ from the assumptions used in constructing the tables below. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is highly unlikely that the Loans will prepay at a constant CPR until maturity or that all of the Loans will prepay at the same CPR. Any difference between those assumptions and the actual characteristics and performance of the Loans, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of the Notes.
Percent of Initial Principal Amount of the Notes at Various CPR Percentages

	Class A-1 Notes
Payment Date	0%	8%	11%	14%	17%

Closing Date	100	100	100	100	100
October 15, 2009	85	81	79	77	75
November 15, 2009	77	70	67	64	61
December 15, 2009	68	59	55	51	48
January 15, 2010	59	48	44	39	35
February 15, 2010	50	37	32	27	22
March 15, 2010	42	27	21	16	10
April 15, 2010	33	17	11	4	0

	Class A-1 Notes
Payment Date	0%	8%		11%	14%	17%

May 15, 2010	25	7		*	0	0
June 15, 2010	16	0		0	0	0
July 15, 2010	8	0		0	0	0
August 15, 2010	0	0		0	0	0
Weighted Average Life to Maturity (years)(1)	0.48	0.38	(3)	0.35	0.33	0.30
Weighted Average Life to Call (years) (1)(2)	0.48	0.38		0.35	0.33	0.30

(1)	The weighted average life of a Class A-1 Note is determined by: (a) multiplying the amount of each principal payment on the Class A-1 Note by the number of years from the date of issuance of such Note to the related Payment Date, (b) adding the results, and (c) dividing the sum by the initial principal amount of such Note.

(2)	The weighted average life to call assumes that we exercise our option to purchase the Loans on the earliest permitted call date. The earliest permitted call date is the Payment Date on which the Pool Balance declines to 10% or less of the Pool Balance of the Loans measured for each Loan at the time of its sale to the Issuing Entity.

(3)	The weighted average life to maturity for each Class A note has been calculated in accordance with the TALF prepayment assumption as specified in the TALF FAQ dated September 1, 2009.

*	Indicates a number that is greater than 0% but less than 0.5%.
This table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the Loans, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percent of Initial Principal Amount of the Notes at Various CPR Percentages

	Class A-2 Notes
Payment Date	0%	8%		11%	14%	17%

Closing Date	100	100		100	100	100
October 15, 2009	100	100		100	100	100
November 15, 2009	100	100		100	100	100
December 15, 2009	100	100		100	100	100
January 15, 2010	100	100		100	100	100
February 15, 2010	100	100		100	100	100
March 15, 2010	100	100		100	100	100
April 15, 2010	100	100		100	100	96
May 15, 2010	100	100		100	87	73
June 15, 2010	100	94		80	65	50
July 15, 2010	100	74		59	43	27
August 15, 2010	98	55		38	22	6
September 15, 2010	81	36		19	2	0
October 15, 2010	64	17		0	0	0
November 15, 2010	47	0		0	0	0
December 15, 2010	28	0		0	0	0
January 15, 2011	11	0		0	0	0
February 15, 2011	0	0		0	0	0
Weighted Average Life to Maturity (years)(1)	1.20	0.99	(3)	0.92	0.86	0.80
Weighted Average Life to Call (years) (1)(2)	1.20	0.99		0.92	0.86	0.80

(1)	The weighted average life of a Class A-2 Note is determined by: (a) multiplying the amount of each principal payment on the Class A-2 Note by the number of years from the date of issuance of such Note to the related Payment Date, (b) adding the results, and (c) dividing the sum by the initial principal amount of such Note.

(2)	The weighted average life to call assumes that we exercise our option to purchase the Loans on the earliest permitted call date. The earliest permitted call date is the Payment Date on which the Pool Balance declines to 10% or less of the Pool Balance of the Loans measured for each Loan at the time of its sale to the Issuing Entity.

(3)	The weighted average life to maturity for each Class A note has been calculated in accordance with the TALF prepayment assumption as specified in the TALF FAQ dated September 1, 2009.
This table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the Loans, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percent of Initial Principal Amount of the Notes at Various CPR Percentages

	Class A-3 Notes
Payment Date	0%	8%		11%	14%	17%

Closing Date	100	100		100	100	100
October 15, 2009	100	100		100	100	100
November 15, 2009	100	100		100	100	100
December 15, 2009	100	100		100	100	100
January 15, 2010	100	100		100	100	100
February 15, 2010	100	100		100	100	100
March 15, 2010	100	100		100	100	100
April 15, 2010	100	100		100	100	100
May 15, 2010	100	100		100	100	100
June 15, 2010	100	100		100	100	100
July 15, 2010	100	100		100	100	100
August 15, 2010	100	100		100	100	100
September 15, 2010	100	100		100	100	95
October 15, 2010	100	100		100	94	88
November 15, 2010	100	99		94	88	82
December 15, 2010	100	93		87	81	75
January 15, 2011	100	87		81	75	69
February 15, 2011	98	81		75	69	63
March 15, 2011	93	75		69	63	57
April 15, 2011	87	70		64	58	52
May 15, 2011	82	64		58	52	46
June 15, 2011	76	59		53	47	41
July 15, 2011	71	54		48	42	36
August 15, 2011	66	49		43	37	31
September 15, 2011	61	44		38	32	26
October 15, 2011	56	39		33	27	22
November 15, 2011	52	35		29	23	18
December 15, 2011	47	30		24	19	14
January 15, 2012	43	26		20	15	10
February 15, 2012	38	22		16	11	6
March 15, 2012	34	18		12	7	2
April 15, 2012	29	14		9	4	0
May 15, 2012	24	9		4	0	0
June 15, 2012	19	5		*	0	0
July 15, 2012	15	1		0	0	0
August 15, 2012	12	0		0	0	0
September 15, 2012	8	0		0	0	0
October 15, 2012	5	0		0	0	0
November 15, 2012	2	0		0	0	0
December 15, 2012	0	0		0	0	0
Weighted Average Life to Maturity (years)(1)	2.28	1.99	(3)	1.89	1.80	1.70
Weighted Average Life to Call (years) (1)(2)	2.28	1.99		1.89	1.80	1.70

(1)	The weighted average life of a Class A-3 Note is determined by: (a) multiplying the amount of each principal payment on the Class A-3 Note by the number of years from the date of issuance of such Note to the related Payment Date, (b) adding the results, and (c) dividing the sum by the initial principal amount of such Note.

(2)	The weighted average life to call assumes that we exercise our option to purchase the Loans on the earliest permitted call date. The earliest permitted call date is the Payment Date on which the Pool Balance of the Loans declines to 10% or less of the Pool Balance of the Loans measured for each Loan at the time of its sale to the Issuing Entity.

(3)	The weighted average life to maturity for each Class A note has been calculated in accordance with the TALF prepayment assumption as specified in the TALF FAQ dated September 1, 2009.

*	Indicates a number that is greater than 0% but less than 0.5%.
This table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the Loans, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percent of Initial Principal Amount of the Notes at Various CPR Percentages

	Class A-4 Notes
Payment Date	0%	8%	11%	14%	17%

Closing Date	100	100	100	100	100
October 15, 2009	100	100	100	100	100
November 15, 2009	100	100	100	100	100
December 15, 2009	100	100	100	100	100
January 15, 2010	100	100	100	100	100
February 15, 2010	100	100	100	100	100
March 15, 2010	100	100	100	100	100
April 15, 2010	100	100	100	100	100
May 15, 2010	100	100	100	100	100
June 15, 2010	100	100	100	100	100
July 15, 2010	100	100	100	100	100
August 15, 2010	100	100	100	100	100
September 15, 2010	100	100	100	100	100
October 15, 2010	100	100	100	100	100
November 15, 2010	100	100	100	100	100
December 15, 2010	100	100	100	100	100
January 15, 2011	100	100	100	100	100
February 15, 2011	100	100	100	100	100
March 15, 2011	100	100	100	100	100
April 15, 2011	100	100	100	100	100
May 15, 2011	100	100	100	100	100
June 15, 2011	100	100	100	100	100
July 15, 2011	100	100	100	100	100
August 15, 2011	100	100	100	100	100
September 15, 2011	100	100	100	100	100
October 15, 2011	100	100	100	100	100
November 15, 2011	100	100	100	100	100
December 15, 2011	100	100	100	100	100
January 15, 2012	100	100	100	100	100
February 15, 2012	100	100	100	100	100
March 15, 2012	100	100	100	100	100
April 15, 2012	100	100	100	100	97
May 15, 2012	100	100	100	98	82
June 15, 2012	100	100	100	84	70
July 15, 2012	100	100	89	73	59
August 15, 2012	100	94	78	63	50
September 15, 2012	100	83	68	54	41
October 15, 2012	100	73	58	45	32
November 15, 2012	100	63	49	36	24
December 15, 2012	95	53	40	28	16
January 15, 2013	84	44	32	20	9
February 15, 2013	74	36	24	13	3
March 15, 2013	65	29	17	6	0
April 15, 2013	57	22	10	*	0
May 15, 2013	48	15	4	0	0
June 15, 2013	40	8	0	0	0
July 15, 2013	32	1	0	0	0
August 15, 2013	25	0	0	0	0
September 15, 2013	18	0	0	0	0
October 15, 2013	13	0	0	0	0

	Class A-4 Notes
Payment Date	0%	8%		11%	14%	17%

November 15, 2013	4	0		0	0	0
December 15, 2013	0	0		0	0	0
Weighted Average Life to Maturity (years)(1)	3.72	3.36	(3)	3.24	3.11	3.00
Weighted Average Life to Call (years) (1)(2)	3.72	3.36		3.24	3.11	3.00

(1)	The weighted average life of a Class A-4 Note is determined by: (a) multiplying the amount of each principal payment on the Class A-4 Note by the number of years from the date of issuance of such Note to the related Payment Date, (b) adding the results, and (c) dividing the sum by the initial principal amount of such Note.

(2)	The weighted average life to call assumes that we exercise our option to purchase the Loans on the earliest permitted call date. The earliest permitted call date is the Payment Date on which the Pool Balance of the Loans declines to 10% or less of the Pool Balance of the Loans measured for each Loan at the time of its sale to the Issuing Entity.

(3)	The weighted average life to maturity for each Class A note has been calculated in accordance with the TALF prepayment assumption as specified in the TALF FAQ dated September 1, 2009.

*	Indicates a number that is greater than 0% but less than 0.5%.
This table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the Loans, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percent of Initial Principal Amount of the Notes at Various CPR Percentages

	Class B Notes
Payment Date	0%	8%	11%	14%	17%
Closing Date	100	100	100	100	100
October 15, 2009	100	100	100	100	100
November 15, 2009	100	100	100	100	100
December 15, 2009	100	100	100	100	100
January 15, 2010	100	100	100	100	100
February 15, 2010	100	100	100	100	100
March 15, 2010	100	100	100	100	100
April 15, 2010	100	100	100	100	100
May 15, 2010	100	100	100	100	100
June 15, 2010	100	100	100	100	100
July 15, 2010	100	100	100	100	100
August 15, 2010	100	100	100	100	100
September 15, 2010	100	100	100	100	100
October 15, 2010	100	100	100	100	100
November 15, 2010	100	100	100	100	100
December 15, 2010	100	100	100	100	100
January 15, 2011	100	100	100	100	100
February 15, 2011	100	100	100	100	100
March 15, 2011	100	100	100	100	100
April 15, 2011	100	100	100	100	100
May 15, 2011	100	100	100	100	100
June 15, 2011	100	100	100	100	100
July 15, 2011	100	100	100	100	100
August 15, 2011	100	100	100	100	100
September 15, 2011	100	100	100	100	100
October 15, 2011	100	100	100	100	100
November 15, 2011	100	100	100	100	100
December 15, 2011	100	100	100	100	100
January 15, 2012	100	100	100	100	100
February 15, 2012	100	100	100	100	100
March 15, 2012	100	100	100	100	100
April 15, 2012	100	100	100	100	100
May 15, 2012	100	100	100	100	100
June 15, 2012	100	100	100	100	100
July 15, 2012	100	100	100	100	100
August 15, 2012	100	100	100	100	100
September 15, 2012	100	100	100	100	100
October 15, 2012	100	100	100	100	100
November 15, 2012	100	100	100	100	100
December 15, 2012	100	100	100	100	100
January 15, 2013	100	100	100	100	100
February 15, 2013	100	100	100	100	100
March 15, 2013	100	100	100	100	92
April 15, 2013	100	100	100	100	77
May 15, 2013	100	100	100	86	63
June 15, 2013	100	100	95	71	50
July 15, 2013	100	100	78	56	36
August 15, 2013	100	89	65	44	25
September 15, 2013	100	75	52	32	14
October 15, 2013	100	62	41	22	5
November 15, 2013	100	46	26	9	0
December 15, 2013	97	35	16	0	0
January 15, 2014	84	24	6	0	0
February 15, 2014	58	5	0	0	0
March 15, 2014	46	0	0	0	0
April 15, 2014	33	0	0	0	0
May 15, 2014	22	0	0	0	0
June 15, 2014	11	0	0	0	0

	Class B Notes
Payment Date	0%	8%	11%	14%	17%
July 15, 2014	*	0	0	0	0
Weighted Average Life to Maturity (years)(1)	4.55	4.21	4.08	3.94	3.81
Weighted Average Life to Call (years) (1)(2)	4.41	4.00	3.84	3.68	3.51

(1)	The weighted average life of a Class B Note is determined by: (a) multiplying the amount of each principal payment on the Class B Note by the number of years from the date of issuance of such Note to the related Payment Date, (b) adding the results, and (c) dividing the sum by the initial principal amount of such Note.

(2)	The weighted average life to call assumes that we exercise our option to purchase the Loans on the earliest permitted call date. The earliest permitted call date is the Payment Date on which the Pool Balance of the Loans declines to 10% or less of the Pool Balance of the Loans measured for each Loan at the time of its sale to the Issuing Entity.

*	Indicates a number that is greater than 0% but less than 0.5%.
This table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the Loans, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percent of Initial Principal Amount of the Notes at Various CPR Percentages

	Class C Notes
Payment Date	0%	8%	11%	14%	17%
Closing Date	100	100	100	100	100
October 15, 2009	100	100	100	100	100
November 15, 2009	100	100	100	100	100
December 15, 2009	100	100	100	100	100
January 15, 2010	100	100	100	100	100
February 15, 2010	100	100	100	100	100
March 15, 2010	100	100	100	100	100
April 15, 2010	100	100	100	100	100
May 15, 2010	100	100	100	100	100
June 15, 2010	100	100	100	100	100
July 15, 2010	100	100	100	100	100
August 15, 2010	100	100	100	100	100
September 15, 2010	100	100	100	100	100
October 15, 2010	100	100	100	100	100
November 15, 2010	100	100	100	100	100
December 15, 2010	100	100	100	100	100
January 15, 2011	100	100	100	100	100
February 15, 2011	100	100	100	100	100
March 15, 2011	100	100	100	100	100
April 15, 2011	100	100	100	100	100
May 15, 2011	100	100	100	100	100
June 15, 2011	100	100	100	100	100
July 15, 2011	100	100	100	100	100
August 15, 2011	100	100	100	100	100
September 15, 2011	100	100	100	100	100
October 15, 2011	100	100	100	100	100
November 15, 2011	100	100	100	100	100
December 15, 2011	100	100	100	100	100
January 15, 2012	100	100	100	100	100
February 15, 2012	100	100	100	100	100
March 15, 2012	100	100	100	100	100
April 15, 2012	100	100	100	100	100
May 15, 2012	100	100	100	100	100
June 15, 2012	100	100	100	100	100
July 15, 2012	100	100	100	100	100
August 15, 2012	100	100	100	100	100
September 15, 2012	100	100	100	100	100
October 15, 2012	100	100	100	100	100
November 15, 2012	100	100	100	100	100
December 15, 2012	100	100	100	100	100
January 15, 2013	100	100	100	100	100
February 15, 2013	100	100	100	100	100
March 15, 2013	100	100	100	100	100
April 15, 2013	100	100	100	100	100
May 15, 2013	100	100	100	100	100
June 15, 2013	100	100	100	100	100
July 15, 2013	100	100	100	100	100
August 15, 2013	100	100	100	100	100
September 15, 2013	100	100	100	100	100
October 15, 2013	100	100	100	100	100
November 15, 2013	100	100	100	100	85
December 15, 2013	100	100	100	99	67
January 15, 2014	100	100	100	79	49
February 15, 2014	100	100	77	47	22
March 15, 2014	100	91	58	30	6
April 15, 2014	100	70	40	14	0
May 15, 2014	100	51	23	0	0
June 15, 2014	100	33	7	0	0
July 15, 2014	100	15	0	0	0

	Class C Notes
Payment Date	0%	8%	11%	14%	17%
August 15, 2014	75	0	0	0	0
September 15, 2014	51	0	0	0	0
October 15, 2014	35	0	0	0	0
November 15, 2014	20	0	0	0	0
December 15, 2014	0	0	0	0	0
Weighted Average Life to Maturity (years)(1)	5.08	4.73	4.60	4.49	4.37
Weighted Average Life to Call (years) (1)(2)	4.43	4.01	3.84	3.68	3.51

(1)	The weighted average life of a Class C Note is determined by: (a) multiplying the amount of each principal payment on the Class C Note by the number of years from the date of issuance of such Note to the related Payment Date, (b) adding the results, and (c) dividing the sum by the initial principal amount of such Note.

(2)	The weighted average life to call assumes that we exercise our option to purchase the Loans on the earliest permitted call date. The earliest permitted call date is the Payment Date on which the Pool Balance of the Loans declines to 10% or less of the Pool Balance of the Loans measured for each Loan at the time of its sale to the Issuing Entity.
This table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the Loans, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

DESCRIPTION OF THE NOTES
General
     The following summarizes the material terms of the Notes offered hereby and the indenture pursuant to which they will be issued. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Notes and the indenture. The following summary supplements the description of the general terms and provisions of the Notes of any given series and the related indenture set forth in the prospectus.
Payments of Interest
     Interest due on the Notes, including any amount of interest on the Notes that was not previously paid when due (and, to the extent permitted by law, any interest on that unpaid amount), will be payable monthly on each Payment Date, commencing October 15, 2009. Interest will accrue for each Class of Notes during each interest period at the applicable interest rate. The interest period applicable to any Payment Date (the “Interest Accrual Period”) will be (a) in the case of the Notes (other than the Class A-1 Notes), the period from and including the 15th day of each calendar month (or, in the case of the first Payment Date, from and including the Closing Date) to but excluding the 15th day of the succeeding calendar month; or (b) in the case of the Class A-1 Notes, the period from and including the preceding Payment Date (or, in the case of the first Payment Date, from and including the Closing Date) to but excluding the following Payment Date.
     Interest on the Notes (other than the Class A-1 Notes) will be calculated on the basis of a 360-day year of twelve 30-day months. This means that the interest due for each class of Notes (other than the Class A-1 Notes) on each Payment Date will be the product of: (i) the Outstanding Principal Balance of the related class of Notes, (ii) the related interest rate, and (iii) 30 (or, in the case of the first Payment Date, the number of days since the Closing Date) divided by 360.
     Interest on the Class A-1 Notes will be calculated on the basis of the actual number of days in the applicable Interest Accrual Period and a 360-day year. This means that the interest due for the Class A-1 Notes on each Payment Date will be the product of: (i) the Outstanding Principal Balance of the Class A-1 Notes, (ii) the related interest rate, and (iii) the actual number of days since the previous Payment Date (or, in the case of the first Payment Date, since the Closing Date) divided by 360.
     The Notes bear interest at the following rates:

Class	Interest Rate
A-1	0.50075%
A-2	1.42%
A-3	2.34%
A-4	3.13%
B	5.67%
C	7.14%
     If the Issuing Entity does not pay the full amount of interest due on any class of Notes on any Payment Date, the amount of interest not paid will be due on the next Payment Date and will itself accrue interest, to the extent permitted by law, at a rate per annum equal to the interest rate on that class of Notes from that Payment Date to but excluding the Payment Date on which that interest is paid. If the Issuing Entity fails to pay interest on any Note for a period of five consecutive days, it will constitute an event of default under the indenture and the indenture trustee will have the right to exercise any of the remedies under the indenture, including but not limited to, declaring all Notes to be immediately due and payable.
     If the amount of interest on the Class A Notes payable on any Payment Date exceeds the amounts available on that date, the holders of Class A Notes will receive their ratable share (based upon the total amount of interest due to each of them) of the amount available to be distributed in respect of interest on the Class A Notes. Interest payments to the Class B Notes will be subordinated to interest payments to the Class A Notes. Interest payments to the Class C Notes will be subordinated to interest payments to the Class A Notes and Class B Notes.
Payments of Principal
     On any Payment Date prior to the occurrence of an event of default and acceleration of the maturity of the Notes, amounts available to make payments in respect of principal on the Notes will be made sequentially to the Class A-1 Noteholders until the Outstanding Principal Balance of the Class A-1 Notes has been reduced to zero, to the Class A-2 Noteholders until the Outstanding Principal Balance of the Class A-2 Notes has been reduced to zero, to the Class A-3 Noteholders until the Outstanding Principal Balance of the Class A-3 Notes has been reduced to zero, to the Class A-4 Noteholders until the Outstanding Principal Balance of the Class A-4 Notes has been reduced to zero, to the Class B Noteholders until the Outstanding Principal Balance of the Class B Notes has been reduced to zero and then to the Class C Noteholders until the Outstanding Principal Balance of the Class C Notes has been reduced to zero.
     On the applicable Maturity Date for each class of Notes, the principal amount payable will include the amount necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on that Payment Date and allocable to principal) to reduce the Outstanding Principal Balance of the applicable class of Notes to zero.
     The final principal payment with respect to each class of Notes is due not later than the Payment Date in the month specified for each class below (each, a “Maturity Date”):

Class	Maturity Date
A-1	September 15, 2010
A-2	August 15, 2011
A-3	June 17, 2013
A-4	November 16, 2020
B	November 16, 2020
C	November 16, 2020
Certain Definitions
     “APR” the interest rate or annual rate of finance charges stated, or if not explicitly stated, the implicit finance charges used, by the finance company to determine periodic payments with respect to the related Loan.
     “Available Reserve Account Amount” means, for any Payment Date, an amount equal to the amount on deposit in the Reserve Account on such date (exclusive of Investment Earnings on such date after giving effect to any withdrawals therefrom on the related Transfer Date and before giving effect to any deposit to the Reserve Account to be made on such date).
     “Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York or the State of Connecticut.
     “Class A Noteholder” means any holder of record of a Class A Note.
     “Class A Notes” means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.
     “Class A-1 Noteholder” means any holder of record of a Class A-1 Note.
     “Class A-1 Notes” means $169,000,000 aggregate principal amount of Notes, Class A-1, issued pursuant to the indenture.

     “Class A-2 Noteholder” means any holder of record of a Class A-2 Note.
     “Class A-2 Notes” means $83,000,000 aggregate principal amount of Notes, Class A-2, issued pursuant to the indenture.
     “Class A-3 Noteholder” means any holder of record of a Class A-3 Note.
     “Class A-3 Notes” means $255,000,000 aggregate principal amount of Notes, Class A-3, issued pursuant to the indenture.
     “Class A-4 Noteholder” means any holder of record of a Class A-4 Note.
     “Class A-4 Notes” means $71,821,000 aggregate principal amount of Notes, Class A-4, issued pursuant to the indenture.
     “Class B Noteholder” means any holder of record of a Class B Note.
     “Class B Notes” means $27,210,000 aggregate principal amount of Notes, Class B, issued pursuant to the indenture.
     “Class C Noteholder” means any holder of record of a Class C Note.
     “Class C Notes” means $12,368,000 aggregate principal amount of Notes, Class C, issued pursuant to the indenture.
     “Closing Date” means September 11, 2009.
     “Collection Account” means the account designated as such, established and owned by the Issuing Entity and maintained in accordance with the indenture.
     “Collection Period” means, with respect to any Payment Date, the calendar month preceding the month in which the Payment Date occurs (or, if for the first Payment Date, the period from and including the day after the Cut-off Date to and including the last day of the calendar month preceding the calendar month in which the first Payment Date occurs).
     “Credit and Collection Policy” means the policies, practices and procedures adopted by the Issuing Entity on the Closing Date for providing equipment loans secured by transportation equipment, industrial equipment, construction equipment, maritime assets, printing presses, furniture and fixtures, technology and telecommunications equipment or other equipment, including the policies and procedures for determining the creditworthiness of Obligors and the extension of credit to Obligors, or relating to the maintenance of such types of loans and collections on such types of loans.
     “Defaulted Loan” means a Loan with respect to which (i) the Servicer on behalf of the Issuing Entity has repossessed the Equipment securing such Loan and which is not a Liquidated Loan or (ii) any portion of the Loan Value is deemed uncollectible in accordance with the Credit and Collection Policy.
     “Delinquent Loan” means (i) any Loan that is more than 60 days past due and (ii) any Loan more than 30 days past due and for which the Servicer has at any time extended the due date for a Scheduled Payment thereon.
     “Equipment” means any transportation equipment, industrial equipment, construction equipment, maritime assets, printing presses, furniture and fixtures, technology and telecommunications equipment or other equipment, together with all accessions thereto securing an Obligor’s indebtedness under the respective Loan.
     “Excess Reserve” means, with respect to any Payment Date, the excess of the Available Reserve Account Amount over the Required Reserve Account Amount.

     “Excess Spread Amount” means, with respect to any Payment Date, the portion, if any, of Available Amounts for such Payment Date remaining after giving effect to the payments made pursuant to clauses (1) through (6) under “DESCRIPTION OF THE TRANSACTION AGREEMENTS—Priority of Payments.”
     “Investment Earnings” means, with respect to any Payment Date, the interest and other investment earnings (net of losses and investment expenses) on amounts on deposit in various Issuing Entity accounts.
     “Liquidated Loan” means any Loan (i) liquidated through the sale or other disposition of all or a portion of the related Equipment or (ii) that has been charged off in its entirety in accordance with the Credit and Collection Policy without realizing upon the Equipment.
     “Liquidation Proceeds” means, with respect to any Liquidated Loan, the amounts collected in respect thereof from whatever source (including the proceeds of insurance policies with respect to the related Equipment or Obligor) during the Collection Period in which it became a Liquidated Loan, net of the sum of any amounts expended in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Loan or any creditor of such Obligor to the extent required by applicable law or agreement.
     “Loan” means any agreement (including any invoice) pursuant to, or under which, an Obligor is obligated to make payments with respect to any Equipment Loan owned by the Issuing Entity.
     “Loan Value” has the meaning set forth on page S-21.
     “Note Balance” means the aggregate Outstanding Principal Balance of the Notes from time to time.
     “Note Distribution Account” means the account designated as such, established and owned by the Issuing Entity and maintained in accordance with the indenture.
     “Notes” means the Class A Notes, the Class B Notes and the Class C Notes.
     “Obligor” means, as to each Loan, any person who owes payments under the Loan.
     “Outstanding Principal Balance” means the aggregate principal amount of all Notes, or class of Notes, as applicable, outstanding at the date of determination.
     “Overcollateralization Amount” means, with respect to any Payment Date, the excess, if any, of (i) the Pool Balance at the beginning of the related Collection Period over (ii) the Outstanding Principal Balance of the Notes before giving effect to any principal payments made on the Notes on such Payment Date.
     “Payment Date” means, with respect to each Collection Period, the 15th day of the calendar month following the end of that Collection Period, or, if such day is not a Business Day, the next Business Day, commencing on October 15, 2009.
     “Pool Balance” means, with respect to the beginning of any calendar month, the sum of the aggregate Loan Values of the Loans at the opening of business on the first day of such calendar month.
     “Precomputed Loan” means any Loan under which the portion of a payment allocable to earned interest (which may be referred to in the related Loan as an add-on finance charge) and the portion allocable to principal are determined according to the sum of periodic balances, the sum of monthly payments or any equivalent method or are monthly actuarial loans.
     “Purchase Amount” means, as of the close of business on the last day of a Collection Period, an amount equal to the Loan Value of the applicable Loan, as of the first day of the immediately following Collection Period (or, with respect to any applicable Loan that is a Liquidated Loan or Defaulted Loan, as of the day immediately prior to such Loan becoming a Liquidated Loan or Defaulted Loan less any Liquidation Proceeds actually received by the

Issuing Entity) plus interest accrued and unpaid thereon as of such last day at a rate per annum equal to the APR for such Loan.
     “Purchased Loan” means a Loan repurchased as of the close of business on the last day of a Collection Period by GE Capital, VFS Financing Inc., GE Capital Information Technology Solutions, Inc. or Imaging Financial Services, Inc. pursuant to the sale agreement and repurchased as of such time by CEF Equipment Holding, L.L.C. pursuant to the purchase and sale agreement.
     “Recoveries” means, with respect to any Liquidated Loan, monies collected in respect thereof, from whatever source (other than from the sale or other disposition of the Equipment), in any Collection Period after such Loan became a Liquidated Loan.
     “Required Reserve Account Amount” means (i) as of the Closing Date, 1.25% of the initial aggregate Loan Value; and (ii) as of any Payment Date thereafter, the lesser of (a) the Outstanding Principal Balance of the Notes and (b) 2.00% of the initial aggregate Loan Value.
     “Reserve Account” means the account designated as such, established and owned by the Issuing Entity and maintained in accordance with the indenture.
     “Reserve Account Deficiency” means the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount.
     “Scheduled Payment” on a Loan means that portion of the payment required to be made by the Obligor during any Collection Period sufficient to amortize the loan balance under (x) in the case of a Precomputed Loan, the actuarial method or (y) in the case of a Simple Interest Loan, the simple interest method, in each case, over the term of the Loan and to provide interest at the APR; provided, that Termination Values shall also constitute Scheduled Payments.
     “Simple Interest Loan” means any Loan under which the portion of a payment allocable to interest and the portion allocable to principal is determined by allocating a fixed level payment between principal and interest, such that such payment is allocated first to the accrued and unpaid interest at the APR for such Loan on the unpaid principal balance and the remainder of such payment is allocable to principal.
     “Termination Values” means the “Termination Value” (if any) payable by lessee pursuant to the applicable Loan.
     “Transfer Date” means the Business Day preceding the fifteenth day of each calendar month.
Cut-off Dates
     A number of important calculations relating to the Loans will be made by reference to “calendar months” and to the “Cut-off Date”, which means August 1, 2009. For instance, the Loan Value of the Loans that we sell to the Issuing Entity will be determined as of the Cut-off Date. Payments on the Notes on each Payment Date will primarily be funded with collections on the Loans that are received during the prior calendar month, however, in the case of the first Payment Date, instead of a calendar month, payments on the Notes will primarily be funded with principal collections on the Loans that are received or applied to the Loans during the period from and including the applicable Cut-off Date to and including September 30, 2009, and interest collections on the Loans that are received or applied to the Loans during the period from and including September 1, 2009 to and including September 30, 2009.
Record Dates
     Payments on the Notes will be made on each Payment Date to holders of record as of the business day preceding each Payment Date or, if definitive Notes are issued, the last day of the month preceding the Payment Date.

Optional Redemption
     Any Class of Notes that remains outstanding on any Payment Date on which we exercise our clean-up call will be paid in whole on that Payment Date at a redemption price for such class equal to the Outstanding Principal Balance of that Class of Notes plus accrued unpaid interest thereon. We cannot exercise our clean-up call until the Pool Balance of the Loans declines to 10% or less of the initial Pool Balance.
Registration of Notes
     The Notes will be cleared through The Depository Trust Company. You may hold your Notes through The Depository Trust Company (in the United States) or Clearstream Banking, société anonyme or Euroclear Bank S.A./N.V. (in Europe) if you are a participant of those systems, or indirectly through organizations that are a participant in those systems.
The Indenture Trustee
     Deutsche Bank Trust Company Americas, a New York banking corporation, will act as the “indenture trustee” under the indenture. Deutsche Bank Trust Company Americas has served, and currently is serving, as indenture trustee for numerous securitization transactions and programs involving pools of loans of the types financed by the depositor. Deutsche Bank Trust Company Americas has provided the above information for purposes of complying with Regulation AB.
     Other than the above paragraph, Deutsche Bank Trust Company Americas has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus supplement. The indenture trustee’s duties in connection with the Notes are limited solely to its express obligations under the indenture.
     Pursuant to the Trust Indenture Act, the indenture trustee may be deemed to have a conflict of interest and be required to resign as indenture trustee for any of the Class A Notes, Class B Notes or Class C Notes if an event of default occurs under the indenture. The indenture will provide for a successor indenture trustee to be appointed for one or all Classes of Notes in these circumstances, so that there will be separate indenture trustees for the Class A Notes, the Class B Notes and the Class C Notes. In these circumstances, the Class A Noteholders, the Class B Noteholders and the Class C Noteholders will continue to vote as a single group. So long as any amounts remain unpaid with respect to the Class A Notes, only the indenture trustee for the Class A Noteholders will have the right to exercise remedies under the indenture (but the Class B Noteholders and the Class C Noteholders will be entitled to their share of any proceeds of enforcement, subject to the subordination of the Class B Notes and the Class C Notes as described herein). Upon repayment of the Class A Notes in full, all rights to exercise remedies under the indenture will transfer to the indenture trustee for the Class B Notes. Upon repayment of the Class A Notes and Class B Notes in full, all rights to exercise remedies under the indenture will transfer to the indenture trustee for the Class C Notes. Any resignation of the original indenture trustee as described above with respect to any Class of Notes will become effective only upon the appointment of a successor indenture trustee for that Class of Notes and the successor’s acceptance of that appointment.
     Unless an event of default of which a responsible officer of the indenture trustee shall have actual knowledge has occurred and is continuing under the indenture, the indenture trustee will perform only such duties as are set forth in the indenture. If an event of default of which a responsible officer of the indenture trustee shall have actual knowledge occurs and is continuing under the indenture, the indenture trustee shall exercise the rights and powers vested in it by the indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Subject to certain qualifications specified in the indenture, the indenture trustee will be liable for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct.
     The indenture trustee’s duties and responsibilities under the indenture include collecting funds from the Servicer to distribute to noteholders pursuant to the indenture and providing noteholders and the rating agencies with notices.

     The Issuing Entity will pay to the indenture trustee reasonable compensation for its services and reimburse the indenture trustee for all reasonable out of pocket expenses incurred or made by the indenture trustee in accordance with the indenture, except any such expense as may arise from the indenture trustee’s willful misconduct, negligence or bad faith. The Issuing Entity has also agreed to indemnify the indenture trustee for any losses and expenses incurred without willful misconduct, negligence or bad faith.
     The indenture trustee may resign at any time, in which event the Issuing Entity will be obligated to appoint a successor indenture trustee. The Issuing Entity may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue as indenture trustee under the indenture or if the indenture trustee becomes insolvent. Upon becoming aware of those circumstances, the Issuing Entity will be obligated to appoint a successor indenture trustee. The indenture trustee may also be removed at any time by the holders of notes representing not less than 66 2/3% of the Outstanding Principal Balance of the Notes. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.
     Any costs associated with removing and replacing the indenture trustee will be paid by the Issuing Entity.
Fees and Expenses
     The following table summarizes the fees and expenses that may be payable from the collections allocated to the Notes:

Type of Fees	Amount or		Source of Funds
and Expenses	Calculation	Purpose	for Payment	Distribution Priority
indenture trustee fees and expenses	$12,000 per annum.	Compensation and reimbursement of expenses of the indenture trustee.	Payable from Available Amounts allocated to the Notes and amounts withdrawn from the Reserve Account.	As specified in “DESCRIPTION OF THE TRANSACTION AGREEMENTS—Priority of Payments” in this prospectus supplement, such fees and expenses are payable prior to payments to noteholders.
administrator fees and expenses	$3,000 per annum, 1/12 of which is payable in arrears on each Payment Date.	Compensation and reimbursement of expenses of the administrator.	Payable from Available Amounts allocated to the Notes and amounts withdrawn from the Reserve Account.	As specified in “DESCRIPTION OF THE TRANSACTION AGREEMENTS—Priority of Payments” in this prospectus supplement, such fees and expenses are payable prior to payments to noteholders.
servicing fees and expenses	0.35% per annum, of the Pool Balance as of the first day of each calendar month.	Compensation and reimbursement of expenses of the Servicer.	Payable by the Issuing Entity.	As specified in “DESCRIPTION OF THE TRANSACTION AGREEMENTS—Priority of Payments” in this prospectus supplement, such fees and expenses are payable prior to payments to noteholders.

DESCRIPTION OF THE TRANSACTION AGREEMENTS
     We summarize below some material terms of the agreements under which the Loans will be sold to us and we will transfer them to the Issuing Entity, and under which the Servicer will agree to service the Issuing Entity’s Loans. This description supplements the disclosure in the prospectus under the same heading. The following summary does not include all of the terms of the agreements and is qualified by reference to the actual agreements.
     A current report on Form 8-K will be available to purchasers of the Notes and will be filed by the Issuing Entity, in its own name, together with the indenture, servicing agreement and other transaction documents, with the Securities and Exchange Commission within fifteen days after the issuance of the Notes.
Servicing Compensation and Payment of Expenses
     The servicing fee payable to the Servicer will accrue at a rate of 0.35% per annum on the Pool Balance as of the first day of each calendar month. Any fees agreed to between GE Capital and any subservicer, shall be paid solely by GE Capital as the Servicer. The servicing fee will be paid solely to the extent that there are funds available to pay it as described under “—Priority of Payments” below. The Servicer is obligated to pay some ongoing expenses associated with its activities as servicer and incurred by it in connection with its responsibilities under the servicing agreement (including payments to counsel and accountants).
     The Servicer shall be entitled to collect and retain as additional servicing compensation in respect of each Collection Period any late fees, prepayment charges and any other administrative fees and expenses or similar charges collected during that Collection Period.
Servicer Advances
     If the Servicer elects to make a Servicer advance, prior to the close of business on each determination date, the Servicer will determine the amount of the advance that it has elected to make on the related Transfer Date. The Servicer will include information as to such determination in the Servicer’s certificate furnished by it and will transfer to the Collection Account on the Transfer Date in next day funds the amounts applicable to such determinations appearing in such Servicer’s certificate. All advances shall be reimbursable to the Servicer, without interest, when a payment relating to a Loan with respect to which an advance has previously been made is subsequently received. Upon the determination by the Servicer that reimbursement from the preceding source is unlikely or non-recoverable, it will be entitled to recover unreimbursed advances from available amounts on or in respect of other Loans.
Removal of Loans
     In the event a Loan becomes a Delinquent Loan or the Obligor thereon becomes subject to a bankruptcy proceeding, the Depositor has an assignable option to purchase the related Loan from the Issuing Entity at a price equal to the Purchase Amount for such Loan.
     The purchase option with respect to any Loan will expire on the Business Day immediately preceding the last day of the Servicer’s fiscal quarter ending at least ten days after such Loan became a Delinquent Loan or the Servicer received notice that the Obligor thereon was subject to a bankruptcy proceeding. The aggregate Loan Value of Loans with respect to which the Depositor will be permitted to exercise a purchase option at any time before the Maturity Date for the Class C Notes will not exceed 10% of the initial Pool Balance.
     If not exercised sooner, the purchase option with respect to any Loan will automatically terminate upon (i) in the case of a Delinquent Loan, the related Obligor’s cure of all defaults on the Loan, (ii) the acquisition by, or on behalf of, the Issuing Entity of the related equipment through repossession or (iii) upon a repurchase of a Loan due to the Depositor’s breach of a representation with respect to such Loan.
     Upon the discovery by the Depositor or the Issuing Entity of any breach of any representation, warranty, undertaking or covenant contained in the purchase and sale agreement with respect to a Loan that is likely to have a material adverse effect, the Depositor will repurchase such Loan from the Issuing Entity. Upon such repurchase, all rights, title and interest of the Issuing Entity in and to such Loan will be deemed to be automatically released and such Loan will become the property of the Depositor.
Acquisition and Servicing of Third Party Originated Loans
     GE Capital acquires loans originated by unaffiliated companies that provide financing for equipment. Prior to any such acquisition, GE Capital reviews the third party documentation against its standard documentation and in certain cases requires amendment of the documents in conformity with GE Capital’s standards. With respect to collections, certain of the obligors are billed directly by the sponsor or an affiliate thereof and in other cases GE Capital administers collections through its offices in Danbury, Connecticut. See “ORIGINATION OF RECEIVABLES” in the accompanying prospectus.
     The servicing agreement permits GE Capital to appoint subservicers for the Loans provided that any such appointment does not relieve GE Capital of its obligation to service the Loans. Approximately 3.07% of the Pool Balance as of the Cut-off Date is subserviced.
Repossession
     In general, servicing is done from a central collections department in Danbury, Connecticut. GE Capital utilizes the same servicing standards regardless of the type of Equipment Loan.
     After an account is 30 days past due, the Obligor is generally sent a formal default notice and is given 10 days in which to cure the default. If payment is still not received within a period of approximately 10 days, a variety of options for recovery of the debt are employed. In some instances, the collections department will instruct a repossession agent to repossess the equipment. This approach is common in cases where the collateral is not essential to the business of the Obligor and where repossession is feasible without damaging the equipment. In some cases, with the Servicer’s consent, the equipment securing a loan is not repossessed but is instead sold in place to minimize expenses associated with movement and storage of equipment.
Non-Accrual and Write-Off Policy
     Loans are booked as non-accrual in the month following when they become 90 days past due. Each loan is reviewed on a case by case basis to determine the need for, and the amount of, any write-down which typically occurs upon repossession. After a loan is defaulted or the equipment securing such loan is liquidated or all collections efforts have ceased, an additional writedown is taken as necessary to reflect the actual loss, if any on the loan. See “CHARACTERISTICS OF THE RECEIVABLES—Non-Accrual and Write-Off Policy” in the prospectus.
Custodial Arrangements
     GE Capital will maintain the records (including notes, leases, security agreements and other documents) with respect to the Loans. In the servicing agreement, GE Capital also agrees that, for not less than three years or such longer period as may be required by law, from the date on which any Loan is paid in full, it will maintain such records with respect to each Loan.
Available Amounts
     On each Payment Date, the Issuing Entity will cause payments on the Notes and other Issuing Entity liabilities to be made from the following sources (the “Available Amounts”):
•	all payments made by or on behalf of the Obligors (excluding any late fees, prepayment charges, extension fees and other administrative fees or similar charges allowed by applicable law with respect to the Loans that constitute part of the servicing fees) received during the related Collection Period;

•	any Recoveries received during the related Collection Period;

•	any proceeds from insurance policies covering the Equipment or related Obligor received during the related Collection Period;

•	Liquidation Proceeds received with respect to the related Collection Period;

•	the Purchase Amount of each Loan that became a Purchased Loan during the related Collection Period (to the extent deposited into the Collection Account);

•	Investment Earnings for such Payment Date, servicing advances received during the related Collection Period; and

•	payments made by a lessee pursuant to its obligation (if any) to pay the Termination Value pursuant to the related Loan received during the related Collection Period.
     Available Amounts shall not include all payments or proceeds (including Liquidation Proceeds) of any Loans the Purchase Amount of which has been included in the Available Amounts in a prior Collection Period. With respect to the first Payment Date, such Available Amounts will exclude payments and proceeds of interest on the Loans from the Cut-off Date through August 31, 2009.
Priority of Payments
     Prior to the occurrence of an event of default and acceleration of the maturity of the Notes and after the payment to the Servicer of any accrued and unpaid servicing fees and reimbursement of any servicer advances required to be reimbursed, any amounts withdrawn from the Reserve Account and Available Amounts will be applied in the following order of priority:
(1)	to pay the indenture trustee, all accrued and unpaid trustee fees and expenses (not to exceed $75,000 per annum);

(2)	to pay the Issuing Entity’s administrator, all accrued and unpaid administration fees;

(3)	to pay ratably the amount of interest accrued on each class of Class A Notes during the prior Interest Accrual Period, plus any amount of interest on the Class A Notes that was not paid when due (and, to the extent permitted by law, any interest on that unpaid amount);

(4)	to pay the amount of interest accrued on the Class B Notes during the prior Interest Accrual Period, plus any amount of interest on the Class B Notes that was not paid when due (and, to the extent permitted by law, any interest on that unpaid amount);

(5)	to pay the amount of interest accrued on the Class C Notes during the prior Interest Accrual Period, plus any amount of interest on the Class C Notes that was not paid when due (and, to the extent permitted by law, any interest on that unpaid amount);

(6)	to pay principal on the Notes in an amount equal to the amount by which the Note Balance of all the Notes exceeds the excess of (x) the Pool Balance at the end of the related Collection Period over (y) the Overcollateralization Amount, in the manner described under “DESCRIPTION OF THE NOTES—Payments of Principal”;

(7)	to pay 50% of the Excess Spread Amount as principal in the manner described under “DESCRIPTION OF THE NOTES—Payments of Principal”;

(8)	to the Reserve Account, the Reserve Account Deficiency, if any;

(9)	to the indenture trustee, any accrued and unpaid trustee fees and expenses not previously reimbursed; and

(10)	to the Issuing Entity, the remaining balance, if any;

     provided that after the occurrence of an event of default, no cap will apply to trustee fees and expenses payable to the indenture trustee pursuant to clause (1) above, whether or not the maturity of the Notes has been accelerated.
     Pursuant to the Issuing Entity LLC Agreement, the Issuing Entity will distribute to the Depositor, as its sole member, amounts available to the Issuing Entity pursuant to clause (10) above. Pursuant to the Depositor’s limited liability company agreement, the Depositor will distribute to GECS any amount so received.
     After an event of default and acceleration of the maturity of the Notes (and, if any Notes remain outstanding, on and after their Maturity Date), payments will be made first in accordance with clauses (1) through (3) above (except that, to the extent a cap on trustee fees and expenses is applicable under the priority of payments above, the cap on trustee fees and expenses will not apply), then to the Class A Noteholders ratably in respect of principal according to the amounts due on the Class A Notes until paid in full, then to the Class B Noteholders until the accrued and unpaid interest and outstanding principal amount of the Class B Notes has been paid in full and finally to the Class C Noteholders until the accrued and unpaid interest and Outstanding Principal Balance of the Class C Notes has been paid in full.
     You should note, however, that until the later of the redemption date or Maturity Date for any class of Notes, the amount of principal due to noteholders will generally be limited to amounts available for that purpose. Therefore, the failure to pay principal on a class of Notes generally will not result in the occurrence of an event of default until the later of the redemption date or Maturity Date for that class of Notes.
Reserve Account
     On the Closing Date, an amount equal to 1.25% of the initial aggregate Loan Value will be deposited from the proceeds of the issuance of the Notes into the Reserve Account. On subsequent Payment Dates, the Required Reserve Account Amount will equal the lesser of (i) the Outstanding Principal Balance of the Notes and (ii) 2.00% of the initial aggregate Loan Value. The Reserve Account will not be fully funded on the Closing Date. On subsequent Payment Dates, Available Amounts will be deposited in the Reserve Account until the balance of the Reserve Account equals the Required Reserve Account Amount. To the extent that the Available Amounts on any Payment Date are insufficient to make the payments under clauses (1) through (6) under the heading “Priority of Payments,” the amount of such deficiency shall be withdrawn from the Reserve Account up to the Available Reserve Account Amount and such funds shall be applied as described under such heading. To the extent funds are withdrawn from the Reserve Account, the Reserve Account Deficiency will be funded to the Reserve Account from Available Amounts in the priority described under the heading “Priority of Payments” above. To the extent that the Available Reserve Account Amount exceeds the Required Reserve Account Amount, the Reserve Account may be stepped-down. To achieve this, the Excess Reserve will be withdrawn from the Reserve Account and deposited in the Collection Account prior to the applicable Payment Date.
LEGAL PROCEEDINGS
     There are no legal proceedings pending (or contemplated, in the case of proceedings by governmental authorities) against any of GE Capital, VFS Financing, Inc., GE Capital Information Technology Solutions, Inc., Imaging Financial Services, Inc., CEF Equipment Holding, L.L.C., the indenture trustee, the Issuing Entity or the other parties described in Item 1117 of Regulation AB or to which any of their respective property is subject, that would have a material adverse impact on investors of the Notes.
TALF CONSIDERATIONS
The TALF Program
     Subject to the important considerations described under “RISK FACTORS—The requirements of the TALF program, the lack of availability of a TALF loan or the loss of TALF eligibility may adversely affect your financing options and the liquidity and market value of the Class A Notes”, on the closing date, the Class A Notes will be “eligible collateral” for investors to pledge as collateral for loans borrowed from the FRBNY under TALF.

In order to be “eligible collateral” under TALF, the Class A Notes and the loans underlying the Class A Notes must satisfy eligibility criteria specified by the FRBNY.
     If you are an investor intending to pledge the Class A Notes as collateral for loans borrowed from the FRBNY under TALF, you are encouraged to consult with your financial and legal advisers regarding the program requirements of TALF (including the MLSA among the FRBNY, TALF agents and The Bank of New York Mellon, as custodian and administrator, and a customer agreement required to be entered into between a TALF agent and each investor, as well as the terms and conditions, frequently asked questions and other supporting material on the FRBNY website) and related legal and economic risks in connection with, loans under TALF.
Defaults on TALF Loans
     If an investor with a TALF loan defaults on the TALF loan, in most cases, the FRBNY and its designated agents (including TALF LLC, a special purpose entity created in connection with the TALF program) may only exercise remedies against the asset-backed collateral, including the portion thereof funded by the borrower’s delivery of the related collateral haircut to the TALF custodian. Under the TALF program, the “collateral haircut” required to be delivered by the borrower in connection with a TALF loan, is an amount of cash equal to the market value of the asset-backed securities to be pledged by a borrower to secure the TALF loan multiplied by a percentage set forth by the FRBNY as the applicable “haircut percentage”, which percentage varies based on the type of asset underlying the asset-backed securities and the average life of the asset-backed securities. Because of the limited-recourse nature of the TALF loans, the borrower may in most instances surrender the collateral in full satisfaction of the outstanding amount of the TALF loan. However, there are certain exceptions to the limited recourse nature of the TALF facility outlined in the MLSA, which may result in a TALF borrower being subject to recourse, and as a result the borrower’s loss will exceed the value of the collateral haircut. These include:
•	failure of the TALF investor at any time to be an “eligible borrower” as determined by the criteria in effect at the time the TALF loan was made; and

•	the failure of certain representations and warranties of the borrower made in the MLSA to be true, including:
•	that the MLSA is a binding agreement enforceable against the borrower;

•	that the TALF agent is authorized to enter into the MLSA and act on the borrower’s behalf;

•	that the security interest of the FRBNY in the collateral for the TALF loan is valid, perfected and subject to no adverse claims;
•	that the ABS collateral pledged at the time the TALF loan is made or assumed is “eligible collateral” under TALF, to the borrower’s knowledge based on its review of the related offering materials.
Eligible Collateral under TALF
     On the closing date, the Class A Notes will satisfy the TALF eligibility criteria. These criteria include the requirements that:
•	All of the loans are U.S. dollar-denominated.

•	The loans are loans of the types financed by us.

•	At least 95% of the aggregate principal balance of the loans are loans that are both (a) originated by U.S. organized entities or institutions or U.S. branches or agencies of foreign banks and (b) made to U.S. domiciled obligors.

•	All or substantially all of the credit exposures underlying the securities were originated on or after October 1, 2007. “Substantially all” for purposes of this paragraph means 85% or more of the dollar amount.

•	The Class A Notes will have received each of the ratings specified in “SUMMARY OF TERMS” above, and will not have been placed on review or watch for downgrade. The ratings will be obtained without the benefit of any third-party guarantee.

•	The Class A Notes will be issued in book-entry form and cleared through the facilities of The Depository Trust Company, in the name of Cede & Co., as nominee of The Depository Trust Company.

•	The Class A Notes will be obligations of the Issuing Entity only, and no payments of principal of or interest on the Class A Notes will be guaranteed by any third-party.

•	The underlying credit exposures are equipment loans and do not include exposures to “cash ABS” or “synthetic ABS” within the meaning of the TALF program.

•	The Class A Notes will be U.S. dollar-denominated cash (not synthetic) asset-backed securities.

•	The Class A Notes are not subject to an optional redemption other than a customary clean-up call, as described in “DESCRIPTION OF THE NOTES—Optional Redemption” in this prospectus supplement.
     It is a condition to the issuance of the Class A Notes that the following actions will be taken on or prior to the closing date:
•	A nationally recognized certified public accounting firm that is registered with the Public Company Accounting Oversight Board has delivered an accountants’ report to the FRBNY in a form prescribed by the FRBNY within the time frame required by the FRBNY.

•	The sponsor will execute and deliver an undertaking to the FRBNY, in the form prescribed by the FRBNY, no later than four business days before the closing date, under which the sponsor will agree to indemnify FRBNY and TALF LLC and their respective affiliates for certain losses.

•	Each of the sponsor and the Issuing Entity will execute the “Certification as to TALF Eligibility” in the most recent form prescribed by the FRBNY as of the date of this prospectus supplement, a copy of which is attached to this prospectus supplement as Annex I.

•	The sponsor will submit to the FRBNY the final credit rating letters for the Class A Notes from each of Moody’s and Fitch no later than 10:00 a.m. on the closing date.
     On the closing date, any Class A Notes held by the Depositor, the sponsor or any affiliate of the Depositor or the sponsor will not be eligible collateral under TALF. For purposes of the foregoing determination, an “affiliate” of the Depositor or the sponsor means any company that controls, is controlled by, or is under common control with the Depositor or the sponsor, respectively. A person or company controls a company if, among other things, it (1) owns, controls or holds with power to vote 25% or more of a class of voting securities of the company, or (2) consolidates the company for financial reporting purposes.
     An investor in the notes must use a TALF agent, which will act on behalf of the investor, to obtain a loan under TALF. The MLSA requires the related investor to enter into a customer agreement with a TALF agent setting forth the terms and conditions of the relationship between that TALF agent and that investor in order for the TALF agent to act on behalf of the investor in connection with the related TALF loan.

     Ratings on the Class A Notes are expected to be monitored by each rating agency while the Class A Notes are outstanding. Any rating can be changed or withdrawn by a rating agency at any time. If any rating on the Class A Notes is lowered or withdrawn by Moody’s or Fitch, is assigned a credit rating below the highest investment-grade rating category from any other TALF-eligible nationally recognized statistical rating organization or is placed on review or watch for downgrade, then the Class A Notes will no longer be eligible collateral for a new TALF loan or TALF loans sought to be assigned after the closing date until, as applicable, the rating is reinstated to the rating specified in “SUMMARY OF TERMS” or such review or watch for downgrade is removed. Although the Certification as to TALF Eligibility requires the sponsor and the Issuing Entity to notify the FRBNY and all registered holders of the Class A Notes upon a determination that certain statements relating to eligibility have ceased to be correct, neither the sponsor nor the issuing entity is obligated to monitor the continuing accuracy of the characteristics of the receivables set forth above after the closing date or to take actions to cause such ratings to be reinstated or such review or watch to be removed. See “RISK FACTORS—The requirements of the TALF program, the lack of availability of a TALF loan or the loss of TALF eligibility may adversely affect your financing options and the liquidity and market value of the Class A Notes.”
LEGAL INVESTMENT
     The Class A-1 Notes will be eligible for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended.
U.S. FEDERAL INCOME TAX CONSEQUENCES
     Mayer Brown LLP, special tax counsel to the Depositor, will deliver an opinion for U.S. federal income tax purposes, that the Class A Notes will be treated as debt of the Issuing Entity. Each noteholder, by the acceptance of a Class A Note, will agree to treat the Class A Note as indebtedness for federal, state and local income and franchise tax purposes.
     Mayer Brown LLP, will deliver an opinion that the Issuing Entity will not be characterized as an association (or publicly traded partnership) taxable as a corporation.
     See “U.S. Federal Income Tax Consequences” and “State Tax Consequences” in the prospectus accompanying this prospectus supplement.
CERTAIN ERISA CONSIDERATIONS
     Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code, as amended (the “Code”) prohibit prohibit pension, profit-sharing or other employee benefit plans as defined in Section 3(3) of ERISA that are subject to Title I of ERISA, individual retirement accounts, specified types of Keogh plans or other plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code, and other entities, such as collective investment funds or insurance company general or separate accounts that are deemed to hold “plan assets” of these plans and accounts (each of the foregoing, a “Benefit Plan Investor”) from engaging in specified transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Benefit Plan Investor. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Benefit Plan Investor. In addition, Title I of ERISA also requires fiduciaries of a Benefit Plan Investor subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.
     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), non-U.S. plans and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, non-U.S., federal, state or local laws or regulations governing the investment and management of the assets of governmental or non-U.S. plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and Section 4975 of the Code discussed herein.

     Certain transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan Investor that purchased notes if assets of the issuing entity were deemed to be assets of the Benefit Plan Investor. Under a regulation issued by the United States Department of Labor (the “Regulation”), the assets of the issuing entity would be treated as plan assets of a Benefit Plan Investor for the purposes of ERISA and the Code only if the Benefit Plan Investor acquired an “equity interest” in the issuing entity and none of the exceptions to plan assets contained in the Regulation was applicable. An equity interest is defined under the Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, assuming the notes constitute debt for local law purposes, the issuing entity believes that, at the time of their issuance, the notes should not be treated as an equity interest in the issuing entity for purposes of the Regulation. This determination is based in part upon the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants or other typical equity features. The debt treatment of the notes for ERISA purposes could change if the issuing entity incurs losses. This risk of recharacterization is enhanced for notes that are subordinated to other classes of notes.
     However, without regard to whether the notes are treated as an equity interest for purposes of the Regulation, the acquisition or holding of notes by, or on behalf of, a Benefit Plan Investor could be considered to give rise to a prohibited transaction if the issuing entity, the depositor, the originators, the servicer, any sub-servicer, the underwriters, the managing member, the indenture trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan Investor. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of notes by a Benefit Plan Investor depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” In addition to the class exemptions listed above, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide statutory exemptions for prohibited transactions between a Benefit Plan Investor and a person or entity that is a party in interest to such Benefit Plan Investor solely by reason of providing services to the Benefit Plan Investor (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the Benefit Plan Investor involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes and prospective purchasers that are Benefit Plan Investors should consult with their advisors regarding the applicability of any such exemption.
     By acquiring a note, each purchaser and transferee will be deemed to represent, warrant and covenant that either (i) it is not acquiring the note with the assets of a Benefit Plan Investor or any governmental plan, non-U.S. plan or church plan that is subject to a law that is substantially similar to Title I of ERISA or Section 4975 of the Code or (ii) (x) such note is rated at least “BBB-” or its equivalent by a nationally recognized statistical rating organization at the time of purchase or transfer and (y) the acquisition, holding and disposition of the note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or result in a non-exempt violation of any other substantially similar applicable law.
     A plan fiduciary considering the purchase of notes should consult its legal and tax advisors with respect to the potential applicability of ERISA and the Code to such investments and the consequences of such an investment under ERISA and the Code. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of ERISA, an investment in the note or an interest therein is appropriate for the Benefit Plan Investor, taking into account the overall investment policy of the Benefit Plan Investor and the composition of the Benefit Plan Investor’s investment portfolio.
     NONE OF THE ISSUING ENTITY, THE DEPOSITOR, THE ORIGINATORS, THE SERVICER, ANY SUB-SERVICER, THE UNDERWRITERS, THE MANAGING MEMBER, THE INDENTURE TRUSTEE

OR ANY OF THEIR RESPECTIVE AFFILIATES, AGENTS OR EMPLOYEES WILL ACT AS A FIDUCIARY TO ANY BENEFIT PLAN INVESTOR WITH RESPECT TO THE BENEFIT PLAN INVESTOR’S DECISION TO INVEST IN THE NOTES. EACH FIDUCIARY OR OTHER PERSON WITH INVESTMENT RESPONSIBILITIES OVER THE ASSETS OF A BENEFIT PLAN INVESTOR CONSIDERING AN INVESTMENT IN THE NOTES MUST CAREFULLY CONSIDER THE ABOVE FACTORS BEFORE MAKING AN INVESTMENT. FIDUCIARIES OF BENEFIT PLAN INVESTORS CONSIDERING THE PURCHASE OF NOTES SHOULD CONSULT ITS LEGAL ADVISORS REGARDING WHETHER THE ASSETS OF THE ISSUING ENTITY WOULD BE CONSIDERED PLAN ASSETS, THE POSSIBILITY OF EXEMPTIVE RELIEF FROM THE PROHIBITED TRANSACTION RULES AND OTHER ISSUES AND THEIR POTENTIAL CONSEQUENCES.
     For additional information regarding treatment of the notes under ERISA, see “ERISA CONSIDERATIONS” in the prospectus accompanying this prospectus supplement.
UNDERWRITING
     Subject to the terms and conditions set forth in an underwriting agreement relating to the Class A Notes, we have agreed to cause the Issuing Entity to issue to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of the Class A Notes set forth opposite its name below:

	Class A-1	Class A-2	Class A-3	Class A-4
	Notes	Notes	Notes	Notes
Banc of America Securities LLC	$84,500,000	$41,500,000	$127,500,000	$35,910,500
Barclays Capital Inc.	$50,700,000	$24,900,000	$76,500,000	$21,546,300
CastleOak Securities, L.P.	$8,450,000	$4,150,000	$12,750,000	$3,591,050
Deutsche Bank Securities Inc.	$8,450,000	$4,150,000	$12,750,000	$3,591,050
RBS Securities Inc.	$8,450,000	$4,150,000	$12,750,000	$3,591,050
Williams Capital Group, L.P.	$8,450,000	$4,150,000	$12,750,000	$3,591,050

Total	$169,000,000	$83,000,000	$255,000,000	$71,821,000

     The underwriters of the Class A Notes have advised us that they propose initially to offer the Class A Notes to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of the percentages set forth in the following table. The underwriters and such dealers may re-allow a concession not in excess of the percentages set forth in the following table. After the initial public offering of the Class A Notes, the public offering prices and the concessions referred to in this paragraph may be changed.

	Class A-1	Class A-2	Class A-3	Class A-4
	Notes	Notes	Notes	Notes
Concessions	0.078%	0.141%	0.204%	0.234%
Reallowances	0.039%	0.071%	0.102%	0.117%
     In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with GE Capital and its affiliates.
     Deutsche Bank Securities Inc., one of the underwriters of the Class A Notes, is an affiliate of Deutsche Bank Trust Company Americas, the indenture trustee.
     The underwriters may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Class A Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from an underwriter or a dealer when the Class A Notes originally sold by that underwriter or dealer are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Class A Notes to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time. The underwriting agreement provides that the Depositor and the sponsor will indemnify the underwriters and that under limited circumstances, the underwriters will indemnify the Depositor and the sponsor against certain civil liabilities under the Securities Act of 1933, as amended, or contribute to payments made in respect thereof.
     The Class B and the Class C Notes may be offered by the Depositor from time to time directly or through an underwriter or agent in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. However, there is currently no underwriting arrangement in effect for the Class B Notes or the Class C Notes. Proceeds to the Depositor from any sale of the Class B Notes and the Class C Notes will equal the respective purchase price paid by their purchaser, net of any expenses payable by the Depositor and any compensation payable to any underwriter or agent.
LEGAL MATTERS
     Mayer Brown LLP, New York, New York, will pass upon some legal matters with respect to the Notes, including the material U.S. federal income tax matters, for the Issuing Entity, Depositor, sponsor and Servicer. Bingham McCutchen LLP, New York, New York will act as counsel to the underwriters.
WHERE YOU CAN FIND MORE INFORMATION
     We filed a registration statement relating to the Notes with the Securities and Exchange Commission (the “Commission”). This prospectus supplement is part of the registration statement, but the registration statement includes additional information.
     For so long as the Issuing Entity is required to file reports with the Commission under the Securities Exchange Act of 1934, the Issuing Entity’s annual report on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports will be prepared by the administrator on behalf of the Issuing Entity and filed with the Commission. The name of the Issuing Entity under which these reports will be filed is GE Equipment Midticket LLC, Series 2009-1 and the Commission file number for the Depositor is 333-132242. See also “Administrative Information About the Securities Reports to Securityholders” in the accompanying prospectus for a more detailed description of noteholder reports. These reports will be available online at http://www.Syndtrak.com. For purposes of any electronic version of this prospectus supplement, the preceding uniform resource locator, or URL, is an inactive textual reference only. Steps have been taken to ensure that this URL reference was inactive at the time the electronic version of this prospectus supplement was created. Passwords for this website can be obtained by contacting Investor Relations at (203) 357-4328.
     You may read and copy any reports, statements or other information we file at the Commission’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1 800 732-0330. You can also request copies of these documents, upon payment of a duplicating fee, by writing to the Commission. The Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of the Commission’s Internet site is www.sec.gov.

INDEX OF TERMS

Page
APR	S-45
Available Amounts	S-52
Available Reserve Account Amount	S-45
Benefit Plan Investor	S-57
Business Day	S-45
Class A Noteholder	S-45
Class A Notes	S-45
Class A-1 Noteholder	S-45
Class A-1 Notes	S-45
Class A-2 Noteholder	S-46
Class A-2 Notes	S-46
Class A-3 Noteholder	S-46
Class A-3 Notes	S-46
Class A-4 Noteholder	S-46
Class A-4 Notes	S-46
Class B Noteholder	S-46
Class B Notes	S-46
Class C Noteholder	S-46
Class C Notes	S-46
Closing Date	S-46
Code	S-57
Collection Account	S-46
Collection Period	S-46
CPR	S-33
Credit and Collection Policy	S-46
Defaulted Loan	S-46
Delinquent Loan	S-46
Depositor	S-20
Economic Crisis	S-15
Equipment	S-46
Equipment Loans	S-21
ERISA	S-57
Excess Reserve	S-46
Excess Spread Amount	S-47
FRBNY	S-11
GE Capital	S-20
GECS	S-21
Interest Accrual Period	S-44
Investment Earnings	S-47
Issuing Entity LLC Agreement	S-20
Liquidated Loan	S-47
Liquidation Proceeds	S-47
Loan	S-47
Loan Value	S-21
Maturity Date	S-45
MLSA	S-11
Note Balance	S-47
Note Distribution Account	S-47
Notes	S-47
Obligor	S-47
Outstanding Principal Balance	S-47
Overcollateralization Amount	S-47

Page
Payment Date	S-47
Pool Balance	S-47
Precomputed Loan	S-47
PTCE	S-58
Purchase Amount	S-47
Purchased Loan	S-48
Recoveries	S-48
Regulation	S-58
Required Reserve Account Amount	S-48
Reserve Account	S-48
Reserve Account Deficiency	S-48
Scheduled Payment	S-48
Servicer	S-21
Simple Interest Loan	S-48
Static Pool Data	S-29
TALF	S-9, S-11
TARP	S-13
Termination Values	S-48
Transfer Date	S-48

ANNEX I
CERTIFICATION AS TO TALF ELIGIBILITY
FOR NON-MORTGAGE-BACKED ABS
     The issuer and the sponsor (collectively, “we”) hereby certify that:
     1. We have reviewed the terms and conditions of the Term Asset-Backed Securities Loan Facility (“TALF”) provided by the Federal Reserve Bank of New York (“FRBNY”). Terms used below that are defined or explained in such terms and conditions, or in FAQs or other interpretative material issued by the FRBNY, shall have the meanings provided in such terms and conditions, FAQs or other interpretative material (such terms and conditions, FAQs or other interpretative material, the “TALF Rules”).
     2. After due inquiry by our appropriate officers, agents and representatives, we have determined that the securities offered hereby designated as Class A-1, CUSIP #: 36161F AA3, Class A-2, CUSIP #: 36161F AB1, Class A-3, CUSIP #: 36161F AC9 and Class A-4, CUSIP #: 36161F AD7 constitute eligible collateral under TALF. In particular:
•	The securities are U.S. dollar-denominated cash (that is, not synthetic) asset-backed securities (“ABS”) that have (or have been provided on a preliminary basis, expected to be confirmed no later than the closing date) a credit rating in the highest long-term or short-term investment-grade rating category from two or more eligible nationally recognized statistical rating organizations (NRSROs) and do not have (including on a preliminary basis) a credit rating below the highest investment-grade rating category from an eligible NRSRO. Such ratings were obtained without the benefit of any third-party guarantee and are not on review or watch for downgrade.

•	The securities are cleared through The Depository Trust Company.

•	The securities do not bear interest payments that step up or step down to predetermined levels on specific dates.

•	The securities are not subject to an optional redemption other than a customary clean-up call (as defined in the TALF Rules).

•	All or substantially all (defined as at least 95% of the dollar amount) of the credit exposures underlying the securities are exposures that are both (a) originated by U.S.-organized entities or institutions or U.S. branches or agencies of foreign banks and (b) made to U.S.-domiciled obligors. The underlying credit exposures are equipment loans and do not include exposures that are themselves cash ABS or synthetic ABS. The average life of the securities is less than or equal to five years.

•	All or substantially all of the credit exposures underlying the securities were originated on or after October 1, 2007. “Substantially all” for purposes of this paragraph means 85% or more of the dollar amount.
     3. Pursuant to the TALF Rules, the independent accounting firm that is performing certain procedures for the benefit of the FRBNY in connection with this offering is required, in certain circumstances where fraud or illegal acts are suspected to have occurred, to make reports to the TALF Compliance fraud hotline. We hereby provide our consent to such accounting firm to make such reports and waive any client confidentiality provisions we would otherwise be entitled to under applicable law, rules of accountant professional responsibility or contract.
     4. We understand that purchasers of the securities offered hereby that are affiliates of either the originators of assets that are securitized in this offering or the issuer or sponsor of this offering will not be able to use these securities as TALF collateral.
     5. We hereby undertake that, until the maturity of the securities offered hereby, we will issue a press release and notify the FRBNY and all registered holders of the securities if we determine that the statements set

A-I-1

forth in Item 2 above were not correct when made or have ceased to be correct. We will issue such press release and make such notification no later than 9:00 a.m. on the fourth business day after we make such determination; provided that we undertake to provide same business-day notice of any change in credit rating issued by any major NRSRO (including any change in the final rating compared to a preliminary rating) that occurs after pricing of this offering and on or prior to the closing date.
     6. We hereby undertake that, until the maturity of the securities offered hereby, we will provide, as promptly as practicable, upon the request of the FRBNY, copies of (i) the Governing Documents for the securities and (ii) the servicer and/or trustee reports or any other similar reports provided or made available to investors in connection with the securities issued. Governing Documents include the instruments and agreements (including any indenture, pooling and servicing agreement, trust agreement, servicing agreement, other similar agreement and other operative document), however denominated, pursuant to which the securities were issued, the assets backing such securities are serviced and collections on such assets are applied, remitted and distributed.
     7. We hereby represent and warrant to the FRBNY and TALF LLC that this prospectus supplement and the accompanying prospectus, when taken as a whole together with all information provided by us or on our behalf to any nationally recognized statistical rating organization in connection with this offering, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     8. We acknowledge that the FRBNY and TALF LLC (in accepting the securities offered hereby as collateral), will rely upon this certification and will suffer damages if such certification is incorrect. The sponsor (and, if required by the terms of the form referred to below, the sponsor’s direct or indirect ultimate parent) has executed and delivered to the FRBNY an undertaking, in the form prescribed by the FRBNY, under which the sponsor (and, if applicable, its direct or indirect ultimate parent) has agreed to indemnify FRBNY and TALF LLC and their respective affiliates against losses incurred or suffered by them arising out of any misrepresentation or breach of warranty made or to be performed by us in this certification.
     9. We hereby jointly and severally agree that, should the securities be pledged to the FRBNY under the Master Loan and Security Agreement established under TALF or purchased by TALF LLC and at any time fail to constitute eligible collateral under TALF (provided that, solely for purposes of the foregoing, the only failure to satisfy the ratings eligibility criteria that shall be considered shall be a failure that arises as a result of the final rating on the securities, upon issuance, being lower than the required ratings for TALF eligibility, not any subsequent downgrades) under the TALF Rules as in effect at the time the securities are issued (a “Warranty Breach”), we shall permit (i) the United States Department of the Treasury (“Treasury”) and its agents, consultants, contractors and advisors, (ii) the Special Inspector General of the Troubled Asset Relief Program, and (iii) the Comptroller General of the United States access to personnel and any books, papers, records or other data in our possession, custody or control to the extent relevant to ascertaining the cause and nature of the Warranty Breach, during normal business hours and upon reasonable notice to the Issuer or the Sponsor, as the case may be; provided that prior to disclosing any information pursuant to clause (i), (ii) or (iii), the Treasury, the Special Inspector General of the Troubled Asset Relief Program and the Comptroller General of the United States shall have agreed, with respect to documents obtained under this agreement in furtherance of their respective functions, to follow applicable law and regulation (and the applicable customary policies and procedures, including those for inspectors general) regarding the dissemination of confidential materials, including redacting confidential information from the public version of its reports, as appropriate, and soliciting input from the Sponsor or the Issuer, as applicable, as to information that should be afforded confidentiality. In making this agreement, we understand that Treasury has represented that it has been informed by the Special Inspector General of the Troubled Asset Relief Program and the Comptroller General of the United States that they, before making any request for access or information pursuant to their oversight and audit functions, will establish a protocol to avoid, to the extent reasonably possible, duplicative requests. Nothing in this paragraph shall be construed to limit the authority that the Special Inspector General of the Troubled Asset Relief Program or the Comptroller General of the United States have under law.

A-I-2

General Electric Capital Corporation, as Sponsor By: /s/ Thomas A. Davidson Name: Thomas A. Davidson Title: Attorney-in-Fact	GE Equipment Midticket LLC, Series 2009-1 as Issuer By: General Electric Capital Corporation, as Administrator on behalf of the Issuer By: /s/ Thomas A. Davidson
Name: Thomas A. Davidson Title: Attorney-in-Fact

A-I-3

PROSPECTUS
GE Commercial Equipment Issuing Entities
Asset Backed Notes
Asset Backed Certificates
CEF Equipment Holding, L.L.C.
Depositor
General Electric Capital Corporation
Sponsor and Servicer

Consider carefully the risk factors beginning on page 2 in this prospectus and in your prospectus supplement.
Notes in your series represent debt obligations only of the issuing entity that issues them. Certificates in your series will represent ownership interests only in the issuing entity that issues them. No one else is liable for the payments or distributions due on your securities.
This prospectus may be used to offer and sell any series of securities only if accompanied by the prospectus supplement for that series.
The issuing entity—
•	We, CEF Equipment Holding L.L.C., will form a new trust or limited liability company to issue each series of securities offered by this prospectus.

•	The assets of each issuing entity:
•	will be those described below and will primarily be a pool of equipment loans, 49% or more of which will consist of loans and the income streams from certain finance lease arrangements secured by new or used transportation equipment, and the remainder of which will consist of loans and certain finance lease arrangements secured by new or used industrial equipment, construction equipment, maritime assets, technology and telecommunications equipment, furniture and fixtures or other equipment.

•	will also include amounts on deposit in specified bank accounts and may also include other credit enhancements.
The Securities —
•	will be asset-backed securities issued periodically in designated series of one or more classes. The securities of any series will consist of certificates or notes representing interests in a trust or company and will be paid only from the assets of that trust or company. Each series may include multiple classes of certificates or notes with differing payment terms and priorities. Credit enhancement will be provided for the securities.

•	if offered by this prospectus, will be rated in one of the four highest long-term rating categories or the highest short-term rating category by at least one nationally recognized rating agency.
     Neither the SEC nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
August 26, 2009

Important Notice about Information Presented in this
Prospectus and the Accompanying Prospectus Supplement
     We tell you about the securities in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series; and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of securities, including:
•	the timing of interest and principal payments on notes and the timing of distributions on certificates;

•	the priority of interest and principal payments on notes and the priority of distributions on certificates;

•	financial and other information about the receivables;

•	information about credit enhancement for each class;

•	the ratings of each class; and

•	the method for selling the securities.
     You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.
     We include cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

SUMMARY: OVERVIEW OF TRANSACTIONS	1

RISK FACTORS	2

You will bear the reinvestment risk and other interest rate risk if receivables are prepaid, repurchased or extended	2

State laws and other factors may impede recovery efforts and affect your issuing entity’s ability to recover the full amount due on the receivables	3

Failure to perfect the assignment of a security interest in any of the equipment could adversely affect the issuing entity’s ability or the indenture trustee’s ability, upon exercising remedies under the indenture, to realize on the equipment and could result in losses on your securities	3

Failure to perfect the assignment of a security interest in any of the transportation equipment could adversely affect the issuing entity’s ability or the indenture trustee’s ability, upon exercising remedies under the indenture, to realize on the transportation equipment and could result in losses on your securities	4

Failure to perfect the assignment of a security interest in any of the maritime assets could adversely affect the issuing entity’s ability or the indenture trustee’s ability, upon exercising remedies under the indenture, to realize on the maritime assets and could result in losses on your securities	5

The costs involved in repossessing the equipment upon an obligor default could result in reduced or delayed payments on your securities	7

A failure on the part of the obligors under the contracts to keep the equipment free from liens could adversely affect any repossession of the equipment and result in reduced or delayed payments on your securities	8

Our bankruptcy or the bankruptcy of a finance company may cause payment delays or losses	8

The insolvency of an obligor may reduce payments on your securities	9

Possible liability for third party claims may cause payment delays or losses	9

Defaults on the receivables may cause payment delays or losses	9

Transfer of servicing may delay your payments	10

Commingling of payments	10

Losses and delinquencies on the receivables may differ from the originator’s historical loss and delinquency levels	10

Technological obsolescence of equipment may reduce value of collateral	10

CHARACTERISTICS OF THE RECEIVABLES	11

Selection Criteria	11

Security Interests	11

Interest and Amortization Types	12

Payment Terms	13

Insurance	13

Extension Procedures	13

Non-Accrual and Write-Off Policy	14

ORIGINATION OF RECEIVABLES	15

Credit Approval Process	15

Credit Authorities	16

Delinquencies and Net Losses	17

Delinquency and Loss Mitigation Strategy	17

USE OF PROCEEDS	19

IMPORTANT PARTIES	20

CEF Equipment Holding, L.L.C	20

GE Capital Corporation	20

The Owner Trustee or Managing Member and the Indenture Trustee	21

DESCRIPTION OF THE NOTES	22

Principal and Interest on the Notes	22

The Indenture	22

DESCRIPTION OF THE CERTIFICATES	27

-i-

(continued)

-ii-

SUMMARY: OVERVIEW OF TRANSACTIONS
     Each series of securities will be issued by a separate issuing entity and will include:
•	one or more classes of notes, representing debt of the issuing entity; and/or

•	one or more classes of certificates, representing ownership interests in the issuing entity.
     Payments on any certificates issued by an issuing entity will be subordinate in priority to payments on the related notes. In addition, if a series includes two or more classes of notes, each class of notes may differ as to timing and priority of payments, seniority, allocations of losses, interest rates or amount of payments in respect of principal or interest and if a series includes two or more classes of certificates, each class of certificates may differ as to timing and priority of distributions, seniority, allocations of losses, distribution rates or distributions of invested amounts in respect of capital. We will disclose the details of these timing, priority and other matters in a prospectus supplement.
     The primary assets of each issuing entity will be a pool of receivables. Each issuance may also include cash reserve accounts or other credit enhancements for the benefit of some or all of the issuing entity’s securities.
     We will sell receivables to each issuing entity on the issuance date for that issuing entity’s securities. In addition, to the extent described in the related prospectus supplement, each issuing entity will have a pre-funding period. In that case, a portion of the cash raised from the issuance of the related securities will be placed in a pre-funding account. The issuing entity will use that cash to buy additional receivables from us during a pre-funding period, which will last not more than one year from the related closing date.
     Each issuing entity’s receivables will be originated directly or indirectly by, or purchased by GE Capital and any other affiliated finance companies as may be specified in your prospectus supplement. We will buy those receivables, directly or indirectly, from the finance companies.
     GE Capital or any other eligible servicer will service receivables that are transferred to the issuing entities under a servicing agreement entered into by each issuing entity, subject to removal upon specified servicer defaults. GE Capital or any other eligible administrator will also act as administrator for each issuing entity.

RISK FACTORS
     You should consider the following risk factors in deciding whether to purchase the securities.

You will bear the reinvestment risk and other interest rate risk if receivables are prepaid, repurchased or extended.	The principal payment on any series of notes or the distributions of the invested amounts of any series of certificates on any payment date will depend mostly upon the amount of collections received on that issuing entity’s receivables during the prior calendar month. As a result, the rate at which payments on the receivables are received will affect the rate at which principal or any invested amount is paid or distributed on the related securities. Each receivable has a fixed payment schedule, but the actual rate at which payments are received may vary from that schedule for a number of reasons.

•     Receivables may be voluntarily prepaid, in full or in part, or obligors may be required to prepay receivables as a result of defaults, casualties to the related equipment, death of an obligor or other reasons. Prepayment rates may be influenced by a variety of factors, and we cannot predict them with any certainty.

•     Upon request of the issuing entity, under certain circumstances we or the servicer of the receivables may be required to repurchase one or more receivables from an issuing entity. In that case, the repurchase price received by the issuing entity will be treated like a prepayment of the receivable. This would happen if we, at the time we sell receivables to the issuing entity, or a finance company, at the time it sold receivables to us, made inaccurate representations about a receivable or if the servicer fails to maintain the issuing entity’s perfected security interest in certain types of property.

•     We may purchase all of an issuing entity’s receivables after the issuing entity’s receivables have paid down to 10% of their aggregate pool balance as of the time they were transferred to the issuing entity. In this case, the purchase price received by the issuing entity will be treated like a prepayment of the remaining receivables.

Each prepayment, repurchase or purchase will shorten the average life of the related securities. On the other hand, the payment schedule under a receivable may be extended or revised, which may lengthen the average life of the related securities.

You will bear any reinvestment risks resulting from a faster or slower rate of prepayment, repurchase or extension of receivables held by your issuing entity. If you purchase a security at a discount, you should consider the risk that a slower than anticipated rate of principal payments on your notes or distributions of the invested amounts of your certificates could result in an actual yield that is less than the anticipated yield. Conversely, if you purchase a security at a premium, you should consider the risk that a faster than anticipated rate of principal payments on your notes or distributions of the invested amounts of your certificates could result in an actual yield that is less than the anticipated yield.

State laws and other factors may impede recovery efforts and affect your issuing entity’s ability to recover the full amount due on the receivables.	State laws impose requirements and restrictions on foreclosure sales and obtaining deficiency judgments and may prohibit, limit or delay repossession and sale of equipment to recover losses on non-performing receivables.

Additional factors that may affect your issuing entity’s ability to recoup the full amount due on a receivable include

• depreciation;

• obsolescence;

• damage or loss of any item of equipment; and

• the application of federal and state bankruptcy and insolvency laws.

As a result, you may be subject to delays in receiving payments on your securities.

Failure to perfect the assignment of a security interest in any of the equipment could adversely affect the issuing entity’s ability or the indenture trustee’s ability, upon exercising remedies under the indenture, to realize on the equipment and could result in losses on your securities.
One or more of the finance companies will sell the receivables to us and will also assign the related security interests in the equipment to us. In connection with our sale of the receivables to the issuing entity, we will also assign the related security interests in the equipment to the issuing entity which will, in turn, pledge the receivables and related security interests in the equipment to the indenture trustee for your benefit. We will agree to file appropriate financing statements under the applicable uniform commercial code to perfect the security interest of the indenture trustee for your benefit. Our failure to file appropriate financing statements may result in neither the issuing entity nor the indenture trustee, having a first priority perfected security interest in the related equipment. As liquidated damages, upon request of the issuing entity, we will be obligated to purchase any receivable that we sold to the issuing entity, and for which the interests of the issuing entity or indenture trustee are materially and adversely affected by our failure to obtain a first priority perfected security interest in the name of the indenture trustee in the related equipment, if such failure is not cured within the applicable grace period. Upon our request, the applicable finance company will have a corresponding purchase obligation with respect to its transfer to us of the receivables.

As liquidated damages, upon request of the issuing entity, the servicer will also be obligated to purchase any receivable sold to the issuing entity by us for which the servicer fails to maintain a perfected security interest in the equipment securing such receivable, if such failure materially and adversely affects the interest of the issuing entity or the indenture trustee in such receivable and if such failure is not cured within the applicable grace period.

If the issuing entity or the indenture trustee, upon exercising remedies under the indenture, does not have a first priority perfected security interest in the equipment, the ability to realize on the equipment in the event of a default may be adversely affected. To the extent the security interest is perfected, the issuing entity or the indenture trustee will have a prior claim over subsequent purchasers of the equipment and holders of subsequently perfected security interests. However, as against liens for repairs of equipment and related equipment or for taxes unpaid by an obligor under a receivable, or claims for fraud or negligence, the issuing entity or the indenture trustee could lose the priority of its security interest or its security interest in the equipment. We will not have any obligation to repurchase a receivable as to which any of these occurrences results in the issuing entity or the indenture trustee losing the priority of its security interest or its security interest in the equipment after the date the security interest was assigned to the issuing entity or the indenture trustee.

Failure to perfect the assignment of a security interest in any of the transportation equipment could adversely affect the issuing entity’s ability or the indenture trustee’s ability, upon exercising remedies under the indenture, to realize on the transportation equipment and could result in losses on your securities.
To the extent any of the equipment loans are secured by the transportation equipment, one or more of the finance companies will sell the receivables to us and will also assign the related security interests in the transportation equipment to us. In connection with our sale of the receivables to the issuing entity, we will also assign the related security interests in the transportation equipment to the issuing entity which will, in turn, pledge the receivables and assign the related security interests in the transportation equipment to the indenture trustee. The servicer will maintain on our behalf, physical possession of each receivable and any certificate of title relating to the applicable transportation equipment. Due to administrative burdens and expense, any certificates of title to the transportation equipment will not be amended or reissued to reflect the assignment to the issuing entity or the pledge to the indenture trustee. In the absence of such an amendment to any certificate of title, depending upon the particular state at issue, it is possible that neither the issuing entity nor the indenture trustee, will obtain a perfected security interest in the transportation equipment securing the receivables. As liquidated damages, upon request of the issuing entity we will be obligated to purchase any receivable that we sold to the issuing entity, and for which the interests of the issuing entity or the indenture trustee are materially and adversely affected by our failure to obtain a perfected security interest in our name in the transportation equipment relating to such receivable on the closing date, if such failure is not cured within the applicable grace period. Upon our request, the applicable finance company will have a corresponding repurchase obligation with respect to its transfer to us, of the receivables.

As liquidated damages, upon request of the issuing entity, the servicer will be obligated to purchase any receivable sold to the issuing entity by us for which the servicer fails to maintain a perfected security interest in the transportation equipment securing such receivable (other than as a result of the failure to retitle the lienholder interest in the name of the indenture trustee), if such failure materially and adversely affects the interest of the issuing entity or the indenture trustee in such receivable and if such failure is not cured within the applicable grace period. There can be no assurance, however, that we or the servicer, as the case may be, will have the funds available to make any such purchase.

If the issuing entity or the indenture trustee, upon exercising remedies under the indenture, does not have a first priority perfected security interest in any transportation equipment, the ability to realize on such transportation equipment in the event of a default may be adversely affected. To the extent the issuing entity’s security interest in any transportation equipment and the assignment thereof are perfected, the issuing entity will have a prior claim over subsequent purchasers of such transportation equipment and holders of a subsequently perfected security interest. However, as against liens for repairs or unpaid storage charges of any transportation equipment or for taxes by an obligor under a receivable or against any transportation equipment, or through fraud or negligence, the indenture trustee or the issuing entity could lose the priority of its security interest or lose its security interest in such transportation equipment. Notwithstanding the foregoing, neither we nor the servicer will have any obligation to purchase a receivable as to which any of the aforementioned occurrences result in the issuing entity’s losing the priority of its security interest or its security interest in such transportation equipment due to the creation of such a lien, or as a result of fraud or negligence (other than our fraud or negligence or the fraud or negligence of the servicer as the case may be) which is proven to have occurred after the closing date.

Failure to perfect the assignment of a security interest in any of the maritime assets could adversely affect the issuing entity’s ability or the indenture trustee’s ability, upon exercising remedies under the indenture, to realize on the maritime assets and could result in losses on your securities.
To the extent any of the equipment loans are secured by maritime assets in excess of 5 net tons that are not inland barges, one or more of the finance companies will sell the receivables to us and will also assign the related first preferred ship mortgages in the maritime vessels to us. In connection with our sale of the receivables to the issuing entity, we will also assign the related first preferred ship mortgages to the issuing entity which will, in turn, pledge the receivables and related security interests in the maritime assets to the indenture trustee for your benefit. We will agree to submit appropriate security assignments of the first preferred ship mortgages over the maritime assets to the United States Coast Guard evidencing the assignments of the mortgages relating to the maritime assets within specified time periods after the closing date. Although the filings would perfect the security interest in the maritime assets, such filings would not cover any removable fixtures in the maritime assets. In addition, any defects in the mortgages may render the security interests invalid. If either of these cases occur, you could suffer losses on your securities. In order to alleviate these risks, we will agree to file financing statements under the uniform commercial code, with respect to the maritime assets, including any removable fixtures in the vessels not subject to the first preferred ship mortgage. This is done to provide backup security for the receivables. In connection with the sale of the receivables to the issuing entity, we will assign these uniform commercial code security interests to the issuing entity, which will in turn pledge the security interest to the indenture trustee for your benefit. Our failure to complete the filing of the security assignments for maritime assets registered in the United States may result in neither the issuing entity nor the indenture trustee, upon exercising remedies under the indenture, having a first priority perfected security interest in the related maritime assets. As liquidated damages, upon request of the issuing entity, we will be obligated to purchase any receivable that we sold to the issuing entity, and for which the interests of the issuing entity or indenture trustee are materially and adversely affected by our failure to obtain a first priority perfected security interest in the name of the indenture trustee in the related maritime assets, if such failure is not cured within the applicable grace period. The applicable finance company will have a corresponding purchase obligation with respect to its transfer to us of the receivables.

As liquidated damages, upon request of the issuing entity, the servicer will also be obligated to purchase any receivable sold to the issuing entity by us for which the servicer fails to maintain a perfected security interest in the vessel securing such receivable, if such failure materially and adversely affects the interest of the issuing entity or the indenture trustee in such receivable and if such failure is not cured within the applicable grace period.

There can be no assurance, however, that we or the servicer, as the case may be, will have the means to make any such purchase.

If the issuing entity or the indenture trustee, upon exercising remedies under the indenture, does not have a first priority perfected security interest in a maritime asset, its ability to realize on that maritime asset in the event of a default may be adversely affected. To the extent the security interest is perfected and properly assigned, the issuing entity or the indenture trustee will have a prior claim over subsequent purchasers of the vessel and over all claims against the vessel except for fees allowed and costs imposed by the court in connection with arrest and the judicial sale of the vessel, maritime liens arising before the mortgage is filed with the United States Coast Guard, liens arising from maritime torts, including personal injury to seamen and pollution damages, maritime liens for wages of a stevedore employed by or on behalf of the vessel, for wages of the vessel’s crew, and for general average or for salvage, including contract salvage. In most instances, claims allowed by a court in connection with the arrest of a ship for maritime tort claims for pollution will exceed the amounts secured by the first preferred ship mortgage, in which case amounts available for payment or distribution on your securities would be reduced. In order to mitigate this possibility, the applicable finance company requires marine insurance policies to be issued naming such finance company as the loss payee and additional insured. The marine insurance policies would meet any liabilities, including pollution liability, up to a specified amount but do not cover any pre-existing claims arising prior to the issuance of the marine insurance policies. In addition, the marine insurance policies contain warranties, conditions and defenses, which enable the insurer, under certain circumstances, to deny coverage under the policy if, for example, the vessel owner has breached a warranty or condition of the marine insurance policy. In some but not all instances, the finance company may require the borrower/vessel owner to carry additional insurance to protect the finance company against a breach of the marine insurance policy by the vessel owner. To the extent any such pre-existing claims exist or amounts claimed are in excess of the specified amount covered under a marine insurance policy or the marine insurer can successfully deny coverage under a marine insurance policy, the amounts available for payment or distribution on your securities would be reduced.

Neither we nor the servicer will have any obligation to repurchase a receivable as to which any of these occurrences results in the issuing entity or the indenture trustee losing the priority or benefit of its security interest or its security interest in such maritime asset after the date the security interest was assigned to the issuing entity or the indenture trustee.

The costs involved in repossessing the equipment upon an obligor default could result in reduced or delayed payments on your securities.	Upon a default under an equipment loan, the servicer has the right to enforce the issuing entity’s security interest in the related equipment. If a defaulting obligor contests the enforcement of a security interest, it may be difficult, expensive and time-consuming to exercise these rights.

Direct costs may be incurred in connection with repossession of the equipment, which include legal and similar costs and the costs of necessary maintenance to make the equipment available for sale. These could be fairly substantial. In connection with the repossession of the equipment, all outstanding mechanic’s and other liens may be required to be paid as well as, in some jurisdictions, taxes to the extent not paid by the obligor.

The exercise of rights and remedies (including repossession) upon an obligor default under an equipment loan may also be subject to the limitations and requirements of applicable law, including the need to obtain a court order for repossession of the equipment. Accordingly, the issuing entity may be delayed in, or prevented from enforcing, certain of its rights under an equipment loan and in selling the related equipment. These limitations and delays could adversely affect the issuing entity’s ability to make payments on the securities and therefore reduce or delay the amounts available for distribution to you on your securities.

A failure on the part of the obligors under the contracts to keep the equipment free from liens could adversely affect any repossession of the equipment and result in reduced or delayed payments on your securities.
Liens and other charges of detention are likely to arise over the life of the equipment. The sums for which these liens can be asserted may be substantial and in some jurisdictions may exceed the value of the charges incurred by the equipment in respect of which the lien is being asserted. Lienholders may have rights to detain or even, in some circumstances, sell or cause the forfeiture of the equipment. These rights, as well as, in some jurisdictions, repairer’s charges and similar mechanic’s liens, may have priority over the security interest of the issuing entity or the indenture trustee in the equipment subject to the receivables.

Under the terms of the receivables, the obligors will be required to bear responsibility for and discharge all liens of this nature arising during the term of their contracts. However, we cannot assure you that the obligors will comply with their obligations, and any failure to remove a lien could adversely affect the servicer’s ability to repossess or resell the equipment if an obligor defaults.

Our bankruptcy or the bankruptcy of a finance company may cause payment delays or losses.	The finance companies will sell receivables to us, directly or indirectly, and we will in turn sell those receivables to each issuing entity. We intend to structure these transfers in a manner designed to ensure that they are treated as “true sales,” rather than secured loans. However, a court could conclude that we or a finance company effectively still own the receivables supporting any series of securities. This could happen if a court presiding over our bankruptcy or the bankruptcy of a finance company were to conclude either that the transfers referred to above were not “true sales” or that the bankrupt party and the owner of the receivables should be treated as the same person for bankruptcy purposes. If this were to occur, then you could experience delays or reductions in payments as a result of:

•     the automatic stay which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the U.S. Bankruptcy Code that permit substitution of collateral;

•     tax or government liens on a finance company’s or our property that arose prior to the transfer of a receivable to the issuing entity having a right to be paid from collections before the collections are used to make payments on the securities; or

•     the fact that the issuing entity might not have a perfected interest in (a) some equipment subject to certificate of title statutes or (b) any cash collections on the receivables held by the servicer at the time that a bankruptcy proceeding begins. See “Description of the Transaction Agreements — Collections” for a description of the time the servicer is allowed to commingle collections with its funds.

The insolvency of an obligor may reduce payments on your securities.	If an obligor becomes a debtor in federal bankruptcy proceedings or any similar applicable state law, the issuing entity may be delayed or prevented from enforcing certain of its rights under the equipment loans and obtaining possession of the equipment from the obligor.

For any equipment loan, the issuing entity will have a bankruptcy claim equal to the outstanding amount of the loan to the obligor. If the issuing entity’s security interest in the equipment was not perfected (or such perfection has been permitted to lapse), the issuing entity will have an unsecured claim against the obligor in the outstanding amount of its loan and will have no right to obtain possession of the underlying equipment. On the other hand, if the issuing entity’s security interest in the equipment was properly perfected and of first priority, and that perfection and priority has been maintained, the issuing entity will have a secured claim to the extent of the value of the equipment and an unsecured claim for the remainder. If the issuing entity has a valid secured claim, it will be difficult to predict in any given case whether the issuing entity will be able to obtain bankruptcy court permission to obtain relief from the automatic stay and regain possession of the equipment and the length of time it will take to obtain such permission. In the meantime, however, the bankruptcy court may: (1) order the obligor to make a cash payment or periodic cash payments to the issuing entity as adequate protection for a decrease in value of the issuing entity’s interest in the equipment while the automatic stay is in effect; (2) substitute other collateral for the equipment so long as such substitute collateral provides adequate protection for the issuing entity’s interests; or (3) grant other relief as the court deems will result in the realization by the issuing entity of the indubitable equivalent of the issuing entity’s interest in the equipment.

Possible liability for third party claims may cause payment delays or losses.	The transfers of receivables from the finance companies to us and from us to each issuing entity are intended to reduce the possibility that cash flows from the receivables will be subject to claims other than the rights of investors in the securities issued by the issuing entity and of the parties to the applicable transaction agreements. However, to the extent that a finance company violates federal or state laws applicable to the receivables, an issuing entity could be liable to the obligor, as an assignee of any of the affected receivables. Under the related transaction agreements, we must repurchase any affected receivable from the issuing entity. However, if we fail for any reason to perform our repurchase obligation, you could experience delays or reductions in payments on your securities as a result of any liabilities imposed upon your issuing entity.

Defaults on the receivables may cause payment delays or losses.	The notes of your series will represent debt obligations solely of your issuing entity and the certificates of your series will represent ownership interests solely in your issuing entity. The notes and certificates in your series will not be insured by any of us, the servicer, the sub-servicer, your issuing entity or any other person or issuing entity and consequently, you will rely primarily upon collections on the receivables in your issuing entity for payments on your securities. Your securities may have the benefit of a cash reserve account, subordination of one or more other classes of securities and/or one or more other forms of credit enhancement specified in the related prospectus supplement. This credit enhancement will cover losses and delinquencies on the receivables up to some level. However, if the level of receivables losses and delinquencies exceeds the available credit enhancement, you may experience delays in payments on your notes or distributions on your certificates or may not ultimately receive all interest and principal due on your notes or all distributions on and in respect of the invested amount of your certificates.

Transfer of servicing may delay your payments.	If the applicable servicer were to cease servicing the receivables, delays in processing payments on the receivables and information regarding payments on the receivables could occur. This could delay payments to you on your securities.

Commingling of payments.	The servicer, on behalf of the issuing entity, will deposit all payments on receivables (from whatever source) and all proceeds of receivables collected during each calendar month into the related collection account within two business days after receipt. However, provided that certain requirements for monthly or less frequent remittances as described herein and in the prospectus supplement are satisfied, then so long as such servicer is the servicer and (i) there exists no servicer default and (ii) each other condition to making monthly or less frequent deposits as may be specified by the rating agencies is satisfied, the servicer will not be required to deposit such amounts into the related collection account until on or before the business day preceding the payment date. Pending deposit into the related collection account, collections may be invested by the servicer at its own risk and for its own benefit, and will not be segregated from funds of the servicer. If the servicer were unable to remit such funds, you might incur a loss.

Losses and delinquencies on the receivables may differ from the originator’s historical loss and delinquency levels.	We cannot guarantee that the delinquency and loss levels of receivables in the asset pools will correspond to the historical levels the originator experienced on its equipment receivables portfolio. There is a risk that delinquencies and losses could increase or decline significantly for various reasons including:

• changes in the local, regional or national economies; or

• changes in particular industries.

Technological obsolescence of equipment may reduce value of collateral.	If technological advances relating to the underlying equipment cause the equipment to become obsolete, the value of the equipment will decrease. This will reduce the amount of monies recoverable should the equipment be sold following a receivable default and you may not recover the full amount due on your securities.

CHARACTERISTICS OF THE RECEIVABLES
     We will provide information about each issuing entity’s pool of receivables in the related prospectus supplement. The receivables are equipment loans and the income streams from certain finance leases (the “Equipment Loans”), 49% or more of which are secured by new or used transportation equipment, and the remainder of which are secured by new or used industrial equipment, construction equipment, maritime assets, technology and telecommunications equipment, furniture and fixtures, or other equipment. The information will include, to the extent appropriate, the types and composition of the receivables, the distribution by interest rate or spread over any designated floating rate, type of equipment, payment frequency and loan value of the receivables and the geographic distribution of the receivables. In no event will the receivables secured by equipment loans secured by new or used maritime assets exceed 49% of the outstanding principal balance of the receivables pool and in no event will Equipment Loans secured by “other equipment” exceed 10% of the outstanding principal balance of the receivables pool, in each case, as of the cut-off date.
Selection Criteria
     We will select receivables to sell to each issuing entity using several criteria. These criteria will include that each receivable transferred to an issuing entity must:
     (a)  be payable in United States dollars;
     (b)  have an obligor which (i) is not a governmental or municipal issuer (other than United States governmental authorities) provided, that otherwise eligible receivables owing from state, local or municipal entities and not exceeding the limit on such receivables described in the related prospectus supplement are deemed eligible receivables, and (ii) is not domiciled outside of the United States and which does not have a billing address outside the United States;
     (c)  the equipment relating to such receivable is located in the United States or Puerto Rico;
     (d)  not be delinquent (i.e. not greater than 30 days past due and/or in non accrual status, or written off as uncollectible by the applicable originator);
     (e)  have been originated or acquired in accordance with the originator’s credit and collection policies;
     (f)  grant a first priority perfected security interest in the related equipment, free and clear of all liens other than certain permitted encumbrances unless the receivable meets the originator’s criteria to not file a financing statement with respect to the related equipment; and
     (g)  not have an obligor that is shown in the originator’s records as being the subject of a bankruptcy proceeding.
     Additional criteria for any particular issuing entity’s receivables may be listed in the related prospectus supplement. We will not use selection procedures that we believe to be adverse to you in selecting the receivables that we sell your issuing entity.
     Each issuing entity’s receivables may include receivables with respect to which the initial payment has not been made.
Security Interests
     To the extent an issuing entity’s receivables are loans or they arise under finance leases, the originator will obtain a security interest in the related equipment, which it will sell to us, we will transfer to your issuing entity and your issuing entity will pledge to the indenture trustee for your series. No security interest may be obtained when the receivable relates exclusively to software. Whether the originator takes steps necessary to perfect its security interests in such equipment depends on the originating business unit and the type and size of the transaction (the

“Perfection Criteria”). Failure to take all steps necessary to perfect security interests in equipment may hinder the ability of your issuing entity to realize the value of equipment securing the receivables. See “RISK FACTORS” in this prospectus.
     For Direct Origination receivables and subject to the Perfection Criteria, financing statements are filed on non-titled equipment in most instances. Perfection may also be achieved through alternative means, such as filing of collateral interests with the Department of Motor Vehicles, in the case of transportation assets.
     In instances when the Direct Origination receivables have been acquired from third parties and subject to the Perfection Criteria, the originator confirms that all steps have been taken by the third party originator to obtain or perfect the security interest in the related equipment, which perfected security interest is assigned to GE.
     For Indirect Origination receivables, the general rule is to file financing statements for loans and finance leases in excess of $35,000 of equipment cost per contract.
Interest and Amortization Types
     An issuing entity’s receivables may include fixed rate receivables and floating rate receivables, as well as receivables that provide for different fixed or floating interest rates or different formulae to calculate the floating interest rate at different times during the life of the receivable. Receivables that are loans have an explicit interest rate that is usually named in the contract that evidences the receivable. Other receivables, including finance leases, may not disclose an explicit interest rate, but they have an implicit interest rate that the applicable finance company uses to calculate the periodic payments in a way similar to the way that it calculates periodic installment payments under a loan.
     All of the receivables in each issuing entity will be either pre-computed receivables or simple interest receivables. The difference between these two types of receivables is the way that each installment payment is divided between principal and interest.
     Under a pre-computed receivable, each installment payment is divided between interest and principal on a predetermined basis, without regard to the period of time that has elapsed since the prior payment was made.
     This allocation is made either on an actuarial basis or according to a variation on the rule of 78’s. (See the box below for an explanation of the difference.) In contrast, under a simple interest receivable, each installment payment is divided between interest and principal based on the actual date on which a payment is received. The interest component equals the unpaid principal amount financed, multiplied by the annual interest rate, multiplied by the fraction of a calendar year that has elapsed since the preceding payment of interest was made.
     Under a simple interest receivable, if an obligor pays a fixed periodic installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed periodic installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. The final installment on a simple interest receivable is increased or decreased as necessary to adjust for variations in the amounts of prior installments applied to principal, based upon the date on which they were made.

   Under an actuarial receivable, the interest component of each installment equals the unpaid principal amount financed, multiplied by the annual interest rate, multiplied by an appropriate fraction. On a receivable that requires payments every month, the appropriate fraction would be1/12, since that is the portion of a year that elapses between the required payment dates. On a receivable that requires payments every three months, the appropriate fraction would be3/12, or1/4.

     Under a rule of 78’s receivable, the interest component of each installment is determined using a method equivalent to the rule of 78’s. The rule of 78’s is a method of calculating the unearned portion of the pre-computed finance charge on receivables repayable in substantially equal successive installments of approximately equal intervals over 12 months. The unearned portion of the pre-computed finance charge at any time is equal to that portion of the finance charge which the sum of the number of months the obligations are outstanding after the calculation date (counting 1 month as 1, 2 months as 3 (1 + 2), etc., up to 78) bears to 78.
     If a pre-computed receivable is prepaid in full, the obligor is entitled to a rebate equal to the portion of the total amount of payments that is allocable to unearned add-on interest. If a simple interest receivable is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of the rebate on a pre-computed receivable is determined based upon whether the receivable is an actuarial receivable or a rule of 78’s receivable and the requirements of the law of the state where the obligor is located; however, the rebate for certain pre-computed receivables may, in some circumstances, be an amount approximately equal to the remaining scheduled payments of interest that would have been due under a simple interest receivable for which all payments were made on schedule.
     The amount of the rebate under a rule of 78’s receivable generally will be less than the amount of the rebate on an actuarial receivable for the same amount and generally will be less than the remaining scheduled payments of interest that would have been due under a simple interest receivable for which all payments were made on schedule. These amortization features and related rebates for pre-computed receivables should not result in shortfalls of principal payments on your securities because the portion of the interest payments on these receivables that give rise to rebate requirements are essentially treated as principal paydown for purposes of the securities.
Payment Terms
     The receivables primarily have either quarterly or monthly payment schedules. Most of the receivables require level payments. In certain cases, the payment terms of receivables permit an obligor to skip specified payments to accommodate the seasonal or other cash flow fluctuations of the obligor’s business.
     Most of the receivables either do not permit voluntary prepayment or require additional payments to compensate the holder of the receivable in the event of a voluntary prepayment. However, some receivables may permit voluntary prepayment by the obligors, with no such compensation.
Insurance
     Obligors may be required to obtain and maintain physical damage insurance with respect to the equipment collateralizing the receivables in a minimum amount equal to the unpaid balance, the stipulated loss value of the related equipment, or such other amount as the originator may specify. To the extent physical damage insurance is required, obligors may be required to deliver to the originator policies or certificates of insurance evidencing such coverage naming the originator as a loss payee.
Extension Procedures
     The servicer may, on behalf of the issuing entity, agree to extend a receivable when payment delinquencies result from temporary interruptions in an obligor’s cash flow. In an extension, one or more payments are moved to a future date, which may be before or after the original final maturity of the receivable. The servicer is not permitted to extend the final payment date for any receivable beyond the maturity date specified in the applicable prospectus supplement.
     An obligor may be charged an extension fee, which is usually payable at the time a receivable is extended. Interest continues to accrue on the unpaid balance of the receivable during the period that payments are not required.

Non-Accrual and Write-Off Policy
     Receivables are booked as non-accrual in the month following when they become more than 90 days past due for payment or when collection of the receivable is determined to be at risk. Each Direct Originations receivable is reviewed on a case-by-case basis to determine the need for, and the amount of any partial or full write-down. Indirectly originated receivables are typically written off in full when the account is deemed uncollectible or is aged more than 180 days past due for payment. Directly originated receivables are typically written down to the collateral value or written off in full when the account is deemed uncollectible or aged more than 365 days past due for payment and collateral repossession and/or disposition is impaired. Write off of delinquent receivables from companies in bankruptcy is contingent on the circumstances of the situation, which could include legal impediments, or in the case of certain Indirect Origination receivables, based on the terms of a program agreement.

ORIGINATION OF RECEIVABLES
     The receivables acquired by your issuing entity were originated by the Corporate Finance (“CF”) and Equipment Finance (“EF”) reporting categories of Commercial Lending and Leasing (“CLL”), which in turn is a division of GE Capital, and other finance companies, as may be specified in your prospectus supplement. CF and EF, originate and acquire receivables in several ways:
•	CF and EF make Equipment Loans directly to end-user purchasers of new and used transportation equipment, maritime assets, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures and other equipment using standard documentation, except where revisions have been negotiated and approved (“Direct Originations”).

•	EF makes Equipment Loans indirectly to end-user purchasers of industrial equipment, construction equipment, technology and telecommunications equipment utilizing long-term partner relationships with equipment manufacturers, vendors and dealers (“Indirect Originations”). Indirect Originations are generally governed by a “program” agreement, which defines the working relationship between the partner and EF. Some of the program agreements include loss sharing or other arrangements through which the partner agrees to participate in the risk of receivables originated under the agreement.

•	CF and EF acquire receivables originated by unaffiliated companies that provide financing for equipment. Prior to any such acquisition, CF and EF review the third party documentation against its standard documentation and in certain cases requires amendment of the documents in conformity with their standards.
Credit Approval Process
     The following is a summary of CF’s and EF’s origination policies:
     In general, for all Direct Origination receivables and all Indirect Origination receivables greater than $250,000, primary responsibility for credit approval, monitoring and review are placed with risk analysts. Risk analysts evaluate each applicant based on the obligor and any guarantor’s assets, liabilities, income, credit history and other relevant demographic, business, personal and collateral information. In cases where receivables originated by unaffiliated companies are acquired, CF or EF, as applicable, applies the same credit approval standards to those receivables.
     In general, Indirect Origination receivables (typically between $5,000 and $250,000) are subject to credit evaluation based on an automated credit system that is employed to process applications, which arrive by telephone, facsimile machine and the Internet. The credit system uses a proprietary model of statistically based data that includes business tenure, credit experience, payment performance, and limited financial and personal credit information, if supplied, to generate a credit decision. The application is referred for manual evaluation if the credit system lacks sufficient information to render a decision, the aggregate exposure to a customer is greater than $250,000 or the standard business practice for a particular program relationship is to do so.
     In general for all Direct Origination receivables and Indirect Origination receivables greater than $250,000, the applicant is required to provide information, which may include the following:
•	details of the financing request;

•	three years of financial statements;

•	bank, trade and other references;

•	with respect to customers in the construction industry, references from companies that provide performance bonds guaranteeing the performance of the customer of its obligations under a construction contract; and

•	in the event there are guarantees to be provided, bank references and three years of financial statements of each guarantor.
     The application and related information is submitted to a risk analyst for review. Each risk analyst is required to review all documents and prepare a credit evaluation which includes:
•	a summary of the proposed terms of the loan or finance lease;

•	a description of the obligor’s business, including its managerial experience and description of its business;

•	financial statement and cash flow analysis of the applicant and any guarantors;

•	an analysis of recent profits and losses, margin trends and portfolio comparisons of obligors in the same industry;

•	an evaluation of the collateral; and

•	an analysis of GE’s aggregate potential exposure to the obligor.
     Each application is evaluated based on a comprehensive risk management policy. In addition to the financial information provided by the applicant, CF and EF utilize proprietary financial models to evaluate the credit application. The financial models consider data such as failure rates in the obligor’s industry, the average years in business of companies in the obligor’s industry, the level of profitability of companies in the obligor’s industry and variations in the obligor’s industry according to geographical location. These financial models, in conjunction with the financial information provided by the applicant, provide CF and EF with a comprehensive view of the risk profile of the customer and are an integral part of its credit approval process. When the risk analyst has completed his or her final review, a decision is made to approve or reject the application in accordance with the credit policies described below. The maximum amount that CF and EF will finance under a receivable varies based on the obligor’s credit history, the type of equipment financed, whether the equipment is new or used, the payment schedule and the length of the receivable. If approved, documentation is prepared and forwarded to funding specialists who book the loan on to the applicable accounting system. Funds are disbursed based on the obligors’ instructions.
     Obligors are provided with options for remitting payments including checks, direct debit or wire transfer. Most obligors choose to remit payment by check.
     Under an arrangement with a collecting financial institution, obligors remit funds to a designated postal address at that institution. Employees of that institution process the checks for clearing and post the balances to the CF or EF account.
     The collecting institution then transmits to CF or EF, in electronic format, a notification of daily balances posted to the applicable account. This information is used by CF or EF to update its receivables account database on a daily basis.
     To the extent there are discrepancies between an obligor’s receivables account on the applicable database and the collecting institution’s records, CF or EF hires an unaffiliated company to investigate the discrepancy and reconcile the accounts.
Credit Authorities
     Credit authorities are set forth in Policy 5.0. Policy 5.0 is a General Electric Company (“GE”) Board of Directors approved delegation of credit authority for each of the GE businesses. Credit authority is segmented by aggregate GE exposure to the obligor, transaction size and equipment type.

     Based upon the segmented approach, the following credit authorities have been established:

Authority:	Amount:
GE Capital Board of Directors	Above $150 million
President and Chief Risk Officer of GE Capital	Up to $150 million
President and Chief Risk Officer of CLL	Up to $100 million
Chief Risk Officer of CF or EF	$65 million
Senior Risk Manager Officer of CF or EF	Up to $30 million
Senior Risk Analyst or Risk Analyst of CF or EF	$250,000— $15 million depending on experience
     Policy 5.0 is approved by GE Capital’s Board of Directors. Any changes in credit authority must first be approved by a chief risk officer.
     Policy 6.0 augments Policy 5.0. Policy 6.0 is a portfolio management tool that facilitates proactive management of credit risk by:
•	reviewing economic activity at the local, state and national levels, including reviewing industrial diversity, employment volatility and geographic strengths and weaknesses;

•	developing a risk demographic profile by simplifying over 50 macroeconomic factors into one of the following aggregate metrics:
•	population size

•	population trend

•	industrial diversity

•	employment volatility; and
•	publishing risk bulletins which are macroeconomic summaries of changes in the economic climate that could impact current underwriting policies.
The risk bulletins serve as an early warning system to the credit authorities such that industrial sub-segments experiencing significant weaknesses over a given time period may have credit authorities restricted by the chief risk officer until economic trends in such sub-sectors improve.
Delinquencies and Net Losses
     We may provide you with static pool information in the prospectus supplement for your securities. See “Incorporation by Reference.”
Delinquency and Loss Mitigation Strategy
     In order to reduce potential losses on the receivables, CLL utilizes a dual approach to manage delinquencies and mitigate losses, namely:
•	an identification process; and

•	a prevention and resolution process.

     Identification Process
     CLL utilizes a statistically-based analysis of economic leading indicators and emerging portfolio trends that highlights any weaknesses in an industrial sub-sector in the form of a Policy 6.0 risk bulletin. The use of risk bulletins are important not only to provide feedback to the credit authorities as part of the credit approval process in Policy 5.0, but also to serve as an early warning system of potential losses with respect to current obligors. Analysis of industry trends is used in conjunction with customer behavior scoring models that are intended to identify in advance obligors that are likely to default on their obligations.
     Prevention and Resolution Process
     Central collections departments in Connecticut, Texas and Iowa service the receivables of the originator and utilize the following servicing standards depending on the type of receivable.
     From time to time (generally 10% of the CF and EF portfolio in the aggregate) the originator has contracted with third parties to execute early stage collection tactics designed to improve customer contact and determine reasons for delinquency. All third party activity is governed by service agreements between the originator and the servicing party and maintains the standards and integrity of processes applied to the originator directly. In all cases, the originator maintains management oversight of collection activity.
     In general, for all Direct Origination receivables, after an account is 10-days past due or an applicable grace period has expired, the obligor is contacted by telephone to remind it of the obligation to make payment, including any applicable late charges. In general for Indirect Origination receivables, after an account is 5 days past due the obligor is contacted by telephone reminding it of the obligation to make payment, including any applicable late charges.
     The collections department will make several phone calls, including contacting senior management of the obligor to resolve the outstanding matter. As the account becomes more delinquent, the equipment loan may be referred to internal or external specialists (Global Restructuring Solutions or Legal Counsel), or a formal default notice may be issued.
     In certain instances, the obligor may request an extension of payment terms from the originator. Generally extensions are subject to evaluation of the request, and updated financial and other information before making a determination. In consideration for the extension, the obligor may be required to pay an extension fee as noted above in “Characteristics of the Receivables—Extension Procedures”. In the event the extension is granted, interest will continue to accrue on the unpaid balance.
     After efforts to cure the delinquency have been exhausted, the obligor is sent a formal default notice and given 10 days to cure the default. If payment is not received within a defined (generally 10 day) cure period, then a variety of options are available for recovery of the debt. These include:
•	Referral to Global Restructuring Solutions.
     CLL’s Global Restructuring Solutions Group (“GRS”) specializes in formulating restructuring and workout arrangements for troubled companies with outstanding balances greater than $100,000. GRS is engaged proactively to manage accounts deemed to have a favorable prospect of collection when the account is either delinquent or not delinquent, but subject to financial or operating distress that may render the account in default or imminent default.
     If GRS determines that a restructuring solution is not viable, then it may either refer the matter back to the collections department for further action or it may refer the matter directly to outside counsel.
•	Repossession of equipment.
     In certain instances, the collections department will instruct a repossession agent to repossess the equipment underlying the receivable. This approach is common in cases where the collateral is not essential to the business of the obligor and where repossession is feasible without damaging the equipment. Once the equipment is recovered either pursuant to a court order or pursuant to repossession, the collections department will transfer the equipment to the originator’s asset management group to sell the equipment. Amounts recovered from the sale are applied to the debts owed to the originator. To the extent there is still a deficiency in the amount recovered from the proceeds of the sale, then the collections department may instruct outside counsel to pursue the outstanding amount by obtaining a deficiency judgment against the obligor or any guarantor. For more information on deficiency judgments, please refer to “Deficiency Judgment and Excess Proceeds; Other Limitations” in this prospectus.
•	Referral to outside counsel.
     In cases where the collateral is essential to the business of the obligor, for example, trailers belonging to an obligor in the transportation industry, the obligor may not surrender possession of the collateral. In these cases, the matter is referred to outside counsel to commence litigation proceedings to recover the equipment. Litigation may also be pursued against personal guarantors or in various other circumstances.
•	Referral to a Collection Agency.
     After the outstanding balance of a receivable has been written off in full, the receivable may be referred to a collection agency to continue the collection effort. Generally, the collection agency is given authority to settle an account at any time. If there is a possible settlement below their stated authority, then the collection agency is required to obtain the originator’s approval to settle. Recovery payments on equipment loans that have been written off are remitted to the originator on a monthly basis. In certain instances, receivables may be referred to a collection agency prior to a write-off. In those instances, recovery payments are remitted to the originator promptly upon receipt.
USE OF PROCEEDS
     We will apply the net proceeds from the issuance of securities to buy receivables from the finance companies and, to the extent specified in your prospectus supplement, to make deposits in various trust accounts, including any pre-funding account for your issuing entity.

IMPORTANT PARTIES
CEF Equipment Holding, L.L.C.
     We will sell receivables to each issuing entity. We are a wholly-owned subsidiary of General Electric Capital Services, Inc.. We are a Delaware corporation incorporated on June 17, 2002. We are organized for the limited purpose of buying receivables, directly or indirectly, from the finance companies, transferring those receivables to issuing entities that issue securities backed by such receivables. The Depositor does not engage in any other activities and does not have, nor is it expected in the future to have, any significant assets. The securities issued by the issuing entity do not represent an interest in or an obligation of the depositor. Our principal executive offices are located at 10 Riverview Drive, Danbury CT 06810, and our telephone number is (203) 749-2101. You can find more information about our legal separateness from GE Capital, the restrictions on our activities and possible effects on you if we were to enter bankruptcy, reorganization or other insolvency proceedings under “Legal Aspects of the Receivables — Bankruptcy Considerations Relating to the Finance Companies.”
GE Capital Corporation
     General Electric Capital Corporation, a Delaware corporation (often referred to as “GE Capital”), will act as the sponsor and servicer of the receivables owned by, and provide administrative services to each of the issuing entities. All of the outstanding common stock of GE Capital is owned by General Electric Capital Services, Inc., the common stock of which is in turn wholly owned directly or indirectly by GE.
     GE Capital was incorporated in 1943 in the State of New York under the provisions of the New York Banking Law relating to investment companies, as successor to General Electric Contracts Corporation, which was formed in 1932. Until November 1987, GE Capital’s name was General Electric Credit Corporation. On July 2, 2001, GE Capital changed its state of incorporation to Delaware. All of GE Capital’s outstanding common stock is owned by GECS, formerly General Electric Financial Services, Inc., the common stock of which is in turn wholly owned directly or indirectly by GE. Financing and services offered by GE Capital are diversified, a significant change from the original business of GE Capital, that is, financing distribution and sale of consumer and other GE products. GE manufactures few of the products financed by GE Capital. The operations of GE Capital are subject to a variety of regulations in their respective jurisdictions.
     GE Capital’s services are offered primarily in North America, Europe and Asia. GE Capital’s principal executive offices are located at 3135 Easton Turnpike, Fairfield, Connecticut 06828. At December 31, 2008, GE Capital’s employment totaled approximately 73,000.
     GE Capital’s financial information, including filings with the U.S. Securities and Exchange Commission (“SEC”), is available at www.ge.com/secreports. Copies are also available, without charge, from GE Corporate Investor Communications, 3135 Easton Turnpike, Fairfield, Connecticut 06828-0001. Reports filed with the SEC may be viewed at www.sec.gov or obtained at the SEC Public Reference Room in Washington, D.C. No website referenced in this prospectus constitutes a part of this prospectus. You can find more information about GE Capital in the reports and other information that are described under “Where You Can Find More Information.”
     GE Capital offers an array of financial services worldwide. With particular expertise in the mid-market segment, this operating segment offers loans, leases, and other financial services to customers, including manufacturers, distributors and end-users for a variety of equipment and major capital assets including industrial facilities and equipment, energy-related facilities, commercial and residential real estate, vehicles, aircraft, and equipment used in construction, manufacturing, data processing and office applications, electronics and telecommunications, and healthcare. GE Commercial Finance has offices throughout the United States and in Canada, Latin America, Europe, and Asia Pacific. CLL is a business unit of GE Capital.
     CF and EF are business units of CLL and provide large and small companies with a broad line of innovative financial solutions including leases and loans to middle-market customers, including manufacturers, distributors, dealers and end-users, as well as municipal financing and facilities financing, in such areas as aircraft, maritime assets, transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment and furniture and fixtures. CF also furnishes customers with direct source tax exempt finance programs, as well as lease and sale/leaseback offerings.
     Generally, CF and EF’s commercial equipment financing transactions range in size from $25 thousand to $50 million, with financing terms from 36 to 180 months. They also maintain an asset management operation that redeploys off-lease and repossessed equipment and other assets.
     The global equipment financing industry continues to be highly fragmented and intensely competitive. Competitors in the U.S. domestic and international markets include independent finance companies, financing subsidiaries of equipment manufacturers, and banks (national, regional, and local). Industry participants compete not only on the basis of monthly payments, interest rates and fees charged customers but also on deal structures and credit terms. The profitability of EF and CF is affected not only by broad economic conditions that impact customer credit quality and the availability and cost of capital, but also by successful management of credit risk, operating risk and market risk. Important factors to continued success include maintaining strong risk management systems, diverse portfolios, service and distribution channels, strong collateral and asset management knowledge, deal structuring expertise and the reduction of costs through enhanced use of technology.
     EF and CF operate from offices throughout the United States.
The Owner Trustee or Managing Member and the Indenture Trustee
     We will identify the owner trustee for your trust or managing member of your limited liability company and the indenture trustee for your notes in your prospectus supplement. The liability of the indenture trustee and the owner trustee or managing member, as applicable, in connection with the issuance of the related securities is limited solely to its express obligations under the related agreements.
     An owner trustee or managing member, as applicable, may resign at any time, in which event the owners of the issuing entity must appoint a successor owner trustee or managing member, as applicable. The administrator of the issuing entity, on behalf of the issuing entity, may also remove the owner trustee or managing member, as applicable, if the owner trustee or managing member, as applicable, ceases to be eligible to continue as owner trustee or managing member, as applicable, or if the owner trustee or managing member, as applicable, becomes insolvent. In that case, the administrator, on behalf of the issuing entity, must appoint a successor trustee.
     An indenture trustee may resign at any time by notifying the issuing entity in writing, and may be removed by the issuing entity if the indenture trustee becomes insolvent or ceases to be eligible to continue as indenture trustee. If an indenture trustee resigns or is removed, the issuing entity must appoint a successor indenture trustee. In addition, noteholders of not less than 66 2/3% of the outstanding principal balance of the notes may remove the indenture trustee by so notifying the indenture trustee in writing and may appoint a successor indenture trustee.
     No resignation or removal of an owner trustee or managing member, as applicable, or an indenture trustee, as the case may be, or appointment of a successor owner trustee or managing member, as applicable, or successor indenture trustee, as the case may be, will become effective until the successor owner trustee or managing member, as applicable, or successor indenture trustee has accepted its appointment.

DESCRIPTION OF THE NOTES
     Each issuing entity will issue one or more classes of notes pursuant to an indenture between the issuing entity and an indenture trustee. We have filed a form of the indenture to be used as an exhibit to the registration statement of which this prospectus is a part. In addition to the notes offered by this prospectus, each issuing entity may issue one or more additional classes of notes that may be issued in transactions exempt from registration under the Securities Act or retained by us or our affiliates. Those additional classes of notes may be issued under the related indenture or under a separate agreement. We summarize the material terms of the notes and indentures below. This summary does not include all of the terms of the notes and the indentures and is qualified by reference to the actual notes and indentures.
Principal and Interest on the Notes
     We will describe the timing and priority of payment, seniority, redeemability, allocations of losses, interest rate and amount of or method of determining payments of principal of and interest on, each class of notes of a series in the related prospectus supplement. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of the same series. Each series may include one or more classes of notes of a type known as “strip notes.” Strip notes are entitled to (a) principal payments with disproportionate, nominal or no interest payments or (b) interest payments with disproportionate, nominal or no principal payments. Each class of notes may have a different interest rate, which may be a fixed or floating rate and may be zero for strip notes.
The Indenture
     Modification of Indenture. The indenture for each issuing entity may be amended with the consent of the holders of at least a majority of the outstanding principal amount of notes of the related series, the issuing entity and the indenture trustee. However, the following changes may not be made to any indenture without the consent of each affected noteholder:
     (1)  any change to the due date of any installment of principal of or interest on any note or any reduction of the principal amount of any note, the interest rate for any note or the redemption price for any note, or any change to the place for or currency of any payment on any note;
     (2)  any change that impairs the right of a noteholder to take legal action to enforce payment under the provisions of the indenture;
     (3)  any reduction in the percentage of noteholders, by aggregate principal balance, that is required to consent to any amendment or to any waiver of defaults or compliance with provisions of the indenture;
     (4)  any modification of the provisions of the indenture regarding the voting of notes held by you, the applicable issuing entity or any other obligor on the notes;
     (5)  any modification of the provisions of the indenture which affects the calculation of the amount of any payment of interest or principal due on any note on any payment date or which affects your rights to the benefit of any provisions for the mandatory redemption of the notes;
     (6)  any reduction in the percentage of noteholders, by aggregate principal balance, that is required to direct the indenture trustee to sell or liquidate the receivables if the proceeds of sale would be insufficient to pay the notes in full, with interest; or
     (7)  any change that adversely affects the status or priority of the lien of the indenture on any collateral.
     Also an issuing entity and the applicable indenture trustee may enter into supplemental indentures without obtaining the consent of the noteholders of the related series, for the purpose of:

     (1)  correcting or amplifying the description of any property at any time subject to the lien of the applicable indenture, or better to assure, convey and confirm to the indenture trustee a Lien on any property subject or required to be subjected to the lien of the indenture;
     (2)  evidencing the succession, in compliance with the provisions of the applicable indenture, of another person to the applicable issuing entity, and the assumption by any such successor of the covenants of the issuing entity under the applicable indenture and in the notes;
     (3)  adding to the covenants of the issuing entity, for your benefit, or to surrender any right or power herein conferred upon the applicable issuing entity;
     (4)  mortgaging or pledging any property to or with the applicable indenture trustee;
     (5)  replacing any cash reserve account with another form of credit enhancement; provided, the rating agency condition is satisfied;
     (6)  curing any ambiguity, correcting or supplementing any provision in the applicable indenture or in any supplemental indenture that may be inconsistent with any other provision in the applicable indenture or in any supplemental indenture, or making any other provisions with respect to matters or questions arising under the applicable indenture or in any supplemental indenture; provided, that such action does not materially adversely affect your interests as noteholders;
     (7)  evidencing and providing for the acceptance of the appointment under the applicable indenture by a successor or additional indenture trustee with respect to the notes or any class thereof and to add to or change any of the provisions of the applicable indenture as shall be necessary to facilitate the administration of the applicable issuing entity under the applicable indenture by more than one indenture trustee, pursuant to the requirements of the applicable indenture; or
     (8)  modifying, eliminating or adding to the provisions of the applicable indenture to such extent as shall be necessary to effect the qualification of the applicable indenture under the Trust Indenture Act of 1939 or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the Trust Indenture Act of 1939.
     Events of Default; Rights upon Event of Default. Any one of the following events will be an event of default for the notes in your series:
•	the issuing entity fails to pay any interest on any note within five days after its due date;

•	the issuing entity fails to pay any installment of the principal of any note on its due date;

•	the issuing entity breaches any of its other covenants in the indenture for 30 days (or for such longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default if the servicer delivers an officer’s certificate to the indenture trustee to the effect that the issuing entity has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such default and such default can be remedied in 90 days or less) after notice of the breach is given to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by the holders of at least 25% of the outstanding principal amount of the notes in your series;

•	the issuing entity fails to correct a breach of a representation or warranty it made in the indenture, or in any certificate delivered in connection with the indenture, that was incorrect in a material respect at the time it was made, for 30 days (or for such longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default if the servicer delivers an officer’s certificate to the indenture trustee to the effect that the issuing entity has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such default and such default can be remedied in 90 days or less) after notice of the breach is given to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by the holders of at least 25% of the outstanding principal amount of the notes in your series; or

•	the issuing entity becomes bankrupt or insolvent or is liquidated.
     You should note, however, that until the maturity date for any class of notes, the amount of principal due to noteholders in your series generally will be limited to amounts available for that purpose. Also, if specified in the applicable prospectus supplement, the amount of interest due to noteholders of any class may be limited to amounts available for that purpose. Therefore, the failure to pay principal or, when applicable, interest on a class of notes generally will not result in the occurrence of an event of default until the maturity date for that class of notes.
     If an event of default with respect to the notes of any series occurs and is not remedied as provided in the applicable indenture, then the indenture trustee may, and at the direction of holders of a majority in principal amount of those notes or, if so specified in the applicable prospectus supplement, holders of a majority in principal amount of one or more particular classes of those notes shall be required to, declare the principal of the notes of that series to be immediately due and payable; provided that the indenture trustee shall, at the direction of holders of 66 2/3% of the outstanding principal balance of the notes, or if specified in your prospectus supplement, holders of 66 2/3% of the outstanding principal balance of one or more classes of those notes, be required to, exercise all rights, remedies, powers, privileges and claims of the issuing entity against the servicer or the transferor under or in connection with the servicing agreement and the purchase and sale agreement, including the right or power to terminate or to take any action to compel or secure performance or observance by the servicer or the transferor of each of their obligations to the issuing entity thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the servicing agreement or the purchase and sale agreement, and any right of the issuing entity to take such action shall be suspended. The holders of a majority in principal amount of those notes may direct the time, method and place of conducting any proceedings for any remedy available to the indenture trustee or of exercising any power conferred on it. The declaration may be rescinded by holders of a majority of the outstanding principal amount of the notes of that series, but only after payment of any past due amounts and cure or waiver of all other events of default. Noteholders’ voting rights may vary by class.
     If the notes of any series have been declared due and payable following an event of default, the indenture trustee for that series may institute proceedings to collect amounts due or foreclose on the issuing entity’s property, exercise remedies as a secured party, sell the related receivables or make demand upon the issuing entity by written notice that the issuing entity deliver the receivables files to it. However, the indenture trustee is prohibited from selling the related receivables following an event of default, other than a default in the payment of any principal of or a default in the payment of any interest on any note that continues for five days or more, unless (i) the holders of all the outstanding notes of that series consent to the sale, (ii) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on those notes at the date of such sale or (iii) the indenture trustee for that series determines that the proceeds of receivables would not be sufficient on an ongoing basis to make all payments on those notes as those payments would have become due if those obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the outstanding principal amount of those notes.
     Each indenture will provide that, subject to the duty of the indenture trustee to act with the required standard of care if an event of default occurs, the indenture trustee is not required to exercise any of its rights or powers under the indenture at the request or direction of any of the noteholders, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request. The issuing entity is required to reimburse the indenture trustee for any losses and expenses incurred without willful misconduct, negligence or bad faith. -Subject to the provision of adequate indemnification of the indenture trustee, the holders of a majority of the outstanding principal amount of the notes of a series (or of one or more classes of those notes, if so specified in the applicable prospectus supplement) will have the right to direct the time, method and place for any remedy available to the indenture trustee.

No noteholder will have the right to take legal action under the related indenture, unless:
•	the noteholder gives the indenture trustee written notice of a continuing event of default;

•	the holders of at least 66 2/3% of the outstanding principal amount of notes of that series have requested in writing that the indenture trustee take legal action and offered reasonable indemnity to the indenture trustee;

•	the indenture trustee has not received a direction not to take legal action from the holders of at least 66 2/3% of the outstanding principal amount of the notes in that series; and

•	the indenture trustee has failed to take legal action within 60 days.

•	In addition, the noteholders, by accepting their notes, will covenant that they will not at any time institute any bankruptcy or insolvency proceeding against their issuing entity unless noteholders representing not less than 66 2/3% of the notes of each class of notes have consented thereto in writing.
     None of the owner trustee or managing member for any issuing entity, the related indenture trustee in its individual capacity, any holder of a certificate representing an ownership interest in an issuing entity or any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the principal of or interest on the related notes or for the agreements of such issuing entity contained in the applicable indenture.
     Certain Covenants. In its indenture, each issuing entity will agree not to consolidate with or merge into any other issuing entity, unless:
•	the issuing entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any state;

•	that issuing entity expressly assumes the issuing entity’s obligations relating to the notes;

•	immediately after the transaction, no event of default would have occurred and not have been remedied;

•	the issuing entity has been advised that the ratings of the notes or the certificates of the particular series then in effect would not be reduced or withdrawn by the applicable rating agencies as a result of the transaction; and

•	the issuing entity has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the issuing entity or to any related noteholder or certificateholder.
     Each issuing entity will also agree not to take the following actions:
•	sell or otherwise dispose of any of its assets, except as permitted by its transaction documents;

•	claim any credit on or make any deduction from the principal and interest payable in respect of its notes, other than amounts withheld under the Internal Revenue Code or applicable state law;

•	assert any claim against any present or former holder of those notes because of the payment of taxes levied or assessed upon the collateral;

•	engage in any business or activity other than in connection with, or relating to the financing, purchasing, owning, selling and managing ownership of, the receivables and the interests in the property constituting the collateral and, the issuance of the notes;

•	dissolve or liquidate or reorganize in whole or in part, except as contemplated by its transaction documents;

•	permit the validity or effectiveness of its indenture to be impaired or permit any person to be released from any obligations with respect to the notes under its indenture, except as may be expressly permitted by its indenture;

•	make any loan or advance to any affiliate of the issuing entity or to any other person;

•	make any expenditure (by long term or operating lease or otherwise) for capital assets (either realty or personalty);

•	permit any lien, claim or other encumbrance to affect its assets or any part of the issuing entity, any interest in its assets or the issuing entity or any related proceeds;

•	incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to its indenture and its other transaction documents;

•	remove the managing member or trustee, as applicable, without cause unless the rating agency condition shall have been satisfied in connection with such removal; or

•	(i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any ownership or equity interest or security in or of the issuing entity, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security, (iii) set aside or otherwise segregate any amounts for any such purpose or (iv) make payments to or distributions from the collection account, in each case, except in accordance with the indenture.
     Each issuing entity may engage in only the activities described in the related prospectus supplement.
     Annual Compliance Statement. Each issuing entity will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under its indenture.
     Indenture Trustee’s Annual Report. The indenture trustee for each issuing entity will be required to mail each year to all of the related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee, any amounts advanced by it under the indenture, information about indebtedness owing by the issuing entity to the indenture trustee in its individual capacity, any property and funds physically held by the indenture trustee as such and any action taken by it that materially affects the related notes and that has not been previously reported.
     Satisfaction and Discharge of Indenture. An indenture may be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all of the related notes or upon deposit with the indenture trustee of funds sufficient for the payment in full of the notes.

DESCRIPTION OF THE CERTIFICATES
     Each issuing entity will issue one or more classes of certificates representing ownership interests in the issuing entity pursuant to a trust agreement or limited liability company agreement, as applicable. We have filed a form of the trust agreement or limited liability company agreement, as applicable, to be used as an exhibit to the registration statement of which this prospectus is a part. An issuing entity’s certificates may be offered by this prospectus or may be issued in transactions exempt from registration under the Securities Act or retained by us or our affiliates. We summarize the material terms of the certificates below. This summary does not include all of the terms of the certificates and is qualified by reference to the actual certificates.
     We will describe the timing and priority of distribution, seniority, redeemability, allocations of losses, and amount of or method of determining distributions on invested amounts or distributions of the invested amounts on each class of certificates of a series in the related prospectus supplement. Certificateholders’ rights to receive distributions on their certificates will be subordinate to the payment rights of noteholders in the same series to the extent described in the applicable prospectus supplement. In addition, the right of holders of any class of certificates to receive distributions of invested amounts or distributions on the invested amounts may be senior or subordinate to the rights of holders of any other class or classes of certificates of the same series.
ADMINISTRATIVE INFORMATION ABOUT THE SECURITIES
Denominations
     We will identify minimum denominations for purchase of securities in the related prospectus supplement. If we do not specify any denomination, then the securities will be available for purchase in minimum denominations of $250,000 and in greater $1,000 denominations.
Fixed Rate Securities
     Each class of securities may bear interest at a fixed rate per annum. We will identify the applicable interest rate for each class of fixed rate securities in the applicable prospectus supplement. Interest on each class of fixed rate securities will be computed on the basis of a 360-day year of twelve 30-day months, unless we specify a different computation basis in the applicable prospectus supplement.
Floating Rate Securities
     Each class of securities may bear interest for interest periods specified in the applicable prospectus supplement at a floating rate per annum equal to:
•	a specified base interest rate, which will be based upon the London interbank offered rate (commonly known as “LIBOR”), commercial paper rates, federal funds rates, U.S. Government treasury securities rates, negotiable certificates of deposit rates or another index rate we specify in the applicable prospectus supplement;

•	plus or minus a “spread” of a number of basis points (i.e., one-hundredths of a percentage point) we will specify in the applicable prospectus supplement;

•	or multiplied by a “spread multiplier,” which is a percentage that we will specify in the applicable prospectus supplement.
     In the prospectus supplement for any floating rate securities we may also specify either or both of the following for any class:
•	a maximum, or ceiling, on the rate at which interest may accrue during any interest period; and

•	a minimum, or floor, on the rate at which interest may accrue during any interest period.

     In addition to any maximum interest rate specified in the applicable prospectus supplement, the interest rate applicable to any class of floating rate securities will in no event be higher than the maximum rate permitted by applicable law.
     Each issuing entity that issues floating rate securities will appoint a calculation agent to calculate interest rates on each class of its floating rate securities. The applicable prospectus supplement will identify the calculation agent for each class of floating rate securities in the offered series. Determinations of interest by a calculation agent will be binding on the holders of the related floating rate securities, in the absence of manifest error. All percentages resulting from any calculation of the rate of interest on a floating rate security will be rounded, if necessary, to the nearest 1/ 100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, unless we specify a different rounding rule in the related prospectus supplement.
Book-Entry Registration
     The Clearing Organizations. We will specify in the related prospectus supplement whether or not investors may hold their securities in book-entry form, directly or indirectly, through one of three major securities clearing organizations:
•	in the United States, The Depository Trust Company (commonly known as “DTC”); or

•	in Europe, either Clearstream Banking, société anonyme (commonly known as “Clearstream”) or Euroclear Bank S.A./N.V., as operator (the “Euroclear Operator”) of the Euroclear system (“Euroclear”).
     Each of these issuing entities holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in the participants’ accounts. This eliminates the need for physical movement of certificates representing the securities.
     DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is also available to others, such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
     Clearstream is a limited liability company organized under the laws of Luxembourg as a professional depository. It settles transactions in a number of currencies, including United States dollars. Clearstream provides its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream’s participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any series of securities. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.
     Euroclear was created in 1968. It settles transactions in a number of currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing. Euroclear interfaces with domestic markets in many countries generally similar to the arrangements for cross-market transfers with DTC described below. Euroclear is operated by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the cooperative. The board of the cooperative establishes policy for Euroclear. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any series of securities. Indirect access to Euroclear is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.
     The Euroclear Operator was granted a banking license by the Belgian Banking and Finance Commission in 2000, authorizing it to carry out banking activities on a global basis. It took over operation of Euroclear from the Brussels, Belgium office of Morgan Guaranty Trust Company of New York on December 31, 2000.
     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of Euroclear. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.
     Book-Entry Clearance Mechanics. If issued in book-entry form, the classes of a series of certificates will be initially issued through the book-entry facilities of The Depository Trust Company, or DTC. No global security representing book-entry certificates may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to another nominee of DTC. Thus, DTC or its nominee will be the only registered holder of the certificates and will be considered the sole representative of the beneficial owners of certificates for all purposes.
     The registration of the global securities in the name of Cede & Co. will not affect beneficial ownership and is performed merely to facilitate subsequent transfers. The book-entry system, which is also the system is used because it eliminates the need for physical movement of securities. The laws of some jurisdictions, however, may require some purchasers to take physical delivery of their securities in definitive form. These laws may impair the ability to own or transfer book-entry certificates.
     Purchasers of securities in the United States may hold interests in the global certificates through DTC, either directly, if they are participants in that system, or otherwise indirectly through a participant in DTC. Purchasers of securities in Europe may hold interests in the global securities through Clearstream, Luxembourg, or through Euroclear Bank S.A./N.V., as operator of the Euroclear system.
     Because DTC will be the only registered owner of the global securities, Clearstream, Luxembourg and Euroclear will hold positions through their respective U.S. depositories, which in turn will hold positions on the books of DTC.
     Transfers between DTC’s participants will occur in accordance with DTC rules. Transfers between Clearstream’s participants and Euroclear’s participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.
     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to Clearstream’s and Euroclear’s depositaries.
     Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. Credits or other transactions in securities settled during any processing will be reported to the relevant Clearstream participant or Euroclear participant on that business day. Cash received in

Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
     Purchases of securities under the DTC system must be made by or through DTC participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual securityholder is in turn to be recorded on the DTC participants’ and indirect participants’ records.
     Securityholders will not receive written confirmation from DTC of their purchase, but securityholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the securityholder entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of DTC participants acting on behalf of securityholders. Securityholders will not receive certificates representing their ownership interest in securities, unless the book-entry system for the securities is discontinued. Because of this, unless and until definitive securities for such series are issued, securityholders will not be recognized by the applicable indenture trustee or trustee or managing member, as applicable, as “noteholders,” “certificateholders” or “securityholders,” as the case may be. Hence, unless and until definitive securities are issued, securityholders will only be able to exercise their rights as securityholders indirectly through DTC and its participating organizations.
     To facilitate subsequent transfers, all securities deposited by DTC participants with DTC are registered in the name of DTC’s nominee. The deposit of securities with DTC and their registration in the name of its nominee effects no change in beneficial ownership. DTC has no knowledge of the actual securityholders of the securities. Its records reflect only the issuing entity of the DTC participants to whose accounts such securities are credited, which may or may not be the securityholders. The DTC participants are responsible for keeping account of their holdings on behalf of their customers.
     Notices and other communications conveyed by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to securityholders are governed by arrangements among them and any statutory or regulatory requirements that are in effect from time to time.
     Neither DTC nor its nominee will consent or vote with respect to securities. Under its usual procedures, DTC mails an omnibus proxy to the issuing entity as soon as possible after the record date, which assigns its nominee’s consenting or voting rights to those DTC participants to whose accounts the securities are credited on the record date (identified in a listing attached thereto).
     Principal and interest payments on securities cleared through DTC will be made to DTC. DTC’s practice is to credit participants’ accounts on the applicable payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on the payment date. Payments by DTC participants to securityholders will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of the DTC participant and not of DTC, the indenture trustee or the issuing entity, subject to any statutory or regulatory requirements that are in effect from time to time. Payment of principal and interest to DTC is the responsibility of the indenture trustee, disbursement of those payments to DTC participants is the responsibility of DTC, and disbursement of the payments to securityholders is the responsibility of DTC participants and indirect participants.
     Principal and interest payments on securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Those payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations, as described below in “U.S. Federal Income Tax Consequences.” Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a securityholder under a related agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect such actions on its behalf through DTC.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.
     We obtained the information in this section concerning DTC, Clearstream and Euroclear and their respective book-entry systems from sources that we believe to be reliable, but we take no responsibility for its accuracy.
Definitive Securities
     Notes or certificates that are initially cleared through DTC will be issued in definitive, fully registered, certificated form to investors or their respective nominees, rather than to DTC or its nominee, only if:
•	the administrator for any issuing entity advises the related indenture trustee or the related trustee or managing member, as applicable, in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such securities, and the administrator is unable to locate a qualified successor;

•	the administrator for any issuing entity at its option advises the indenture trustee in writing that it elects to terminate the book-entry system and, upon receipt of a notice of intent from DTC, the participants holding beneficial interests in the book-entry securities agree to initiate a termination; or

•	after the occurrence of an event of default or a servicer default with respect to a series of securities, securityholders representing at least a majority of the outstanding principal amount of the notes or the certificates, as the case may be, in that series advise the applicable trustee or managing member, as applicable through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to the notes or certificates is no longer in the best interest of their holders.
     If any of these events occur, the applicable indenture trustee will be required to notify all holders of the securities in the affected series through clearing organization participants of the availability of definitive securities. Upon surrender by DTC of the definitive certificates representing the corresponding securities and receipt of instructions for re-registration, the applicable indenture trustee will reissue the securities to the securityholders as definitive securities.
     Principal and interest payments on all definitive securities will be made by the applicable indenture trustee in accordance with the procedures set forth in the related indenture or the related servicing agreement directly to holders of definitive securities in whose names the definitive securities were registered at the close of business on the applicable record date specified for the securities in the related prospectus supplement. Those payments will be made by check mailed to the address of each holder as it appears on the register maintained by the applicable indenture trustee. The final payment on any definitive security, however, will be made only upon presentation and surrender of the definitive security at the office or agency specified in the notice of final distribution to the applicable securityholders.
     Definitive securities will be transferable and exchangeable at the offices of the applicable indenture trustee or of a registrar named in a notice delivered to holders of definitive securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with a transfer or exchange.
List of Securityholders
     Three or more holders of the notes of any series or one or more holders of notes evidencing at least 25% of the aggregate outstanding principal balance of the notes of a series may, by written request to the related indenture trustee, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related indenture or the notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of their series.
     Three or more holders of the certificates of any series or one or more holders of certificates evidencing at least 25% of the aggregate outstanding balance of the certificates of a series may, by written request to the related indenture trustee, obtain access to the list of all certificateholders maintained by the indenture trustee for the purpose of communicating with other certificateholders with respect to their rights under the related trust agreement or limited liability company agreement or the certificates.
Reports to Securityholders
     On or prior to each payment date for the securities of an issuing entity, the issuing entity shall or shall cause the servicer to, prepare and provide to the issuing entity’s indenture trustee (with a copy to the rating agencies) a statement to be delivered to the related noteholders and provide to the trustee or managing member, as applicable, a statement to be delivered to the related certificateholders on the payment date. These reports will be available online at http://www.Syndtrak.com. For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only. Steps have been taken to ensure that this URL reference was inactive at the time the electronic version of this prospectus was created. Passwords for this website can be obtained by contacting Investor Relations at (203) 357-4328. Each of these statements will include, to the extent applicable to the particular series or class of securities, the following information (and any other information specified in the related prospectus supplement) with respect to the payment date or the period since the previous payment date:
     (1)  the applicable record date and payment date;
     (2)  the amount of any principal payment on each class of notes;
     (3)  the amount of any interest payment on each class of notes;
     (4)  the certificateholders’ distribution on invested amount on each class of certificates;
     (5)  the certificateholders’ distributable invested amount of each class of certificates;
     (6)  the pool balance as of the opening of business on the first day of the collection period in which such determination date occurs;
     (7)  the aggregate outstanding principal balance and the note pool factor for each class of notes after giving effect to all payments reported under clause (3) above, and the aggregate outstanding invested amount and the certificate pool factor for each class of such certificates, after giving effect to all distributions reported under clause (5) above;
     (8)  the amount of the servicing fee paid to the servicer for the prior calendar month;
     (9)  the aggregate realized losses, if any, for the prior calendar month;
     (10)  the amount of the administration fee paid to the administrator for the prior calendar month;
     (11)  the amount of any other fees or expenses paid, and the identity of the party receiving such fees or expenses;
     (12)  the amount of outstanding servicer advances, if any, made by the servicer on such payment date, the amount of advances, if any, reimbursed on such payment date and the amount of advances, if any, which remain unreimbursed as of the end of such payment date;
     (13)  the amount of the net losses on receivables, if any, during the prior calendar month; and

     (14)  any material breaches of receivables representations or warranties or covenants in the transaction documents;
     (15)  the aggregate purchase price paid for receivables, if any, that were purchased or repurchased by us or the servicer during the prior calendar month.
     Each amount described in subclauses (2), (3), (4), (5), (8) and (10) will be expressed as a dollar amount per $1,000 of the initial principal balance of the related notes or certificates.
     The note pool factor for each class of notes will be a seven-digit decimal indicating the remaining outstanding principal balance of such class of notes, as of each payment date (after giving effect to payments to be made on such payment date), as a percentage of the initial outstanding principal balance of such class of notes. Similarly, the certificate pool factor for each class of certificates will be a seven-digit decimal indicating the remaining invested amount of such class of certificates, as of each payment date (after giving effect to distributions to be made on such payment date), as a fraction of the initial outstanding balance of such class of certificates. Each note pool factor and each certificate pool factor will initially be 1.0000000 and will decline over time to reflect reductions in the outstanding balance of the applicable class of notes or the remaining invested amount of the applicable class of certificates.
     A noteholder’s portion of the aggregate outstanding principal balance of the related class of notes is the product of (i) the original denomination of the noteholder’s note and (ii) the applicable note pool factor. A certificateholder’s portion of the aggregate remaining invested amount of the related class of certificates is the product of (a) the original denomination of such certificateholder’s certificate and (b) the applicable certificate pool factor.
     Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each issuing entity, the applicable indenture trustee will mail to each person who at any time during such calendar year has been a noteholder with respect to such issuing entity and received any payment thereon, a statement containing certain information for the purposes of such noteholder’s preparation of Federal income tax returns and the applicable administrator will mail to each person who at any time during such calendar year has been a certificateholder with respect to such issuing entity, a statement containing certain information for the preparation of such certificateholder’s preparation of Federal income tax returns.

DESCRIPTION OF THE TRANSACTION AGREEMENTS
     We summarize below the material terms of the agreements under which the finance companies will, directly or indirectly, sell receivables to us, and we will transfer them to each issuing entity, and under which GE Capital or any other finance company will agree to service the issuing entity’s receivables and administer the issuing entity. We will disclose any additional material terms relating to a particular issuing entity’s agreements in the related prospectus supplement. We have filed forms of these agreements as exhibits to the registration statement of which this prospectus is a part. The following summary does not include all of the terms of the agreements and is qualified by reference to the actual agreements.
Regular Sales of Receivables
     We buy receivables without recourse to the finance company for defaults by the obligors. However, such finance company represents and warrants to us on each purchase date as to the receivables being sold on that date, among other things, that each of the receivables meets our eligibility requirements and the information such finance company has provided to us about the receivables is correct in all material respects. The receivables we buy under these purchase agreements are originated by the finance companies or may have been acquired by the finance company from an unaffiliated seller in a portfolio or other acquisition. The finance companies may also sell receivables to another one of their subsidiaries, and we may buy the receivables from that subsidiary on substantially the same terms as our purchases from the finance companies.
     We then sell receivables that we have acquired as described above to one of the issuing entities, pursuant to a sale agreement. These sales are also made without recourse. If the issuing entity will issue notes, it will pledge the receivables to secure the notes issued pursuant to the related indenture. The issuing entity will, concurrently with this sale, execute and deliver the related notes and certificates to us as consideration for the receivables sold by us to the issuing entity. We will apply the net proceeds received from the issuance of its notes and certificates to pay the finance companies for the related receivables, and, to the extent specified in the related prospectus supplement, to make a deposit in a pre-funding account and initial deposits in other trust accounts. If there is a pre-funding account, the finance companies will sell, directly or indirectly, additional receivables to us, and we will in turn sell them to the issuing entity from time to time during a pre-funding period, as described further in the related prospectus supplement.
     If we breach any of our representations or warranties made in a sale agreement, and our breach is not cured by the last day of the second (or, if we elect, the first) month following the discovery by or notice to the indenture trustee of the breach, as liquidated damages, upon request of the issuing entity, we will be obligated to repurchase any receivable materially and adversely affected by our breach as of such last day at a price equal to the loan value of the receivable, as specified in the related prospectus supplement. Upon our request, the applicable finance company will have a corresponding repurchase obligation with respect to its transfer to us, of the receivables.
     The obligors on the receivables are not notified that their receivables have been transferred by the finance companies to us or by us to the issuing entity. However, each finance company marks its accounting records to reflect these sales, and Uniform Commercial Code financing statements reflecting the sales are filed.
     We have an option to purchase all of the remaining receivables owned by the issuing entity after their aggregate loan values fall below 10% of the sum of the loan values of all of the issuing entity’s receivables, measured for each receivable at the time of its sale to the issuing entity.
Accounts
     The issuing entity will establish and maintain the following bank accounts:
•	a collection account, into which all payments made on or with respect to the related receivables will be deposited;

•	a note distribution account, into which amounts available for payment to the noteholders will be deposited and from which those payments will be made;

•	a certificate distribution account, into which amounts available for distribution to the certificateholders will be deposited and from which those distributions will be made; and

•	if so specified in the prospectus supplement, a pre-funding account.
     We will describe any other accounts to be established for an issuing entity in the related prospectus supplement.
     Funds held in an issuing entity’s bank accounts will be invested in the following types of investments (the “Permitted Investments”):
     (a) obligations of, or guaranteed as to the full and timely payment of principal and interest by, the United States or obligations of any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States;
     (b) repurchase agreements on obligations specified in clause (a); provided, that the short-term debt obligations of the party agreeing to repurchase are rated in the highest rating category by the applicable rating agency;
     (c) federal funds, certificates of deposit, time deposits and bankers’ acceptances (which shall each have an original maturity of not more than 90 days or, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days) of any United States depository institution or trust company incorporated under the laws of the United States or any State thereof or of any United States branch or agency of a foreign commercial bank; provided that the short-term debt obligations of such depository institution or trust company are rated in the highest rating category by the applicable rating agency;
     (d) commercial paper (having original maturities of not more than 30 days) which on the date of acquisition are rated in the highest rating category by the applicable rating agency;
     (e) securities of money market funds rated in the highest rating category by the applicable rating agency; and
     (f) any other investment permitted by each of the applicable rating agencies as set forth in writing delivered to the indenture trustee.
     Permitted Investments described in clauses (e) and (f) will be made only so long as making such investments will not require the issuing entity to register as an investment company, in accordance with the Investment Company Act of 1940. During any pre-funding period, no investments in money market funds will be made with funds in any account other than the collection account. Also, so long as they meet the criteria listed above, these investments may include securities issued by us or our affiliates. Except as described below with respect to cash reserve accounts, the investments made in each issuing entity’s bank accounts are limited to obligations or securities that mature on or before the business day preceding the next payment date.
     In the event of defaults on investments made in an issuing entity’s bank accounts, investors in the securities could experience losses or payment delays. Earnings from these investments, net of losses and investment expenses, will be deposited in the applicable collection account on each payment date and treated as collections on the related receivables.
     Each issuing entity’s bank accounts will be maintained in one of the following forms:
•	a segregated deposit account maintained with a depository institution or trust company whose short-term unsecured debt obligations are rated in the highest rating category from each applicable rating agency;

•	a segregated account which may be an account maintained in the corporate trust department of the Indenture Trustee, which is maintained with a depository institution or trust company whose long term unsecured debt obligations have a credit rating from each applicable rating agency in one of its generic rating categories which signifies investment grade;

•	a segregated trust account or similar account maintained with a federally or state chartered depository institution whose long term unsecured debt obligations have a credit rating from each applicable rating agency in one of its generic rating categories which signifies investment grade’s subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. § 9.10(b) in effect on the closing date; or

•	as any other segregated account the deposit of funds in which has been approved by the applicable rating agencies.
Servicing Procedures
     The servicer will agree to conduct the servicing, administration and collection and take, or cause to be taken, all actions that may be necessary or advisable to collect all payments on the receivables owned by each issuing entity, that it would take if the receivables were owned by it and that are consistent with the issuing entity’s credit and collection policies. The issuing entity has adopted the credit and collection policies of the servicer as such policies may be in effect from time to time. For purposes of servicing, administering and collecting the receivables, the issuing entity and the servicer have agreed that the issuing entity’s credit and collection policies will be the same as those of the servicer. These procedures may vary in some respects between receivables originated by finance companies other than GE Capital and other receivables. The servicer on behalf of the issuing entity may, in its discretion, arrange with the obligor on a receivable to extend or modify the payment schedule. However, no such arrangement will be permitted to extend the final payment date of any receivable beyond the maturity date specified for the related securities in the applicable prospectus supplement.
     If the servicer forecloses on the collateral for a receivable, the servicer, on behalf of the issuing entity, may sell the collateral at public or private sale, or take any other action permitted by applicable law.
Collections
     The issuing entity will deposit, or cause to be deposited by the servicer, all payments received on an issuing entity’s receivables during a calendar month into the related collection account within two business days after receipt. However, at any time when there exists no servicer default and each other condition to making deposits less frequently than daily as may be specified by the applicable rating agencies or set forth in the related prospectus supplement is satisfied, the issuing entity will not be required to deposit payments into the collection account until on or before the business day preceding the applicable payment date. Pending deposit into the collection account, the issuing entity may or may cause the servicer to, invest collections at such issuing entity’s, or servicer’s, own risk, as applicable, and for such issuing entity’s, or servicer’s, own benefit, as applicable, and the collections will not be segregated from such issuing entity’s, or servicer’s, own funds, as applicable. If the issuing entity or the servicer acting at the request of the issuing entity were unable to remit such funds, securityholders might incur a loss. To the extent described in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related issuing entity to secure timely remittances of collections on the related receivables.
     At any time when the issuing entity is permitted to remit collections once a month, the issuing entity will be permitted to make that deposit net of distributions to be made to the servicer with respect to the same calendar month.
Servicing Compensation
     With respect to each issuing entity, the servicer will be entitled to receive a servicing fee for each calendar month in an amount equal to a percentage per annum specified in the related prospectus supplement of the aggregate loan value of the issuing entity’s receivables as of the first day of the applicable calendar month. The servicing fee will be paid solely from the sources, and at the priority, specified in the related prospectus supplement including, but not limited to, late fees, prepayment charges, modification fees and other ancillary amounts. Any fees agreed to between the servicer, and the subservicer, shall be paid solely by the servicer.
Servicing Advances
     The servicer may, but shall have no obligation to, make a servicer advance in the manner and to the extent provided in the servicing agreement, but only to the extent the servicer, in its sole discretion, expects to be reimbursed for such advance. If the servicer elects to make a servicer advance, prior to the close of business on each determination date, the servicer will determine the amount of the advance that it has elected to make on the related transfer date. The servicer shall include information as to such determination in the servicer’s certificate furnished by it and will transfer to the collection account on the transfer date in next day funds the amounts applicable to such determinations appearing in such servicer’s certificate. The servicer shall be reimbursed for outstanding servicer advances as provided in your prospectus supplement and interest will accrue on such advance as provided in your prospectus supplement.
Evidence as to Compliance
     Each servicing agreement will require the servicer to deliver to the trustee, on or before the 90th day following the end of each issuing entity’s fiscal year, and, if required, file with the SEC as part of a report on Form 10-K filed on behalf of each issuing entity, a report on assessment of compliance with the servicing criteria described in the following paragraph. Each assessment will include:
•	a statement of the servicer’s responsibility for assessing compliance with the applicable servicing criteria;

•	a statement that the servicer used the criteria described in the following paragraph to assess compliance with the applicable servicing criteria;

•	the servicer’s assessment of compliance with the applicable servicing criteria for the applicable fiscal year; and

•	a statement that a registered public accounting firm has issued an attestation report on the servicer’s assessment of compliance with the applicable servicing criteria for the applicable fiscal year.
     The servicer will use the criteria required by law, which includes the following criteria, among others, for purposes of preparing the assessment of compliance described in the preceding paragraph:
•	policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the servicing agreement and the other related agreements;

•	if any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with those servicing activities;

•	payments on trust assets are deposited into the appropriate accounts within the time periods specified in the servicing agreement and other related agreements;

•	reports to noteholders are timely and accurately prepared pursuant to the servicing agreement and other related agreements;

•	amounts due to noteholders are remitted within the timeframes specified in the servicing agreement and the other related agreements; and

•	any additions, removals or substitutions to the asset pool are reviewed are made, reviewed and approved pursuant to the servicing agreement and the related agreements.
     The servicing agreement provides that on or before the 90th day following the end of each issuing entity’s fiscal year, the servicer and each subservicer, other than any subservicer unaffiliated with the servicer that services less than 10% of the trust’s assets, will provide an officer’s certificate to the trust to the effect that:
•	a review of the servicer’s activities during the applicable fiscal year and of its performance under the servicing agreement has been made under the officer’s supervision; and

•	to the best of the officer’s knowledge, based on the officer’s review, the servicer has fulfilled all of its obligations under the servicing agreement in all material respects or, if there has been a failure to fulfill any of the servicer’s obligations in any material respect, specifying the nature and status of the failure.
     The servicer’s obligation to deliver to the trustee any assessment or attestation report described above and, if required, to file the same with the SEC, is limited to those reports prepared by the servicer and, in the case of reports prepared by any other party, those reports actually received by the servicer on or before the 90th day following the end of the issuing entity’s fiscal year.
Appointment of Subservicers
     The servicer may at any time appoint a subservicer to perform all or any portion of its obligations as servicer. The servicer shall remain obligated and be liable to the issuing entity for the servicing of the receivables in accordance with the applicable servicing agreement without diminution of those obligations and liabilities by virtue of the appointment of any subservicer and to the same extent and under the same terms and conditions as if the servicer itself were servicing and administering the receivables. The fees and expenses of each subservicer shall be as agreed between the servicer and its subservicer from time to time and the issuing entity shall not have any responsibility therefor.
Resignation, Liability and Successors of the Servicer
     The servicer will not be permitted to resign from its obligations and duties as servicer for any issuing entity, except as provided under the relevant servicing agreement. No resignation will become effective until a successor servicer has assumed such servicer’s servicing obligations and duties.
     Neither the servicer nor any of its directors, officers, employees and agents will be under any liability to any issuing entity for taking any action or for refraining from taking any action under the applicable servicing agreement or for errors in judgment. However, the servicer will not be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer’s duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, the servicer will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer’s servicing responsibilities under the related servicing agreement and that, in its opinion, may cause it to incur any expense or liability.
     Upon compliance with procedural requirements specified in the related servicing agreement, any of the following will be the successor of the servicer under that servicing agreement:
•	any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party,

•	any entity succeeding to the business of the servicer, or

•	any corporation 50% or more of the voting stock of which is owned, directly or indirectly, by General Electric Capital Services, Inc., which assumes the obligations of the servicer.

Servicer Default
     The following events will constitute “servicer defaults” under each servicing agreement:
•	the servicer fails to make required deposits or to direct the indenture trustee to make required distributions, subject to a three business day cure period after discovery or notice;

•	the servicer breaches its obligations under the servicing agreement, subject to materiality limitations and a 60 day cure period after notice; and

•	bankruptcy or insolvency of the servicer.
Rights upon Servicer Default
     If a default under a servicing agreement occurs and remains unremedied with respect to a servicer default, the indenture provides that the related issuing entity will promptly exercise its rights to terminate the servicer with respect to certain servicer defaults set forth in your prospectus supplement and if any other servicer default occurs under the servicing agreement, prior to terminating the servicer, the indenture requires the issuing entity to obtain the consent of holders of notes of the related series evidencing at least 50% in outstanding principal amount of such notes (or of one or more particular classes of such notes, if specified in the related prospectus supplement). In that event, a successor servicer appointed by the issuing entity will succeed to all the responsibilities, duties and liabilities of the servicer under the servicing agreement and will be entitled to similar compensation arrangements.
     If a successor servicer has not been appointed and accepted its appointment at the time when the servicer ceases to act as servicer, the indenture trustee will automatically be appointed as the successor servicer. If the indenture trustee is unwilling or unable to act as successor servicer, it may resign, after which the issuing entity will appoint a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of equipment receivables.
Waiver of Past Defaults
     With respect to each issuing entity, such issuing entity may, upon obtaining the consent of the holders of notes of such series evidencing at least 50% in outstanding principal amount of such notes, waive any default by the servicer in the performance of its obligations under the related servicing agreement and its consequences, except a default in making any required deposits to or payments from any of the trust accounts. Therefore, the issuing entity, with the consent of the requisite noteholders, has the ability to waive defaults by the servicer which could materially adversely affect the certificateholders. None of these waivers will impair the issuing entity’s rights with respect to subsequent defaults.
Amendment
     Each of an issuing entity’s transaction agreements may be amended by the parties to the agreement, without the consent of the related noteholders or certificateholders, upon prior written notice to the rating agencies. In addition, each of an issuing entity’s transaction agreements may be amended by the parties to the agreement, without the consent of the related noteholders or certificateholders, to substitute or add credit enhancement for any class of securities, so long as the applicable rating agencies confirm in writing that such substitution or addition will not result in a reduction or withdrawal of the rating of any class of securities in the related series.
     Each of an issuing entity’s transaction agreements may be amended by the parties to the agreement, with the consent of the indenture trustee, the holders of notes evidencing at least a majority in principal amount of then outstanding notes of the related series and the holders of certificates of such series evidencing at least a majority of the invested amount of the certificates. However, no such amendment may (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related receivables or distributions that are required to be made for the benefit of such noteholders or certificateholders or (b) reduce the required percentage of the notes or certificates that are required to consent to any such amendment, without the consent of the holders of all the outstanding notes or certificates, as the case may be, of such series.
Termination
     With respect to each issuing entity, our obligations and the obligations of the servicer, the related owner trustee or managing member, as applicable, and the related indenture trustee pursuant to the issuing entity’s transaction agreements will terminate upon (a) the maturity or other liquidation of the last related receivables and the disposition of any amounts received upon liquidation of any such remaining receivables and (b) the payment to noteholders and certificateholders of the related series of all amounts required to be paid to them pursuant to the transaction agreements. The servicer will provide notice of any termination of such obligations to the owner trustee or managing member, as applicable. Following receipt of notice from the servicer, the owner trustee or managing member, as applicable, will mail notice of such termination to the certificateholders. The issuing entity will mail notice of any such termination to the indenture trustee and the noteholders.
Administration Agreement
     GE Capital or any other finance company will enter into an administration agreement with each issuing entity under which such finance company will act as administrator for the issuing entity. The administrator will perform, on behalf of the issuing entity, administrative obligations required by the related indenture.
Swap Agreements
     If specified in your prospectus supplement, the related issuing entity will, on or prior to closing date, enter into one or more swap agreements with one or more swap counterparties for purposes of managing the issuing entity’s interest rate risk exposure relating to differences in the basis upon which interest accrues on the Equipment Loans and the basis upon which interest accrues on the notes and distributions on the invested amount which are made on any certificates.

CREDIT AND CASH FLOW ENHANCEMENT
     We will describe the amounts and types of credit enhancement arrangements and the provider of the credit enhancements, if applicable, with respect to each class of securities of a given series in the related prospectus supplement. Credit enhancement may be in the form of subordination of one or more classes of securities, cash reserve accounts, over-collateralization, demand notes, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations or cash deposits as may be described in the related prospectus supplement or any combination of two or more of the foregoing. Credit enhancement for a class of securities may cover one or more other classes of securities of the same series. Any credit enhancement that constitutes a guarantee of the applicable securities will be separately registered under the Securities Act unless exempt from such registration.
Subordination
     If specified in the related prospectus supplement, a series of notes may provide for the subordination of payments to one or more subordinate classes of notes. In this case, scheduled payments of principal, principal prepayments, interest or any combination of these items that otherwise would have been payable to holders of one or more classes of subordinate notes will instead be payable to holders of one or more classes of senior notes under the circumstances and to the extent specified in the prospectus supplement. If stated in the prospectus supplement, losses on defaulted equipment loans may be borne first by the various classes of subordinate notes and thereafter by the various classes of senior notes. The prospectus supplement will set forth information concerning the amount of subordination of a class or classes in a series, the circumstances in which this subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.
Reserve Accounts
     If so provided in the related prospectus supplement, the issuing entity will establish for a series or class of securities a cash reserve account. The issuing entity may initially fund any cash reserve account by a deposit on the applicable closing date in an amount set forth in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in the cash reserve account may be increased on each payment date up to a balance specified in the related prospectus supplement by the deposit of collections on the related receivables remaining after all higher priority payments on that payment date. We will describe in the related prospectus supplement the circumstances and manner under which distributions may be made out of the cash reserve account to holders of securities, to the issuing entity or to any of the issuing entity’s transferees or assignees.
Over-Collateralization
     If specified in the related prospectus supplement, credit enhancement for a series of notes may be provided by overcollateralization where the pool balance exceeds the outstanding principal balance of the notes.
Demand Notes
     If specified in the related prospectus supplement, credit enhancement may be provided for a series of notes by demand note where, upon losses, the maker of the demand note would be subject to a draw by the issuing entity upon repayment terms specified in the related prospectus supplement.
Letters of Credit
     If specified in the related prospectus supplement, credit enhancement for a series of notes may be provided by the issuance of one or more letters of credit by a bank or financial institution specified in the relevant prospectus supplement. The maximum obligation of the issuer of the letter of credit will be to honor requests for payment in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, as specified in the prospectus supplement. The duration of coverage and the amount and frequency and circumstances of any reduction in coverage provided by the letter of credit for a series will be described in the prospectus supplement.

Credit or Liquidity Facilities
     If specified in the related prospectus supplement, a credit or liquidity facility may be used to provide fundings to cover liquidity shortfalls or, in the case of credit facilities, credit-related shortfalls.
Surety Bond
     If so specified in the related prospectus supplement, a surety bond will be purchased for the benefit of the holders of any class of notes to assure distributions of interest or principal with respect to that class of notes in the manner and amount specified in the accompanying prospectus supplement.
     If a surety bond is provided for any series or class, the provider of surety bond will be permitted to exercise the voting rights of the noteholders of the applicable class to the extent described in the prospectus supplement. For example, if specified in the related prospectus supplement, the provider of the surety bond, rather than the noteholders, may have the sole right to:
•	consent to amendments to the indenture or direct the issuing entity to take any action under the sale agreement, the servicing agreement or any other applicable document;

•	if an event of default occurs, accelerate the notes or direct the indenture trustee to exercise any remedy available to the noteholders; or

•	waive any event of default or early amortization event for that series.
Guaranteed Investment Contract
     If specified in the related prospectus supplement, the issuing entity may enter into a guaranteed investment contract or an investment agreement with an entity specified in such prospectus supplement. Pursuant to the agreement, all or a portion of the amounts which would otherwise be held in the collection account would be invested with the entity specified in the prospectus supplement and earn an agreed rate of return. The issuing entity would be entitled to withdraw amounts invested pursuant to the agreement in the manner specified in the prospectus supplement. The prospectus supplement for a series pursuant to which such an agreement is used will contain a description of the terms of the agreement.
Swaps or Other Interest Rate Protection Agreements
     If specified in the related prospectus supplement, a swap or other interest rate protection agreement may be used to protect against basis risk.
Repurchase Obligations
     If specified in the related prospectus supplement, a repurchase obligation may be used to require a counterparty to provide liquidity or credit enhancement by agreeing to repurchase receivables that have been sold to the issuing entity.
     The presence of a cash reserve account and other forms of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the securityholders of the full amount of payments on the notes or distributions in respect of certificates and to decrease the likelihood that the securityholders will experience losses. The credit enhancement for a class or series of securities generally will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance, with interest on the notes, or all distributions on certificate invested amounts and distributions of certificate invested amounts. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders of any class or series will bear their allocable share of deficiencies, as described in the related prospectus supplement.

     The issuing entity may replace the credit enhancement for any class of securities with another form of credit enhancement without the consent of securityholders, if the applicable rating agencies confirm in writing that the substitution will not result in the reduction or withdrawal of their rating of any class of securities of the related series.
     To the extent permitted by the applicable rating agencies, funds in an issuing entity cash reserve account may be invested in securities that will mature prior to the next payment date. As a result, the amount of cash in a cash reserve account at any time may be less than the balance of the cash reserve account. If the amount required to be withdrawn from any cash reserve account to cover shortfalls in collections on the related receivables (as provided in the related prospectus supplement) exceeds the amount of cash in the cash reserve account, a temporary shortfall in the amounts paid or distributed to the related noteholders or certificateholders could result, which could, in turn, increase the average life of the related securities.
     The issuing entity may at any time, without consent of the securityholders, sell or otherwise transfer its rights to any cash reserve account, if (a) the applicable rating agencies confirm in writing that doing so will not result in a reduction or withdrawal of the rating of any class of securities, (b) the issuing entity provides to the owner trustee or managing member, as applicable, and the indenture trustee a written opinion from independent counsel to the effect that the transfer will not cause the issuing entity to be treated as an association or publicly traded partnership taxable as a corporation for Federal income tax purposes and (c) the transferee or assignee agrees in writing to take positions for tax purposes consistent with the tax positions agreed to be taken by the issuing entity.

LEGAL ASPECTS OF THE RECEIVABLES
Bankruptcy Considerations Relating to the Finance Companies
     We and the finance companies will take steps in structuring the transactions described in this prospectus that are intended to ensure that the voluntary or involuntary application for relief by any of the finance companies under the United States Bankruptcy Code or other insolvency laws will not result in consolidation of our assets and liabilities or the assets and liabilities of the issuing entity with those of GE Capital or any other finance company. These steps include the creation of the issuing entity as a separate, limited-purpose subsidiary pursuant to an operating agreement or trust agreement containing restrictions on the nature of the issuing entity’s business. Our operating agreement also contains such restrictions as well as a restriction on our ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of all our directors. However, there can be no assurance that our activities would not result in a court concluding that our assets and liabilities or the issuing entity’s assets and liabilities should be consolidated with those of GE Capital or any other finance company in a proceeding under any insolvency law.
     Each finance company that sells receivables to us will warrant that each sale of receivables by it to us is a valid sale. If a finance company were to become a debtor in a bankruptcy case, and a creditor or trustee-in-bankruptcy or the debtor itself were to take the position that either or both of the transfers of receivables should instead be treated as a pledge of receivables to secure a borrowing, then delays in payments of collections of receivables to the issuing entity (and in payments on the notes and distributions on the certificates) could occur. If the court ruled in favor of the creditor, owner trustee or managing member, as applicable, or a finance company, reductions in the amount of such payments could result.
     If any transfer of receivables referred to above, or any of our transfers of receivables to the issuing entity, were treated as a pledge instead of a sale, a tax or government lien on the property of the transferor arising before the sale of the receivable may have priority over the issuing entity’s interest in the receivable. If those transfers are treated as sales, the receivables would not be part of the transferor’s bankruptcy estate and would not be available to the transferor’s creditors, except under limited circumstances. In addition, cash collections on the receivables may, under some circumstances, be commingled with the funds of the servicer and, in the event of the bankruptcy of the servicer, an issuing entity may not have a perfected interest in those collections.
Perfection and Priority with Respect to Receivables
     A purchaser of Equipment Loans who gives new value and takes possession of the chattel paper or obtains control of the chattel paper that evidences the Equipment Loans in good faith, in the ordinary course of the purchaser’s business and without knowledge that the purchase violates the rights of an issuing entity as secured party, may have priority over the interest of the related issuing entity in the Equipment Loans. Any sale by a finance company of Equipment Loans that had been sold to an issuing entity would be a violation of the finance companies’ contractual obligations.
Security Interests in Financed Equipment
     In some states, receivables like the ones that may be included in your issuing entity, evidence the credit sale of transportation equipment, industrial equipment, construction equipment, maritime assets, technology and telecommunications equipment, furniture and fixtures, and other equipment. In those states, the receivables also constitute personal property security agreements and include grants of security interests in the equipment under the applicable Uniform Commercial Code. Perfection of security interests in the equipment (including, with respect to maritime assets that are either inland barges or are less than 5 net tons (determined in a manner prescribed by 46 CFR Part 69)(the “UCC Vessels”)) is generally governed by the Uniform Commercial Code. However, under the laws of some other states, perfection of security interests in certain transportation equipment would be governed by certificate of title registration laws of the state in which the equipment is located and perfection of security interests in maritime assets other than UCC Vessels (“Documentable Vessels”) would be governed by Title 46 of the United States Code (46 U.S.C. §§ 31301 et. seq).

     Each of the finance companies takes appropriate action under the laws of each state in which the obligor is located to perfect its security interest in the equipment with respect to the equipment that may be perfected by the filing of financing statements under the applicable Uniform Commercial Code. Under Title 46 of the United States Code, in the absence of an assignment of record of a first preferred ship mortgage, the assignment of the related Equipment Loan by itself will not convey a first preferred ship mortgage on the Documentable Vessel and the issuing entity will not have a perfected security interest in the Documentable Vessel. Accordingly, each of the finance companies will make the appropriate filings with the United States Coast Guard in the case of Documentable Vessels and will retain physical possession of the receivables and certificates of title in the case of certain transportation equipment.
     As liquidated damages, upon request of the issuing entity, we are required to purchase from each issuing entity any Equipment Loan as to which necessary perfection actions have not been taken prior to the time of sale to the issuing entity, if the failure to take those actions will materially adversely affect the interest of the issuing entity in the receivable and the failure is not cured within a specified grace period. Similarly, upon our request, each finance company that sells receivables to us is required to purchase any such receivable if the failure occurred prior to its transfer of the receivable to us. In addition, the servicer is required to take appropriate steps to maintain perfection of security interests in the financed equipment.
     Due to administrative burden and expense, except as noted above, no action will be taken to record the transfer of security interests from the finance companies to us or from a finance company to one of its subsidiaries and ultimately to us or, in any case, from us to the issuing entity. In most states, an assignment of a security interest in equipment owned under a certificate of title like the transfers referred to above is effective to convey a security interest, without any action to record the transfer of record. In those states, the proper initial filing of the financing statement relating to the equipment, or, if applicable, the notation of the applicable finance company’s lien on the certificates of title, will be sufficient to protect the related issuing entity against the rights of subsequent purchasers of financed equipment or subsequent lenders who take a security interest in financed equipment. However, by not identifying an issuing entity as the secured party on the financing statement or certificate of title, the security interest of the issuing entity in financed equipment could be defeated through fraud or negligence.
     Priority of security interests in Documentable Vessels is determined by federal law. Under Title 46 of the United States Code, a first preferred ship mortgage supersedes all claims against the vessel, including a perfected state law security interest, a state or federally created lien or forfeiture rights (so long as the secured party is innocent of wrongdoing) other than preferred maritime liens, which are maritime liens arising before the mortgage is filed with the United States Coast Guard, maritime liens arising from maritime tort, including personal injury and pollution claims, maritime liens for wages of a stevedore employed by or on behalf of the vessel, for wages of the vessel’s crew, for general average and for salvage, including contract salvage. In addition, under the laws of most states, liens for repairs performed on non-maritime assets and equipment and liens for unpaid taxes take priority over even a perfected security interest in equipment.
     We will represent to each issuing entity that, as of the date the related receivable is sold to such issuing entity, each security interest in financed equipment is or will be prior to all other present liens on and security interests in the financed equipment. However, liens for repairs or taxes or preferred maritime liens could arise at any time during the term of a receivable. Also, error, fraud or forgery by the equipment owner or the servicer or administrative error by state or local agencies could impair an issuing entity’s security interest. Neither we nor the servicer must repurchase a receivable if any of the occurrences described above, other than any action by the servicer, result in the issuing entity’s losing the priority of its security interest or its security interest in the financed equipment after the date the security interest was assigned to the issuing entity.
     With respect to any equipment that is subject to a certificate of title under the laws of the state in which it is located, a majority of states generally require a surrender of a certificate of title to re-register the equipment. Accordingly, a secured party must surrender possession if it holds the certificate of title to the equipment, or, in the case of equipment registered in a state providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the equipment in the state of relocation. In states that do not require a certificate of title for registration of equipment, re-registration could defeat perfection.

Security Interests in Leased Equipment
     When we sell leases to an issuing entity, we also assign to the issuing entity any security or ownership interest that we hold in the leased equipment. Each lease will be a lease intended for security (often referred to as a “finance lease”) rather than a “true lease”.
     “true lease” = the lessor (i.e., the originating dealer and its assigns) is deemed to be the beneficial owner of the leased equipment.
     “finance lease” (not a true lease) = the lessee is deemed to be the beneficial owner, and the lessor (or its assignee) is deemed to hold a security interest in the leased equipment.
     All leases that will be transferred to an issuing entity will have either bargain purchase options or be conditional sale contracts, which under applicable state law standards should be deemed to be finance leases. Each of the finance companies will obtain a first priority perfected security interest in the leased equipment. In the case of leases of transportation equipment, the finance companies require the lessees to be named as the owner on the certificates of title and to have the applicable finance company named as holder of a security interest. As a result of these actions, for the finance leases, the applicable finance company and its assigns will have a very similar position to the one described above with respect to loans, and the same repurchase obligations apply if there is no first priority perfected security interest.
     In the event that a finance company were to become a debtor in a bankruptcy case, a bankruptcy trustee might attempt to characterize the finance leases as true leases and if successful, would have the ability to reject such leases, resulting in cancellation of the remaining scheduled payments under the leases.
     State laws differ as to whether anyone suffering injury to person or property involving leased transportation equipment, industrial equipment, construction equipment, maritime assets, technology and telecommunications equipment, furniture and fixtures or other equipment may bring an action upon which relief may be granted against the owner of the equipment by virtue of that ownership. To the extent the leases are deemed to be true leases and the issuing entity is deemed to be the owner of such equipment, the applicable state law may permit such an action and if such action is successful, the related issuing entity and its assets may be subject to liability to the injured party. If vicarious liability were imposed on an issuing entity as owner of leased equipment, and the coverage provided by any available insurance is insufficient to cover the loss, you could incur a loss on your investment.
Repossession
     Upon a default by an equipment purchaser, the holder of an Equipment Loan that is treated as a personal property security interest, has all the remedies of a secured party under the Uniform Commercial Code, except where specifically limited by other state laws. Under those remedies, the secured party may perform self-help repossession unless it would constitute a breach of the peace. Self-help is accomplished simply by retaking possession of the financed or leased equipment. Some jurisdictions require that the obligor be notified of the default and be given time to cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the equipment must then be repossessed in accordance with that order. Although self help is an available remedy it is rarely used. In most cases, a notice of default is sent to the obligor and legal counsel is instructed to commence legal proceedings to recover the equipment.
Notice of Sale; Redemption Rights
     The Uniform Commercial Code and other state laws require a secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees, or, in some states, by payment of delinquent installments or the unpaid balance.
Uniform Commercial Code Considerations
     Many states have adopted a version of Article 2A of the Uniform Commercial Code that purports to codify many provisions of existing common law. Although there is little precedent regarding how Article 2A will be interpreted, it may, among other things, limit the enforceability of any “unconscionable” lease or “unconscionable” provision in a lease, provide a lessee with remedies, including the right to cancel the lease, for certain lessor breaches or defaults and leases where the lessee is a “merchant lessee.” However, each finance company that sells a lease will represent that, to the best of their knowledge, each lessee has accepted the equipment leased to it and, after reasonable opportunity to inspect and test, has not notified the applicable finance company of any defects. Article 2A does, however, recognize typical commercial lease “hell or high water” rental payment clauses and validates reasonable liquidated damages provisions in the event of lessor or lessee defaults. Article 2A also recognizes the concept of freedom of contract and permits the parties in a commercial context a wide degree of latitude to vary provisions of the law.
Deficiency Judgments and Excess Proceeds; Other Limitations
     The proceeds of resale of equipment generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. Some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness. In other states, a deficiency judgment against the debtor can be sought for the shortfall. However, because a defaulting obligor may have very little capital or sources of income available following repossession, in many cases it may not be useful to seek a deficiency judgment. If one is obtained, it may be uncollectible or settled at a significant discount.
     Occasionally, after resale of the equipment and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the Uniform Commercial Code requires the creditor to remit the surplus to any holder of a lien on the equipment or, if no such lienholder exists, to the former owner of the equipment.
     Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.
     In several cases, obligors have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers. As to leases, some jurisdictions require that a lessee be notified of a default and given a time period within which to cure the default prior to repossession of leased equipment.
     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 11, 12 or 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing equipment, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the equipment at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

U.S. FEDERAL INCOME TAX CONSEQUENCES
     The following is a summary of the material U.S. Federal income tax consequences of the purchase, ownership and disposition of the notes and certificates. This summary is based upon current provisions of the Internal Revenue Code of 1986, called the “Code,” proposed, temporary and final Treasury regulations thereunder, and published rulings and court decisions currently in effect. The current tax laws and the current regulations, rulings and court decisions may be changed, possibly retroactively. The portions of this summary which relate to matters of law or legal conclusions represent the opinion of Mayer Brown LLP, special Federal tax counsel for each issuing entity, as qualified in this summary. Mayer Brown LLP have prepared or reviewed the statements in this prospectus under the heading “U.S. Federal Income Tax Consequences,” and are of the opinion that they are correct in all material respects.
     The following summary does not furnish information in the level of detail or with the attention to an investor’s specific tax circumstances that would be provided by an investor’s own tax advisor. For example, it does not discuss the tax consequences of the purchase, ownership and disposition of the notes and certificates by investors that are subject to special treatment under the Federal income tax laws, including banks and thrifts, insurance companies, regulated investment companies, dealers in securities, holders that will hold the notes or certificates as a position in a “straddle” for tax purposes or as a part of a “synthetic security” or “conversion transaction” or other integrated investment comprised of the notes or certificates and one or more other investments, trusts and estates and pass-through issuing entities, the equity holders of which are any of these specified investors. In addition, the discussion regarding the notes and certificates is limited to the Federal income tax consequences of the initial investors and not a purchaser in the secondary market and to investors who have purchased notes and who hold those notes as capital assets within the meaning of Section 1221 of the Code.
     Each issuing entity will be provided with an opinion of Mayer Brown LLP regarding certain Federal income tax matters discussed below. An opinion of Mayer Brown LLP, however, is not binding on the Internal Revenue Service, called the “IRS,” or the courts. Moreover, there are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by an issuing entity with terms similar to those of the notes and the certificates. As a result, the IRS may disagree with all or a part of the discussion below. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the issuing entity, the notes, the certificates and related terms, parties and documents refer, unless otherwise specified, to each issuing entity and the notes, certificates and related terms, parties and documents applicable to that issuing entity.
Tax Characterization of the Issuing Entity
     Mayer Brown LLP is of the opinion that the issuing entity will not be an association (or publicly traded partnership) taxable as a corporation for Federal income tax purposes. This opinion is based on the assumption of compliance by all parties with the terms of the issuing entity agreement and related documents.
     If the issuing entity were taxable as a corporation for Federal income tax purposes, the issuing entity would be subject to corporate income tax on its taxable income. The issuing entity’s taxable income would include all its income on the receivables, possibly reduced by its interest expense on the notes. Any corporate income tax imposed on the issuing entity could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for any tax that is unpaid by the issuing entity.
Tax Consequences to Holders of the Notes
     Treatment of the Notes as Indebtedness. The issuing entity will agree, and if you purchase notes, you will agree by your purchase of the notes, to treat the notes as debt for Federal, state and local income and franchise tax purposes. Mayer Brown LLP is of the opinion that the notes will be classified as debt for Federal income tax purposes. The discussion below assumes the notes are classified as debt for Federal income tax purposes.
     OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not indexed securities or strip notes. Additionally, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under Treasury regulations, called the “OID Regulations,” relating to original issue discount, or “OID.” This discussion assumes that any OID on the notes is a de minimis amount, within the meaning of the OID Regulations. Under the OID Regulations, the notes will have OID to the extent the principal amount of the notes exceeds their issue price. Further, if the notes have any OID, it will be de minimis if it is less than 1/4% of the principal amount of the notes multiplied by the number of full years included in their term. If these conditions are not satisfied for any given series of notes and as a result the notes are treated as issued with OID, additional tax considerations for these notes will be disclosed in the applicable prospectus supplement.
     Interest Income on the Notes. Based on the above assumptions, except as discussed below, the notes will not be considered issued with OID. If you buy notes, you will be required to report as ordinary interest income the stated interest on the notes when received or accrued in accordance with your method of tax accounting. Under the OID Regulations, if you hold a note issued with a de minimis amount of OID, you must include this OID in income, on a pro rata basis, as principal payments are made on the note.
     If you have purchased a note that has a fixed maturity date of not more than one year from the issue date of the note, called a “Short-Term Note,” you may be subject to special rules. Under the OID Regulations, all stated interest on a Short-Term Note will be treated as OID. If you are an accrual basis holder of a Short-Term Note or a cash basis holder specified in Section 1281 of the Code, including regulated investment companies, you will generally be required to report interest income as OID accrues on a straight-line basis over the term of each interest period. If you are a cash basis holder of a Short-Term Note other than those specified in Section 1281, you will, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the Short-Term Note. However, if you are a cash basis holder of a Short-Term Note reporting interest income as it is paid, you may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note. This interest expense would be deferred until the taxable disposition of the Short-Term Note. If you are a cash basis taxpayer, you may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less. If you have so elected, you would include OID on the Short-Term Note in income as it accrues, but you would not be subject to the interest expense deferral rule. Special rules not discussed in this summary apply to a Short-Term Note purchased for more or less than its principal amount.
     Sale or Other Disposition. If you sell a note, you will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in the note. The adjusted tax basis of a note will equal your cost for the note, increased by any market discount, OID and gain previously included in your income with respect to the note and decreased by the amount of premium, if any, previously amortized and by the amount of principal payments you have previously received on the note. Any gain or loss will be capital gain or loss, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income. In the case of an individual taxpayer, any capital gain on the sale of a note will be taxed at the taxpayer’s ordinary income tax rate if the note is held for not more than 12 months and at a maximum rate of 15% if the note is held for more than 12 months.
     Foreign Holders. If you are a nonresident alien, foreign corporation or other non-United States person, called a “foreign person,” interest paid to or accrued by you (including OID) generally will be considered “portfolio interest” and generally will not be subject to U.S. Federal income tax and withholding tax provided that: the income is not effectively connected with your conduct of a trade or business carried on in the United States and:
     (i) you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of us (or of a profits or capital interest in the issuing entity if characterized as a partnership);
     (ii) you are not a controlled foreign corporation that is related to us (or the issuing entity if treated as a partnership) through stock ownership;
     (iii) you are not a bank whose receipt of interest on a note is described in Section 881(c)(3)(A) of the Code; and

     (iv) the interest is not contingent interest described in Section 871(h)(4) of the Code.
     To qualify for this exemption from taxation, you, or a financial institution holding the note on your behalf, must provide, in accordance with specified procedures, a paying agent of the issuing entity with a statement to the effect that you are not a U.S. person. Currently these requirements will be met if you provide your name and address, and certify, under penalties of perjury, that you are not a U.S. person (which certification may be made on an IRS Form W-8BEN), or if a financial institution holding the note on your behalf certifies, under penalties of perjury, that the required statement has been received by it and furnishes a paying agent with a copy of the statement.
     If you are a foreign person and interest paid or accrued to you is not “portfolio interest,” then it will be subject to a 30% withholding tax unless you provide the issuing entity or its paying agent, as the case may be, with a properly executed:
•	IRS Form W-8BEN, claiming an exemption from withholding tax or a reduction in withholding tax under the benefit of a tax treaty, or

•	IRS Form W-8ECI, stating that interest paid on the note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.
     If you are a foreign person engaged in a trade or business in the United States and interest on the note is effectively connected with the conduct of the trade or business, although you will be exempt from the withholding tax discussed above, you will be subject to United States Federal income tax on your interest on a net income basis in the same manner as if you were a United States person. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30%, or lower treaty rate, of your effectively connected earnings and profits for the taxable year, subject to adjustments.
     If you are a foreign person, any capital gain realized by you on the sale, redemption, retirement or other taxable disposition of a note by you will be exempt from United States Federal income and withholding tax; provided that:
•	the gain is not effectively connected with the conduct of a trade or business in the United States by you, and

•	if you are an individual foreign person, you have not been present in the United States for 183 days or more in the taxable year.
     Backup Withholding. If you are not an exempt holder, including a corporation, tax-exempt organization, qualified pension and profit-sharing issuing entity, individual retirement account or nonresident alien who provides certification as to status as a nonresident, you will be required to provide, under penalties of perjury, a certificate containing your name, address, correct federal taxpayer identification number and a statement that you are not subject to backup withholding. If you are not an exempt holder and you fail to provide the required certification, the issuing entity will be required to withhold a percentage of the amount otherwise payable to you, and remit the withheld amount to the IRS as a credit against your Federal income tax liability. Information returns will be sent annually to the IRS and to each note holder setting forth the amount of interest paid on the notes owned by that note holder and the amount of tax withheld on those payments.
     Possible Alternative Treatments of the Notes. If, contrary to the opinion of Mayer Brown LLP, the IRS successfully asserted that one or more of the notes did not represent debt for Federal income tax purposes, the notes might be treated as equity interests in the issuing entity. In this case, the issuing entity would be treated as a partnership. This partnership would not, however, be treated as a publicly traded partnership taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in a partnership could have adverse tax consequences to you. For example, if you are a foreign person, income to you might be subject to U.S. tax and U.S. tax return filing and withholding requirements, and if you are an individual holder, you might be subject to certain limitations on your ability to deduct your share of issuing entity expenses.

Tax Consequences to Holders of the Certificates
     The following discussion applies only to the extent certificates are offered in a related prospectus supplement. Until that time, because the certificates will be held solely by us or one of our affiliates, under current Treasury regulations, an issuing entity of certificates will be disregarded as an entity separate from us or one of our affiliates, for Federal income tax purposes.
     Treatment of the issuing entity as a Partnership. We will agree, and you will agree by your purchase of certificates, to treat the issuing entity as a partnership for purposes of Federal and state income tax, franchise tax and any other tax measured in whole or in part by income. The assets of the partnership will be the assets held by the issuing entity, the partners of the partnership will be the certificateholders, including us in our capacity as recipient of distributions from any account specified in the related prospectus supplement in which we have an interest, and the notes will be debt of the partnership. However, the proper characterization of the arrangement involving the issuing entity, the certificates, the notes and us is not clear because there is no authority on transactions closely comparable to this arrangement.
     A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered our debt or debt of the issuing entity. This characterization should not result in materially adverse tax consequences to certificateholders compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.
     Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are indexed securities or strip certificates and a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations for those certificates will be disclosed in the applicable prospectus supplement.
     Partnership Taxation. As a partnership, the issuing entity will not be subject to Federal income tax. Rather, you will be required to separately take into account your accruals of guaranteed payments from the issuing entity and your allocated share of other income, gains, losses, deductions and credits of the issuing entity. The issuing entity’s income will consist primarily of interest and finance charges earned on the receivables, including appropriate adjustments as necessary for market discount, OID and premium, and any gain upon collection or disposition of receivables. The issuing entity’s deductions will consist primarily of interest accruing on the notes, guaranteed payments on the certificates, servicing and other fees, and losses or deductions upon collection or disposition of receivables.
     Under the trust agreement or limited liability company agreement, as applicable, interest payments on the certificates, including interest on amounts previously due on the certificates but not yet distributed, will be treated as “guaranteed payments” under Section 707(c) of the Code. Guaranteed payments are payments to partners for the use of their capital and, in the present circumstances, are treated as deductible to the issuing entity and as ordinary income to you. The issuing entity will have a calendar year tax year and will deduct the guaranteed payments under the accrual method of accounting. If you use a calendar year tax year, you will be required to include the accruals of guaranteed payments in income in your taxable year that corresponds to the year in which the issuing entity deducts the payments. If you use a taxable year other than a calendar year, you will be required to include the payments in income in your taxable year that includes the December 31 of the calendar year in which the issuing entity deducts the payments. It is possible that guaranteed payments will not be treated as interest for all purposes of the Code.
     In addition, the trust agreement or limited liability company agreement, as applicable, will provide, in general, that you will be allocated taxable income of the issuing entity for each calendar month equal to the sum of:
•	any issuing entity income attributable to discount on the receivables that corresponds to any excess of the principal amount of the certificates over their initial issue price;

•	prepayment premium, if any, payable to you for such month; and

•	any other amounts of income payable to you for the month.

•	This allocation will be reduced by any amortization by the issuing entity of premium on receivables corresponding to any excess of the issue price of certificates over their principal amount. All remaining items of income, gain, loss and deduction of the issuing entity will be allocated to us.
     Based upon the economic arrangement of the parties, this approach for accruing guaranteed payments and allocating issuing entity income should be permissible under applicable Treasury regulations. However, no assurance can be given that the IRS would not require a greater amount of income to be allocated to you. Moreover, even under the method of allocation described above, you may be subject to tax on income equal to the interest rate on the certificates plus the other items described above even though the issuing entity might not have sufficient cash to make current cash distributions of this amount. Thus, if you are a cash basis taxpayer, you will in effect be required to report income from the certificates on the accrual basis and you may become liable for taxes on issuing entity income even if you have not received cash from the issuing entity to pay those taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, you may be required to report on your tax returns taxable income that is greater or less than the amount reported to you by the issuing entity.
     Most of the guaranteed payments and taxable income allocated to a certificateholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt issuing entity, including an individual retirement account, will constitute “unrelated debt-financed income” generally taxable to the holder under the Code.
     Your share of expenses of the issuing entity, including fees to the servicer but not interest expense, would be miscellaneous itemized deductions. These deductions might be disallowed to you in whole or in part and, as a result, you might be taxed on an amount of income that exceeds the amount of cash actually distributed to you over the life of the issuing entity. It is not clear if these rules would apply to a certificateholder who accrues guaranteed payments.
     The issuing entity intends to make all tax calculations for income and allocations to certificateholders on an aggregate basis. If the IRS were to require that these calculations be made separately for each receivable, the issuing entity might be required to incur additional expense, but it is believed that there would not be a material adverse effect to you.
     Discount and Premium. The purchase price paid by the issuing entity for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or discount, respectively. As indicated above, the issuing entity will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by-receivable basis.
     If the issuing entity acquires the receivables at a market discount or premium, the issuing entity will elect to include any discount in income currently as it accrues over the life of the receivables or to offset any premium against interest income on the receivables. As indicated above, a portion of any market discount income or premium deduction may be allocated to you.
     Section 708 Termination. Under Section 708 of the Code, the issuing entity will be deemed to terminate for Federal income tax purposes if 50% or more of the capital and profits interests in the issuing entity are sold or exchanged within a 12-month period. Under current Treasury regulations, if a termination occurs, the issuing entity will be considered to have contributed the assets of the issuing entity, constituting the old partnership, to a new partnership in exchange for interests in the new partnership. Such interest would be deemed distributed to the partners of the old partnership in liquidation thereof. The issuing entity will not comply with certain technical requirements that might apply if a constructive termination occurs. As a result, the issuing entity may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the issuing entity might not be able to comply due to lack of data.

     Disposition of Certificates. Generally, you will recognize capital gain or loss on a sale of certificates in an amount equal to the difference between the amount realized and your tax basis in the certificates sold. Your tax basis in a certificate will generally equal your cost for the certificate increased by your share of issuing entity income and accruals of guaranteed payments (includible in income) and decreased by any distributions received by you with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include your share of the notes and other liabilities of the issuing entity. If you acquire certificates at different prices, you may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a pro rata portion of the aggregate tax basis to the certificates sold rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.
     Any gain on the sale of a certificate attributable to your share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to you and would give rise to special tax reporting requirements. The issuing entity does not expect to have any other assets that would give rise to these special reporting requirements. Thus, to avoid those special reporting requirements, the issuing entity will elect to include market discount in income as it accrues.
     If you are required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the certificates that exceeds the aggregate cash distributions paid to you on the certificates, this excess will generally give rise to a capital loss upon the retirement of the certificates.
     Allocations Between Transferors and Transferees. In general, the issuing entity’s taxable income and losses will be determined monthly and the tax items and accruals of guaranteed payments for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of the month. As a result, you may be allocated tax items and accruals of guaranteed payments, which will affect your tax liability and tax basis, attributable to periods before you purchased your certificates.
     The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner’s interest, taxable income or losses and accruals of guaranteed payments of the issuing entity might be reallocated among the certificateholders. We are authorized to revise the issuing entity’s method of allocation between transferors and transferees to conform to a method permitted by future Treasury regulations.
     Section 754 Election. If a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the issuing entity’s assets will not be adjusted to reflect that higher (or lower) basis unless the issuing entity were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the issuing entity will not make this election. As a result, you might be allocated a greater or lesser amount of issuing entity income than would be appropriate based upon your own purchase price for certificates.
     Administrative Matters. The trustee or managing member, as applicable, is required to keep or have kept complete and accurate books of the issuing entity. These books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the issuing entity will be the calendar year. The trustee or managing member, as applicable, will file a partnership information return on IRS Form 1065 with the IRS for each taxable year of the issuing entity and will report each certificateholder’s accruals of guaranteed payments and allocable share of items of issuing entity income and expense to certificateholders and the IRS on Schedule K-1. The issuing entity will provide the Schedule K-1 information to nominees that fail to provide the issuing entity with the information statement described below and these nominees will be required to forward such information to the beneficial owners of the certificates. Generally, you must file tax returns that are consistent with the information return filed by the issuing entity or be subject to penalties unless you notify the IRS of all inconsistencies.
     Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the issuing entity with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. This information includes the name, address and taxpayer identification number of the nominee, and, as to each beneficial owner:
•	the name, address and taxpayer identification number of that person,

•	whether that person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of a foreign government or an international organization, and

•	certain information on certificates that were held, bought or sold on behalf of that person throughout the year.
     In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the issuing entity information regarding themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act is not required to furnish this information statement to the issuing entity. The information referred to above for any calendar year must be furnished to the issuing entity on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the issuing entity with the information described above may be subject to penalties.
     We will be designated as the tax matters partner in the trust agreement or limited liability company agreement, as applicable, and, therefore, will be responsible for representing you in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the issuing entity by the appropriate taxing authorities could result in an adjustment of your tax returns, and, under certain circumstances, you may be precluded from separately litigating a proposed adjustment to the items of the issuing entity. An adjustment could also result in an audit of your tax returns and adjustments of items not related to the income and losses of the issuing entity.
     Tax Consequences to Foreign Certificateholders. It is not clear whether the issuing entity would be considered to be engaged in a trade or business in the United States for purposes of Federal withholding taxes on non-U.S. persons because there is no clear authority dealing with this issue under facts substantially similar to ours. Although it is not expected that the issuing entity would be engaged in a trade or business in the United States for these purposes, the issuing entity will withhold as if it were so engaged in order to protect the issuing entity from possible adverse consequences of a failure to withhold. The issuing entity expects to withhold pursuant to Section 1446 of the Code, on the portion of its taxable income allocable to foreign certificateholders as if this income were effectively connected to a U.S. trade or business, at the taxpayer’s ordinary income tax rate. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the issuing entity to change its withholding procedures. In determining a certificateholder’s nonforeign status, the issuing entity may rely on IRS Form W-8BEN, IRS Form W-9 or the certificateholder’s certification of nonforeign status signed under penalties of perjury.
     Each foreign certificateholder might be required to file a U.S. individual or corporate income tax return and pay U.S. income tax on the amount computed therein, including, in the case of a corporation, the branch profits tax, on its share of accruals of guaranteed payments and the issuing entity’s income. Each foreign certificateholder must obtain a taxpayer identification number from the IRS and submit that number to the issuing entity on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign certificateholder generally would be entitled to file with the IRS a claim for refund for taxes withheld by the issuing entity, taking the position that no taxes were due because the issuing entity was not engaged in a U.S. trade or business. However, the IRS may assert that additional taxes are due, and no assurance can be given as to the appropriate amount of tax liability.
     Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a backup withholding if, as discussed above in connection with the notes, you fail to comply with certain identification procedures, unless you are an exempt recipient under applicable provisions of the Code. See “Tax Consequences to Holders of the Notes — Backup Withholding.”

STATE TAX CONSEQUENCES
     The above discussion does not address the tax consequences of the purchase, ownership or disposition of the notes or certificates under any state or local tax law. We suggest that you consult your own tax advisors regarding the state and local tax consequences of the purchase, ownership and disposition of the notes and certificates.
ERISA CONSIDERATIONS
     Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) prohibit pension, profit-sharing or other employee benefit plans, as defined in Section 3(3) of ERISA that are subject to Title I of ERISA, individual retirement accounts and specified types of Keogh plans or other plans as defined in Section 4875 of the Code that are subject to Section 4975 of the Code, and other entities such as collective investment funds or insurance company general or separate accounts that are deemed to hold “plan assets” of these plans and accounts (each of the foregoing, a “Benefit Plan Investor”) from engaging in specified transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Benefit Plan Investor. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Benefit Plan Investor. In addition, Title I of ERISA also requires fiduciaries of a Benefit Plan Investor subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.
     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), non-U.S. plans and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, non-U.S., federal, state or local laws or regulations governing the investment and management of the assets of governmental or non-U.S. plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and Section 4975 of the Code discussed herein.
     Certain transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan Investor that purchased notes if assets of the issuing entity were deemed to be assets of the Benefit Plan Investor. Under a regulation issued by the United States Department of Labor (the “Regulation”), the assets of the issuing entity would be treated as plan assets of a Benefit Plan Investor for the purposes of ERISA and the Code only if the Benefit Plan Investor acquired an “equity interest” in the issuing entity and none of the exceptions to plan assets contained in the Regulation was applicable. An equity interest is defined under the Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. It is likely that the certificates will be treated as an equity interest for purposes of the Regulation. For additional information regarding the equity or debt treatment of the notes, see “Certain ERISA Considerations” in the prospectus supplement.
     However, without regard to whether the notes are treated as an equity interest for purposes of the Regulation, the acquisition or holding of notes by, or on behalf of, a Benefit Plan Investor could be considered to give rise to a prohibited transaction if the issuing entity, the seller, the originator, the servicer, the sub-servicer, the underwriters, the trustee, the managing member of the indenture trustee or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan Investor. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of notes by a Benefit Plan Investor depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” In addition to the class exemptions listed above, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide statutory exemptions for prohibited transactions between a Benefit Plan Investor and a person or entity that is a party in interest to such Benefit Plan Investor solely by reason of providing services to the Benefit Plan Investor (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the Benefit Plan Investor involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes and prospective purchasers that are Benefit Plan Investors should consult with their advisors regarding the applicability of any such exemption.
     By acquiring a Note, each purchaser and transferee will be deemed to represent, warrant and covenant that either (i) it is not acquiring the Note with the assets of a Benefit Plan Investor or any governmental plan, non-U.S. plan or church plan that is subject to a law that is substantially similar to Title I of ERISA or Section 4975 of the Code or (ii) (x) such Note is rated at least “BBB-” or its equivalent by a nationally recognized statistical rating organization at the time of purchase or transfer or (y) the acquisition, holding and disposition of the Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or result in a non-exempt violation of any other substantially similar applicable law.
     A plan fiduciary considering the purchase of notes should consult its legal and tax advisors with respect to the potential applicability of ERISA and the Code to such investments and the consequences of such an investment under ERISA and the Code. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of ERISA, an investment in the Note or an interest therein is appropriate for the Benefit Plan Investor, taking into account the overall investment policy of the Benefit Plan Investor and the composition of the Benefit Plan Investor’s investment portfolio.
PLAN OF DISTRIBUTION
     We will enter into one or more underwriting agreements with respect to the notes of each series and an underwriting agreement with respect to the certificates of a given series, if offered under this prospectus. In each underwriting agreement, we will agree to cause the related issuing entity to sell to the underwriters, and each of the underwriters will severally agree to purchase, the principal amount of each class of notes and certificates, as the case may be, of the related series set forth in the underwriting agreement and in the related prospectus supplement. In each of the underwriting agreements with respect to any given series of securities, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the notes and certificates, as the case may be, described therein which are offered hereby and by the related prospectus supplement if any of such notes and certificates, as the case may be, are purchased.
     Each prospectus supplement will either set forth the price at which each class of notes and certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in that offering, or specify that the related notes and certificates are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any notes and certificates the public offering prices and concessions may be changed.
     Each underwriting agreement will provide that we and GE Capital will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.
     Each issuing entity may, from time to time, invest the funds in its issuing entity accounts in eligible investments acquired from underwriters.
     Pursuant to each of the underwriting agreements with respect to a given series of securities, the closing of the issuance of each class of securities subject to any of those agreements will be conditioned on the closing of the sale of all other classes subject to any of those agreements. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

LEGAL OPINIONS
     Certain legal matters relating to the securities of any series will be passed upon for the related trust, us and the servicer by Mayer Brown LLP, Chicago, Illinois and New York, New York. Certain legal matters relating to the securities of any series will be passed upon for the underwriters by Bingham McCutchen LLP. Certain federal income tax and other matters will be passed upon for each issuing entity by Mayer Brown LLP.
INCORPORATION BY REFERENCE
     The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. Any information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of any issuing entity until we terminate offering the securities.
     We have not been, nor are we currently, required to file reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act, except for the filing of Current Reports on Form 8-K in connection with the issuing entities we originate. These Current Reports are also incorporated into this prospectus by reference and made a part hereof.
     We may provide static pool information, in response to Item 1105 of Regulation AB, through our Internet web site, and if we decide to provide information through such means, the accompanying prospectus supplement will disclose the specific Internet address where such information is posted.
     As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling:
GE Capital
Capital Markets Group
201 High Ridge Road
Stamford, CT 06927
Attention: Manager, Investment Relations
Telephone: (203) 357-4328.

INDEX OF TERMS
     Set forth below is a list of the defined terms used in this prospectus and the pages on which the definitions of such terms may be found herein.

Benefit Plan Investor	55
CF	15
Clearstream	28
CLL	15
Code	48, 55
Direct Originations	15
Documentable Vessels	44
DTC	28
EF	15
Equipment Loans	11
ERISA	55
Euroclear	28
Euroclear Operator	28
finance lease	46
GE	16
GE Capital	20
GRS	18
Indirect Originations	15
IRS	48
LIBOR	27
OID	49
OID Regulations	49
Perfection Criteria	12
Permitted Investments	35
PTCE	55
Regulation	55
SEC	20
servicer defaults	39
Short-Term Note	49
true lease	46
UCC Vessels	44

GE Equipment Midticket LLC, Series 2009-1
Issuing Entity

CEF Equipment Holding, L.L.C.
Depositor

General Electric Capital Corporation
Sponsor, Servicer and Administrator

$169,000,000	Class A-1 Asset Backed Notes
$83,000,000	Class A-2 Asset Backed Notes
$255,000,000	Class A-3 Asset Backed Notes
$71,821,000	Class A-4 Asset Backed Notes
$27,210,000	Class B Asset Backed Notes
$12,368,000	Class C Asset Backed Notes

PROSPECTUS SUPPLEMENT

Joint Bookrunners of the Class A Notes

BofA Merrill Lynch	Barclays Capital

Co-Managers of the Class A Notes

CastleOak	Deutsche Bank	RBS	Williams Capital
Securities, L.P.	Securities		Group, L.P.

You should rely only on the information contained in this document or such other information to which we have referred you. We have not authorized anyone to provide you with other or different information.

We are not offering the notes in any jurisdiction where the offer is not permitted.

Until December 1, 2009, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and regarding their unsold allotments or subscriptions.